As filed with the Securities and Exchange Commission on October 2, 1998
                                      REGISTRATION STATEMENT NO. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------
                       MELLON AUTO RECEIVABLES CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                APPLICATION PENDING
     (State or other jurisdiction                          (IRS Employer
    of incorporation or organization)                  Identification Number)


                             ONE MELLON BANK CENTER
                                  FOURTH FLOOR
                         PITTSBURGH, PENNSYLVANIA 15758
                                 (412) 234 -7142
                   (Address, including zip code, and telephone
             number, including area code, of Registrant's principal
                                executive office)
                          ----------------------------
                                 STEPHEN COBAIN
                       MELLON AUTO RECEIVABLES CORPORATION
                             ONE MELLON BANK CENTER
                                  FOURTH FLOOR
                         PITTSBURGH, PENNSYLVANIA 15758
                                 (412) 234 -7142
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)
                          ----------------------------

                                   Copies to:

         ROBERT T. MORRIS, ESQ.                 ROBERT C. WIPPERMAN, ESQ.
       REED SMITH SHAW & MCCLAY               STROOCK & STROOCK & LAVAN LLP
         435 SIXTH AVENUE                          180 MAIDEN LANE
     PITTSBURGH, PENNSYLVANIA 15219             NEW YORK, NEW YORK  10038

                          ----------------------------

          Approximate date of commencement of proposed sale to public:
     From time to time after this Registration Statement becomes effective.
                           ---------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| .
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                       CALCULATION OF REGISTRATION FEE(1)
================================================================================================================================
                                                            PROPOSED               PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                   AMOUNT TO BE       MAXIMUM OFFERING       AGGREGATE OFFERING         AMOUNT OF
SECURITIES TO BE REGISTERED              REGISTERED         PRICE PER UNIT(2)      PRICE(2)                   REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Asset Backed Notes.................      $500,000            100%                     $500,000                   $147.50
Asset Backed Certificates..........      $500,000            100%                     $500,000                   $147.50
Total..............................      $1,000,000                                   $1,000,000                 $295.00

--------------------------------------------------------------------------------------------------------------------------------
(1)      This Registration Statement also registers an undeterminable amount of securities to be sold by Mellon Financial Markets, Inc. in market-making transactions where required.
(2)      Estimated solely for the purpose of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

     This Registration Statement contains: (i) a form of prospectus supplement relating to a hypothetical Series of Asset Backed Notes and Asset Backed Certificates, (ii) a form of prospectus supplement relating to a hypothetical Series of Asset Backed Certificates, (iii) a prospectus relating to the public offering of up to $500,000 aggregate original principal balance of Asset Backed Notes and $500,000 aggregate original principal balance of Asset Backed Certificates, issuable from time to time in Series, and (iv) immediately following such prospectus, alternate pages to a form of supplement to the prospectus supplement and prospectus to be used in connection with offers and sales relating to market-making transactions in the Notes and/or Certificates of one or more Series by an affiliate of the Registrant. All other pages of the prospectus and applicable prospectus supplement are also to be used in the market-making prospectus supplement.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. MELLON AUTO RECEIVABLES CORPORATION (THE "DEPOSITOR") MAY NOT SELL THE SECURITIES THAT ARE DESCRIBED IN THIS PROSPECTUS SUPPLEMENT UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT A REQUEST FOR ANY OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE LAWS IN THAT STATE DO NOT PERMIT THE DEPOSITOR TO OFFER OR SELL THESE SECURITIES.

Prospectus Supplement                                                  [Form 1]
(To Prospectus dated ___________)

                                  $------------
                            MELLON AUTO TRUST 199_-_
                                     ISSUER
                          $___ ____% ASSET BACKED NOTES
                       $__ ___% ASSET BACKED CERTIFICATES

                       MELLON AUTO RECEIVABLES CORPORATION
                                    DEPOSITOR
                                MELLON BANK, N.A.
                                    SERVICER

     The Depositor will form Mellon Auto Trust 199_-_ (the "Trust"), and the Trust will issue $ aggregate principal amount of % Asset Backed Notes (the "Notes") and $__________ aggregate principal amount of ___% Asset Backed Certificates (the "Certificates"). The Notes and the Certificates are sometimes called the "Securities."

     The assets of the Trust consist of a pool of motor vehicle retail installment sale contracts and other motor vehicle installment chattel paper (the "Receivables") secured by new and used automobiles, including passenger cars, minivans, sport utility vehicles and light trucks.

     The Securities are obligations only of the Trust. Neither the Securities nor the Receivables are insured or guaranteed by any person. The Securities are not bank deposits and are NOT insured by the Federal Deposit Insurance Corporation.

     The Certificates will involve more risks than the Notes because distributions on the Certificates will be made only after payments are made on the Notes. THE NOTES AND THE CERTIFICATES INVOLVE SIGNIFICANT RISKS. PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE __ OF THE ATTACHED PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN THE SECURITIES.

                          ---------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus Supplement or the attached Prospectus is accurate or complete. Making any contrary representation is a criminal offense.

     Subject to the satisfaction of certain conditions, the underwriter named below (the "Underwriter") is offering the Notes and Certificates at the price to public shown. The Securities will be delivered in book entry form only on or about ____________, 199_.

                                                                              Underwriting
                                                             Price to        Discounts and          Proceeds to
                                                              PUBLIC          COMMISSIONS          THE DEPOSITOR(1)
Per Note.............................................         _____%             _____%                 _____%
Per Certificate......................................
Total................................................   $_____________        $____________          $___________

------------------------
(1) Before deducting expenses, estimated to be $__________.

                                  [Underwriter]
            The date of this Prospectus Supplement is ____ __, 199_.

                             ADDITIONAL INFORMATION

In connection with this offering, the Underwriter may over-allot or effect transactions which stabilize or maintain the market prices of the Notes and the Certificates at levels above those which might otherwise prevail in the open market, such stabilizing, if commenced, may be discontinued at any time.

This Prospectus Supplement does not contain complete information about the offering of the Notes and the Certificates. Additional information is contained in the attached Prospectus, and prospective investors are encouraged to read both this Prospectus Supplement and the Prospectus in full. The Underwriter may not sell the Notes or the Certificates unless the Purchaser has received both this Prospectus Supplement and the attached Prospectus.

                                TABLE OF CONTENTS

                              Prospectus Supplement

CAPTION                                                                   PAGE





                                   Prospectus

                                SUMMARY OF TERMS

     THIS SECTION GIVES A BRIEF SUMMARY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT. THE SUMMARY DOES NOT INCLUDE ALL OF THE IMPORTANT INFORMATION ABOUT THE SECURITIES. THE DEPOSITOR ENCOURAGES PROSPECTIVE INVESTORS TO REVIEW CAREFULLY THE MORE DETAILED INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND IN THE ATTACHED PROSPECTUS.

ISSUER................................. Mellon Auto Trust 199_-_ (the "Trust" or
                                        the "Issuer") is a Delaware business
                                        trust. The Trust will be established
                                        pursuant to a Trust Agreement to be
                                        dated as of _________, 199_ (the "Trust
                                        Agreement") between the Depositor and
                                        the Owner Trustee.

DEPOSITOR.............................. Mellon Auto Receivables Corporation (the
                                        "Depositor") is a wholly-owned
                                        subsidiary of Mellon Bank, N.A. See "The
                                        Depositor" in the attached Prospectus
                                        (the "Prospectus").

SERVICER............................... Mellon Bank, N.A. (in such capacity, the
                                        "Servicer"). See "The Servicer" herein
                                        and in the Prospectus.

SELLER................................. Mellon Bank, N.A. (in such capacity, the
                                        "Seller").

OWNER TRUSTEE.......................... __________________, as trustee under the
                                        Trust Agreement (the "Owner Trustee").

INDENTURE TRUSTEE...................... ___________________, as trustee under the Indenture (the "Indenture Trustee").

CLOSING DATE........................... On or about ________, 199_.

CUTOFF DATE............................ The [close] [opening] of business on
                                        _____, 199__.

THE NOTES

         GENERAL....................... The Trust will issue $________ original principal amount of its __% Asset Backed
                                        Notes. The Notes will be issued pursuant to an Indenture, to be dated as of _______, 199_ (the "Indenture"), between the Trust and the Indenture Trustee.

         DISTRIBUTION DATES............ _______ day of each month or, if the ___
                                        day is not a business day, the first
                                        business day after the ___, beginning in _________, 199_ (each, a "Distribution Date").

         RECORD DATE................... The "Record Date" for each Distribution
                                        Date will be the last day of the
                                        calendar month prior to the calendar
                                        month that includes the applicable
                                        Distribution Date.

         MINIMUM DENOMINATIONS......... $25,000 and integral multiples of $1,000 in excess thereof.

         REGISTRATION.................. The Notes will be issued in book entry form. Investors in the Notes will hold
                                        beneficial interests in the Notes
                                        through the Depository Trust Company
                                        ("DTC") in the United States or Cedel
                                        Bank, societe anonyme ("Cedel") or the
                                        Euroclear System ("Euroclear") in
                                        Europe. See "Certain Information
                                        Regarding the Securities" in the
                                        Prospectus.

         INTEREST RATE................. ____% per annum.

         INTEREST PERIOD............... The "Interest Period" for each
                                        Distribution Date will be the period
                                        beginning on (and including) the prior
                                        Distribution Date (or in the case of the first Distribution Date, beginning on (and including) the Closing Date) and ending on (and including) the day before the applicable Distribution Date.

         INTEREST CALCULATIONS......... Interest due on a Distribution Date will consist of (1) 30 days' interest at the
                                        Interest Rate on the amount of the Notes on the day before the applicable Distribution Date, (2) any interest remaining unpaid from prior Distribution Dates and (3) 30 days' interest at the Interest Rate on any interest not paid on the prior Distribution Date if permitted by law.

         PRINCIPAL..................... Principal payments on the Notes will be made on each Distribution Date in an
                                        amount equal to the lesser of (1) the
                                        principal amount of the Notes on the day before the applicable Distribution Date and (2) the amount in the Collection Account after payment of the Total Servicing Fee to the Servicer, interest on the Notes and interest on the Certificates.

         FINAL SCHEDULED
            MATURITY DATE.............. The Distribution Date in _______,
                                        _______. Any portion of the Notes that
                                        has not been paid on or prior to that
                                        Distribution Date will be due and
                                        payable at that time.

THE CERTIFICATES

         GENERAL....................... The Trust will issue $________ original principal amount of its __% Asset Backed
                                        Certificates. The Certificates will be
                                        issued pursuant to a Trust Agreement, to be dated as of __________, 199_ (the
                                        "Trust Agreement"), between the
                                        Depositor and the Owner Trustee.

         DISTRIBUTION DATES............ _____ day of each month or, if the ____
                                        day is not a business day, the first
                                        business day after the ________,
                                        beginning in __________, 199_ (each, a
                                        "Distribution Date").

         RECORD DATE................... The "Record Date" for each Distribution
                                        Date will be the last day of the
                                        calendar month prior to the calendar
                                        month that includes the applicable
                                        Distribution Date.

         MINIMUM DENOMINATIONS......... $25,000 and integral multiples of $1,000 in excess thereof.

         REGISTRATION.................. The Certificates will be issued in book entry form. Investors in the
                                        Certificates will hold beneficial
                                        interests in the Certificates through
                                        DTC. The Certificates may not be held by non-US Persons.

         PASS-THROUGH RATE............. _____% per annum.

         INTEREST PERIOD............... The "Interest Period" for each
                                        Distribution Date will be the period
                                        beginning on (and including) the prior
                                        Distribution Date (or in the case of the first Distribution Date, beginning on (and including) the Closing Date) and ending on (and including) the day before the applicable Distribution Date.

         INTEREST CALCULATIONS......... Interest due on a Distribution Date will consist of (1) 30 days' interest at the
                                        Pass-Through Rate on the amount of the
                                        Certificates on the day before the
                                        applicable Distribution Date, (2) any
                                        interest remaining unpaid from prior
                                        Distribution Dates and (3) 30 days'
                                        interest at the Pass-Through Rate on any interest not paid on the prior Distribution Date if permitted by law.

         PRINCIPAL..................... No distributions of principal of the
                                        Certificates will be made until the
                                        Notes have been paid in full.

                                        Principal payments on the Certificates
                                        will be made on each Distribution Date
                                        after the Notes have been paid in full
                                        in an amount equal to the lesser of (1)
                                        the principal amount of the Certificates
                                        (the "Certificate Balance") on the day
                                        before the applicable Distribution Date
                                        and (2) the amount in the Collection
                                        Account after payment of the Total
                                        Servicing Fee to the Servicer, interest
                                        on the Notes, interest on the
                                        Certificates and any payment of
                                        principal of the Notes.

         FINAL SCHEDULED
            DISTRIBUTION DATE.......... The Distribution Date in _______, _____.
                                        Any portion of the Certificates that has not been paid on or prior to that Distribution Date will be due and payable at that time.

THE TRUST.............................. The Trust is a business trust to be established under the laws of Delaware
                                        pursuant to the Trust Agreement. The
                                        activities of the Trust are limited by
                                        the terms of the Trust Agreement to
                                        purchasing, owning and managing the
                                        Receivables and other activities related thereto.

                                        The property of the Trust includes

                                        o    the Receivables

                                        o    all amounts received under the
                                             Receivables after the Cutoff Date

                                        o    the Collection Account, the Note
                                             Distribution Account, the
                                             Certificate Distribution Account
                                             and the Payahead Account

                                        o    security interests in the motor
                                             vehicles that secure the
                                             Receivables (the "Financed
                                             Vehicles")

                                        o    the rights of the Seller to receive
                                             proceeds from claims under certain
                                             insurance policies and refunds of
                                             premiums from other insurance
                                             policies

                                        o    the rights of the Seller under
                                             agreements with the Dealers that
                                             sold the Financed Vehicles

                                        o    rights with respect to any
                                             repossessed Financed Vehicles

                                        o    any and all proceeds of the
                                             foregoing

THE RECEIVABLES........................ The Receivables are amounts owed by individuals under retail installment
                                        sale contracts with motor vehicle
                                        dealers (the "Dealers").

                                        The Depositor expects that the
                                        Receivables will have the following
                                        characteristics as of the Cutoff Date:

                                        Number of contracts          __________
                                        Principal Amount            $__________
                                        Annual Percentage
                                           Rates (APR)          _____% to _____%
                                        Weighted Average APR              _____%
                                        Original term (months)   _____ to _____
                                        Weighted Average
                                           original term                  _____
                                        Remaining term (months)  _____ to _____
                                        Weighted Average
                                            remaining term                _____
                                        New ( %)                          _____
                                        Used (%)                          _____
                                        States (%)
                                            PA                            _____
                                            NJ                            _____
                                        Balloon Loans (%)                 _____

OPTIONAL TERMINATION

         SERVICER PURCHASE............  The Servicer may purchase the
                                        Receivables when the principal amount of the Receivables is 5% or less than it was on the Cutoff Date.

          AUCTION SALE................. If the Servicer does not exercise its option, the Indenture Trustee will
                                        auction off (subject to a required
                                        minimum bid) the remaining Receivables
                                        when the principal amount is 5% or less
                                        than it was on the Cutoff Date.

         DISTRIBUTIONS................. In either case, Securityholders will receive the unpaid principal amount of
                                        their Securities plus all accrued but
                                        unpaid interest.

RESERVE ACCOUNT........................ The Indenture Trustee will create a reserve account (the "Reserve Account").
                                        On the Closing Date, the Depositor will
                                        deposit in the Reserve Account cash or
                                        Eligible Investments having a value of
                                        $____ (the "Reserve Account Initial
                                        Deposit"). On each Distribution Date
                                        amounts remaining after distribution of
                                        the Total Servicing Fee and amounts to
                                        be paid to the Noteholders and
                                        Certificateholders will be deposited in
                                        the Reserve Account until the amount
                                        equals the Specified Reserve Account
                                        Balance. The "Specified Reserve Account
                                        Balance" with respect to any
                                        Distribution Date generally will be
                                        equal to the greater of (i) % of the sum of the aggregate outstanding principal balance of the Notes plus the outstanding Certificate Balance on such Distribution Date (after giving effect to all payments on the Notes and distributions with respect to the Certificates on such Distribution Date) or (ii) % of the aggregate initial principal balance of the Notes plus the initial Certificate Balance. See "Description of the Transfer and Servicing Agreements--Credit
                                        Enhancement--Reserve Account" herein. On each Distribution Date, the Indenture Trustee will withdraw funds from the Reserve Account and deposit them in the Collection Account if the amounts in the Collection Account are not sufficient to pay the Total Servicing Fee and to make required payments on the Notes and distributions on the Certificates.

TAX STATUS............................. Stroock & Stroock & Lavan LLP, special
                                        Federal tax counsel to the Trust, is of
                                        the opinion that, for federal income tax purposes: (1) the Notes will constitute indebtedness; and (2) the Certificates will constitute interests in a trust fund that will not be treated as an association taxable as a corporation or publicly traded partnership taxable as a corporation. Each Noteholder, by acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. See "Federal Income Tax Consequences" herein and in the Prospectus.

ERISA CONSIDERATIONS................... Subject to the conditions and considerations discussed under "ERISA
                                        Considerations--The Notes" herein and in the Prospectus, the Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan"). The Certificates may not be acquired (directly or indirectly) by or on behalf of any Benefit Plan or any entity (including an insurance company general account) whose underlying assets include plan assets of a Benefit Plan by reason of a plan's investment in the entity. See "ERISA Considerations--The Certificates" herein and in the Prospectus.

RATINGS................................ It is a condition to the issuance of the
                                        Securities that the Notes be rated
                                        _______________ and that the
                                        Certificates be rated _____ by at least
                                        two nationally recognized rating
                                        agencies. See "Risk Factors--Withdrawal
                                        or Downgrading of Initial Ratings
                                        Affects Prices" herein.

                                  RISK FACTORS

     AN INVESTMENT IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. BEFORE PROSPECTIVE INVESTORS DECIDE TO INVEST, THEY SHOULD CONSIDER THE FOLLOWING RISK FACTORS AND THE RISK FACTORS SPECIFIED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE __ OF THE PROSPECTUS.

THERE IS NO ESTABLISHED SECONDARY MARKET

     The Securities will not be listed on any securities exchange. As a result, an investor in the Securities that wished to sell those Securities must locate a purchaser that is willing to purchase those Securities. The Underwriter intends to make a secondary market for the Securities. The Underwriter will do so by offering to buy the Securities from investors that wish to sell. However, the Underwriter will not be obligated to make offers to buy the Securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of asset backed securities (i.e., there has been a lack of liquidity), and there may be such times in the future. As a result, an investor in the Securities may not be able to sell the investor's Securities when the investor wishes to do so or may not be able to obtain the price the investor wishes to receive.

[GEOGRAPHIC CONCENTRATION CREATES ADDITIONAL RISKS

     Economic conditions in the states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. As of the Cutoff Date, the billing addresses of the Obligors with respect to approximately %, _____%, and _____% by principal balance of the Receivables were located in __________, __________ and ________, respectively. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the Obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the Securities than if the concentration did not exist. See "The Receivables Pool" herein.]

CERTIFICATES INVOLVE MORE RISKS THAN NOTES

     The Certificateholders will not receive any distribution of interest until the full amount of interest on the Notes has been deposited in the Note Distribution Account on each Distribution Date. The Certificateholders will not receive any distributions of principal until the Notes have been repaid in full. In addition, the Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Account. Consequently, holders of the Certificates must rely for repayment upon payments on the Receivables, and, if and to the extent available, amounts on deposit in the Reserve Account. If funds in the Reserve Account are exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Securities. In addition, in such event, delinquent payments on the Receivables may result in a shortfall in the distributions on the Certificates on any Distribution Date due to the priority of payments on the Notes. Although on each Distribution Date distributions of interest on the Certificates ranks senior to payments of principal of the Notes, following the occurrence and during the continuation of certain Events of Default or an acceleration of the Notes, the principal amount of the Notes must be paid in full prior to the distribution of any amounts on the Certificates.

 BALLOON LOANS CREATE ADDITIONAL RISKS

     As of the Cutoff Date, approximately _____% of the aggregate principal balance of the Receivables, constituting _____% of the number of Receivables, are Balloon Loans. "Balloon Loans" have a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a Balloon Loan, the Obligor will be required to make a balloon payment (a "Balloon Payment") which will be larger than such Obligor's other scheduled monthly payments. The ability of such an Obligor to repay a Balloon Loan at maturity frequently will depend on such Obligor's ability to refinance the Receivable. See "Risk Factors--Balloon Loans" and "Maturity and Prepayment Considerations--Balloon Loans" in the Prospectus.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS AFFECTS PRICES

     It is a condition to the issuance of the Notes that they be rated _________ by at least two nationally recognized rating agencies (the "Rating Agencies"). It is a condition to the issuance of the Certificates that they be rated at least "___" or its equivalent by the Rating Agencies. A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. Prospective investors are encourages to analyze the significance of each rating independently of any other rating. Any Rating Agency may change its rating of the Securities after those Securities are issued if that Rating Agency believes that circumstances have changes. Any subsequent change in a rating will likely affect the price that a subsequent purchaser will be willing to pay for the Securities.

                             FORMATION OF THE TRUST

THE TRUST

     Mellon Auto Trust 199_-_ is a business trust to be formed by the Depositor under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates and the Notes, (iii) making payments on the Certificates and the Notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust will initially be capitalized with equity of $ , excluding amounts deposited in the Reserve Account, representing the initial principal balance of the Certificates. The Notes and Certificates will be transferred by the Trust to the Depositor in exchange for the Receivables. The Certificates and the Notes will be sold to the Underwriter for cash. The Servicer will initially service the Receivables pursuant to a sale and servicing agreement, to be dated as of _______, 199__ (the "Sale and Servicing Agreement"), among the Seller, the Depositor, the Trust and the Servicer, and will be compensated for acting as the Servicer. See "Description of the Transfer and Servicing Agreements--Servicing Compensation" herein and "--Servicing Compensation and Payment of Expenses" in the Prospectus. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian for the Receivables by the Trust, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust, nor amend the certificates of title of the Financed Vehicles.

     If the protection provided to the investment of the Securityholders in the Trust by the Reserve Account is insufficient, the Trust will look to the Obligors on the Receivables, and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, there may not be sufficient funds to make distributions with respect to the Securities.

     The Trust's principal offices are in __________, in care of _____________, as Owner Trustee, at the address listed below under "--The Owner Trustee."

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

Notes ..............................$______
Certificates........................$______
      Total........................  $______

The Owner Trustee

     _________________ is the Owner Trustee under the Trust Agreement.
_________________ is a __________________ and its principal offices are located at __________, ___________________. The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement.

                               THE TRUST PROPERTY

     The Notes will be collateralized by the Trust Property (other than the Certificate Distribution Account). Each Certificate represents a fractional undivided interest in the Trust. The "Trust Property" will include the Receivables, which were originated indirectly by Dealers and purchased indirectly by the Seller pursuant to agreements with Dealers ("Dealer Agreements"). On the Closing Date, the Depositor will buy the Receivables from the Seller and the Depositor will sell the Receivables to the Trust. The Servicer will, directly or through subservicers, service the Receivables. The Trust Property also includes (i) all monies received under the Receivables on and after the Cutoff Date and, with respect to Receivables which are Actuarial Receivables, monies received thereunder prior to the Cutoff Date that are due on or after the Cutoff Date, (ii) such amounts as from time to time may be held in the Collection Account, the Reserve Account, the Payahead Account, the Note Distribution Account and the Certificate Distribution Account, established and maintained by the Servicer pursuant to the Sale and Servicing Agreement as described below, (iii) security interests in the Financed Vehicles, (iv) the rights of the Seller to receive proceeds from claims under certain insurance policies, (v) the rights of the Trust under the Sale and Servicing Agreement;
(vi) the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the "Obligors"), (vii) all right, title and interest of the Seller (other than with respect to any Dealer commission) with respect to the Receivables under the related Dealer Agreements, (viii) rights with respect to any repossessed Financed Vehicles, and (ix) all proceeds (within the meaning of the UCC) of the foregoing. The Reserve Account will be maintained in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders.

                              THE RECEIVABLES POOL

POOL COMPOSITION

     The Receivables were selected from the Seller's portfolio by several criteria, including, as of the Cutoff Date, the following: each Receivable has a scheduled maturity of not later than the Final Scheduled Maturity Date; each Receivable was originated in the United States of America; each Receivable has an original term to maturity of not more than ___ months and a remaining term to maturity of __ months or less as of the Cutoff Date; approximately __% of the Initial Pool Balance was secured by new Financed Vehicles, and approximately __% of the Initial Pool Balance was secured by used Financed Vehicles; each Receivable provides for level monthly payments which fully amortize the amount financed (except, in the case of Simple Interest Receivables, for the last payment, which may be different from the level payment); each Receivable is not more than ___ days contractually past due as of the Cutoff Date and is not more than _______ months paid ahead; each Receivable has an outstanding principal balance between $_____ and $____; and each Receivable has an APR of no less than _____%. As of the Cutoff Date, no Obligor on any Receivable was noted in the related records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding. The latest scheduled maturity of any Receivable is not later than _____. No selection procedures believed by the Depositor to be adverse to Certificateholders or the Noteholders were used in selecting the Receivables.

     The composition, distribution by remaining term, distribution by APR, geographic distribution and distribution by remaining principal of the Receivables, in each case, as of the Cutoff Date are set forth in the tables below. The percentages in the following tables may not add to 100% due to rounding.


                                        COMPOSITION OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                              NEW FINANCED         USED FINANCED        TOTAL
                                                VEHICLES             VEHICLES

Aggregate Principal Balance............       $                    $                    $
Number of Receivables..................
Average Principal Balance..............       $                    $                    $
Average Original Balance...............       $                    $                    $
Weighted Average Contract Rate.........              ___%                ___%               ___%
Contract Rate (Range)..................      ___%-___%              ____%-___%          ____%-___%
Weighted Average Original Term.........           months                  months              months
Original Term (Range)..................        to months               to months           to months
Weighted Average Remaining Term........           months                  months              months
Remaining Term (Range).................        to months               to months           to months

     DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES AS OF THE CUTOFF DATE

Remaining Term                                        Number of           Aggregate Principal   Percentage of Original
(RANGE)                                              RECEIVABLES              BALANCE               POOL BALANCE
Less than 30 months...........................                            $                               %
30 to 35 months...............................
36 to 41 months...............................
42 to 47 months...............................
48 to 53 months...............................
54 to 59 months...............................
60 to 65 months...............................
66 to 71 months...............................
72 to 77 months...............................
78 t o 89 months..............................
                                                   --------------        ------------              -------%


         Total................................
                                                                        $                          100.00%
                                                       ==============   =================          =======

         DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE RECEIVABLES AS OF
                                 THE CUTOFF DATE

Annual Percentage                                     Number of           Aggregate Principal   Percentage of Original
RATE RAMGE                                           RECEIVABLES              BALANCE               POOL BALANCE
8.00% to below..........................                                  $                                            %
8.00% to 8.99%..........................
9.00% to 9.99%..........................
10.00% to 10.99%........................
11.00% to 11.99%........................
12.00% to 12.99%........................
13.00% to 13.99%........................
14.00% to 14.99%........................
15.00% to 15.99%........................
16.00% to 16.99%........................
17.00% to 17.99%........................
18.00% to 18.99%........................
19.00% to 19.99%........................
20.00% to 20.99%........................
21.00% to 21.99%........................
22.00% and above........................
                                                       --------------        ------------              -------%


         Total................................
                                                                        $                          100.00%
                                                       ==============   =================          =======

        GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                      Number of           Aggregate Principal   Percentage of Original
STATE(1)                                             RECEIVABLES              BALANCE               POOL BALANCE
------------..............................                                  $                                 %
------------.............................
------------.............................
------------.............................
------------.............................
------------.............................
------------.............................
------------.............................
Others (2)...............................
                                                       --------------        ------------              -------%


         Total................................
                                                                        $                          100.00%
                                                       ==============   =================          =======

(1) Based on billing addresses of the Obligors as of the Cutoff Date, which may differ from the state of origination of the Receivable.
(2) Includes __ other states and ____________. (none of which have a concentration of Receivables in excess of ____% of the aggregate principal balance).

         DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE RECEIVABLES
                              AS OF THE CUTOFF DATE

Remaining Principal                                   Number of           Aggregate Principal   Percentage of Original
BALANCE (RANGE)                                      RECEIVABLES              BALANCE               POOL BALANCE
$ 2,500 to $ 4,999............................                                $                                                  %
$ 5,000 to $ 7,499.....................
$ 7,500 to $ 9,999.....................
$10,000 to $12,499.....................
$12,500 to $14,999.....................
$15,000 to $17,499.....................
$17,500 to $19,999.....................
$20,000 to $22,499.....................
$22,500 to $24,999.....................
$25,000 to $27,499.....................
$27,500 to $29,999.....................
$30,000 to $32,499.....................
$32,500 to $34,999.....................
$35,000 to $37,499.....................
$37,500 to $39,999.....................
$40,000 to $41,499.....................
$42,500 to $44,999.....................
$45,000 to $47,499.....................
$47,500 to $49,999.....................
$50,000 to $52,499.....................
$52,500 to $54,999.....................
                                                   --------------        ------------              -------%


         Total................................
                                                                        $                          100.00%
                                                       ==============   =================          =======

     As of the Cutoff Date, approximately __% of the aggregate principal balance of the Receivables, constituting __% of the number of Receivables, were between 1 payment and __ payments paid-ahead.

     As of the Cutoff Date, approximately ___% of the aggregate principal balance of the Receivables, constituting __% of the number of Receivables, are Actuarial Receivables. "Actuarial Receivables" are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the Annual Percentage Rate ("APR") of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

     As of the Cutoff Date, approximately ___% of the aggregate principal balance of the Receivables, constituting ___% of the number of Receivables, are Simple Interest Receivables. "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, under the terms of the motor vehicle retail installment sale contract or loan agreement, as the case may be, a "refund" or "rebate" will be made to the borrower of the portion of the total amount of payments then due and payable under such contract or agreement allocable to "unearned" interest, calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the borrower is required to pay interest only to the date of prepayment. The amount of a rebate under an Actuarial Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment (which are not amounts representing Payaheads) made in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made. See "Maturity and Prepayment Considerations" in the Prospectus.

                                  THE SERVICER

[GENERAL

     As of _________________, the Servicer serviced approximately [_____] retail installments sale contracts, consisting primarily of new and used automobile (including passenger car, minivan, sport/utility vehicles and light truck) receivables, representing an outstanding balance of approximately [____] million. As of ________________, the Servicer serviced approximately [_____] automobile leases equaling approximately $_____ billion of automobile lease receivables. See "The Servicer" in the Prospectus.

DELINQUENCIES AND LOSS

     Set forth below is certain information concerning the historical delinquency and loss experience of Mellon Bank, N.A. and its subsidiaries pertaining to new and used automobile (including passenger car, minivan, sport/utility vehicle and light truck) receivables originated directly or indirectly by Mellon Bank, N.A. and its subsidiaries. There can be no assurance that the delinquency and loss experience on the Receivables will be comparable to that set forth below.

                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)
                                            At
                               ____________________________     ____________________________     ____________________________
                                                                                                        199_
                               ____________________________     ____________________________     ____________________________
                                           Number                         Number                            Number
                                            of                              of                               of
                               DOLLARS     LOANS    Percent     DOLLARS    LOANS     Percent     DOLLARS    LOANS     Percent
                               -------     -----    -------     -------   -------    -------     -------    -----     -------

Principal Amount
Outstanding(1).......          $                                $                                $

Delinuencies(2)......
  30-59 Days                                             %                                %                                  %
  60-89 Days                                             %                                %                                  %
  90 Days or more....                                    %                                %                                  %

Total Delinquencies
as a Percentage
of the Total
Amount Outstanding...          $                         %      $                         %      $                           %
                               ========    ====      =====      ========    ======    =====      =========   ========   ======

                                     At December 31,
                               ____________________________     ____________________________
                                          199_                            199_
                               ____________________________     ____________________________
                                           Number                         Number
                                            of                              of
                               DOLLARS     LOANS    Percent     DOLLARS    LOANS     Percent
                               -------     -----    -------     -------   -------    -------

Principal Amount
Outstanding(1).......          $                                $

Delinuencies(2)......
  30-59 Days                                             %                                %
  60-89 Days                                             %                                %
  90 Days or more....                                    %                                %

Total Delinquencies
as a Percentage
of the Total
Amount Outstanding...          $                         %      $                         %
                               ========    ====      =====      ========    ======    =====


(1) Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.
(2) The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes repossessions on hand which have not been charged-off. A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.

                           HISTORICAL LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                         For _____ Months Ended        ,                         For Year Ended December 31,
                                       _______________      _______________           199_              199_           199_

Period End Principal
 Amount Outstanding(1)......           $                    $                         $                 $              $
Average Principal Amount
Outstanding(2)..............           $                    $                         $                 $              $
Number of Loans Outstanding
 (as of period end).........
Average Number of Loans
Outstanding(2)..............

Number of Repossessions.....
Gross Losses(3).............           $                    $                        $                  $              $
Recoveries (4)..............
Net Losses(5)...............
Net Losses as a Percent of
Principal Amount
Outstanding.................                 %                    %                         %                 %                %
Net Losses as a Percentage of
Average Principal Amount
Outstanding.................                 %                    %                         %                 %                %

------------------------------

(1) Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.
(2) Average of the month-end balances for each of the twelve months in the applicable calendar year.
(3)  Gross Losses is the aggregate remaining principal balance.
(4) Recoveries is any proceeds from the liquidation of the related vehicle and post-disposition monies received on previously charged-off contracts including proceeds of liquidation of the related vehicle after the related charge-off.
(5)  Net Losses is equal to Gross Losses less Recoveries.

     Delinquencies and Net Losses are affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs. As a result, the delinquency and net charge-off experience of the Receivables may differ from those shown in the tables.

YEAR 2000 COMPLIANCE

     The Servicer has made and will continue to make investments to identify, modify or replace any computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Servicer or the Indenture Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Receivables could materially and adversely affect the Noteholders and the Certificateholders.


                    [WEIGHTED AVERAGE LIFE OF THE SECURITIES]

     [Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     As the rate of payment of principal of the Notes and in respect of the Certificate Balance will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of the Notes could occur significantly earlier than the Final Scheduled Maturity Date for the Notes. The final distribution in respect of the Certificates also could occur prior to the Final Scheduled Distribution Date for the Certificates. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

     The table captioned "Percent of Initial Note Principal Balance or Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables. The ABS Table assumes that (i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (iii) payments on the Notes and distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the ____ day of each applicable month), (iv) the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance, and (v) the Servicer does not exercise its option to purchase the Receivables. The first two pools have an assumed cutoff date of and the remaining pools have an assumed cutoff date of . The ABS Table sets forth the percent of the initial principal amount of the Notes and the percent of the initial Certificate Balance that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives thereof at various constant ABS percentages.

     The ABS Table also assumes that the Receivables have been aggregated into four hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the four pools (which is based on its aggregate principal balance, APR, original term to maturity as of the Cutoff Date) will be such that each pool will fully amortize by the end of its remaining term to maturity.

POOL

                                                                                               WEIGHTED AVERAGE    WEIGHTED AVERAGE
                                      Remaining Term                             WEIGHTED       ORIGINAL TERM     REMAINING TERM TO
                                       to Maturity           Aggregate           AVERAGE         TO MATURITY           MATURITY
                                     RANGE (IN MONTHS)    PRINCIPAL BALANCE    CONTRACT RATE      (IN MONTHS)         (IN MONTHS)

1................................                        $                            %
2................................                        $                            %
3................................                        $                            %
4................................                        $                            %

     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Notes and the Certificates.]

            PERCENT OF INITIAL NOTE PRINCIPAL BALANCE AT VARIOUS ABS
                                   PERCENTAGES

                                                              Notes
                                                    Assumed ABS Percentage(2)
DISTRIBUTION DATES                     ____%      ____%        ____%     ____%
Closing Date.......................     100        100          100       100
_________________..................
-----------------..................
-----------------..................
-----------------..................
Weighted Average Life (years)(1)

----------------------

(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the Distribution Date on which such principal payment is made, (ii) adding the results and (iii) dividing the sum by the initial principal balance of such Note.

(2) An astersk "*" means a percent of initial Note principal balance of more than zero and less than 0.5%.

     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

        PERCENT OF INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                                           Certificates
                                                    Assumed ABS Percentage
DISTRIBUTION DATES                     ____%      ____%        ____%     ____%
Closing Date.......................     100        100          100       100
_________________..................
-----------------..................
-----------------..................
-----------------..................


----------------------

      THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Securities will be applied by the Depositor to the purchase of the Receivables and the other Trust Property from the Seller and to make the Reserve Account Initial Deposit.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture, substantially in the form filed as an exhibit to the Registration Statement. The following information summarizes all material provisions of the Notes and the Indenture. The summary is qualified by reference to the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given Series and the related Indenture set forth in the Prospectus, to which description reference is hereby made.

THE NOTES

     PAYMENTS OF INTEREST. The Notes will constitute [Fixed Rate] Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities" in the Prospectus. Interest on the outstanding principal amount of the Notes will accrue at the Interest Rate and will be payable to the Noteholders monthly on each Distribution Date, commencing ___________. Interest will accrue from and including the Closing Date (in the case of the first Distribution Date), or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each representing an "Interest Period"). Interest on the Notes will be calculated on the basis of a 360 day year consisting of twelve 30 day months. Interest payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee for the related Collection Period and all accrued and unpaid Servicing Fees for prior Collection Periods (the "Total Servicing Fee"). See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" herein. Interest payments to the Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Distribution Date. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the Interest Rate.

     PAYMENTS OF PRINCIPAL. Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the Noteholders' Percentage of the Principal Distribution Amount in respect of such Collection Period, subject to certain limitations. Principal payments on the Notes will be generally derived from the Total Distribution Amount remaining after the payment of the Total Servicing Fee, the Noteholders' Interest Distributable Amount and the Certificateholders' Interest Distributable Amount; provided, however, that following the occurrence and during the continuation of certain Events of Default or an acceleration of the Notes, the Noteholders will be entitled to be paid in full before the distributions may be made on the Certificates. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" herein.

     The principal balance of the Notes, to the extent not previously paid, will be due on the Note Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of the Notes is paid may be earlier than the Note Final Scheduled Distribution Date based on a variety of factors.

     OPTIONAL REDEMPTION. The Notes will be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the Pool Balance has declined to 5% or less of the Initial Pool Balance. The redemption price will be equal to the unpaid principal amount of the Notes and the Certificates plus accrued and unpaid interest thereon. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

     AUCTION SALE. In the event of an Auction Sale, the Notes will be redeemed in an amount equal to the unpaid principal amount of the then outstanding Notes plus accrued and unpaid interest thereon at the Interest Rate. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

     THE INDENTURE TRUSTEE. ___________________ will be the Indenture Trustee under the Indenture. The Depositor maintains normal commercial banking relations with the Indenture Trustee.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the terms of the Trust Agreement, substantially in the form filed as an exhibit to the Registration Statement. The following information summarizes all material provisions of the Certificates and the Trust Agreement. The summary is qualified in its entirety by reference to the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

THE CERTIFICATES

     DISTRIBUTIONS OF INTEREST. Certificateholders will be entitled to distributions of interest in an amount equal to accrued interest on the Certificate Balance at the Pass-Through Rate. Such amounts will be distributable monthly on each Distribution Date commencing ___________. [The Certificates will constitute Fixed Rate Securities, as such term is defined under "Certain Information Regarding the Securities--Fixed Rate Securities"] in the Prospectus. That interest entitlement will accrue from and including the Closing Date (in the case of the first such Distribution Date) or from the most recent Distribution Date on which interest distributions have been made to but excluding such Distribution Date and will be calculated on the basis of a 360-day year of twelve 30-day months. Interest distributions with respect to the Certificates will be funded from the portion of the Total Distribution Amount remaining after the distribution of the Total Servicing Fee and the Noteholders' Interest Distributable Amount. On any Distribution Date, the Certificateholders' Interest Distributable Amount will equal 30 days' interest at the Pass-Through Rate on the Certificate Balance (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding the first Distribution Date) plus any amounts due but not paid on previous Distribution Dates with interest thereon at the Pass-Through Rate. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Reserve Account" herein.

     DISTRIBUTIONS OF PRINCIPAL PAYMENTS. Certificateholders will be entitled to distributions of principal on each Distribution Date commencing on the Distribution Date on which the Notes have been paid in full, in an amount equal to the Certificateholders' Percentage of the Principal Distribution Amount in respect of the related Collection Period, subject to certain limitations. Distributions with respect to principal payments will generally be funded from the portion of the Total Distribution Amount remaining after the distribution of the Total Servicing Fee, the Noteholders' Distributable Amount, if any, and the Certificateholders' Interest Distributable Amount. See "Description of the Transfer and Servicing Agreement--Distributions" and "--Credit Enhancement-- Reserve Account" herein.

     On and after any Distribution Date on which the Notes have been paid in full, funds in the Reserve Account will be applied to reduce the Certificate Balance to zero if, after giving effect to all distributions to the Servicer, the Noteholders and the Certificateholders on such Distribution Date, the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance.

     SUBORDINATION OF CERTIFICATES. The rights of Certificateholders to receive distributions of interest are subordinated to the rights of Noteholders to receive payments of interest. In addition, the Certificateholders have no right to receive distributions of principal until the principal amount of the Notes has been paid in full. Consequently, funds on deposit in the Collection Account (including amounts deposited therein from the Reserve Account) will be applied to the payment of interest on the Notes before distributions of interest on the Certificates and will be applied to the payment of principal on the Notes before distributions of principal on the Certificates. In addition, following the occurrence of certain Events of Default or an acceleration of the Notes, the Noteholders will be entitled to be paid in full before the Certificateholders are entitled to any distributions.

     OPTIONAL PREPAYMENT. If the Servicer exercises its option to purchase the Receivables when the Pool Balance declines to 5% or less of the Initial Pool Balance, Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance together with accrued and unpaid interest thereon, which distribution will effect early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

     AUCTION SALE. In the event of an Auction Sale, the Certificates will be prepaid at a price equal to the Certificate Balance plus accrued and unpaid interest thereon at the Pass-Through Rate. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following information summarizes all material provisions of the Sale and Servicing Agreement, substantially in the form filed as an exhibit to the Registration Statement, pursuant to which the Trust is purchasing and the Servicer is undertaking to service the Receivables and the Trust Agreement pursuant to which the Trust will be created and the Certificates will be issued (collectively the "Transfer and Servicing Agreements"). This summary is qualified by reference to the provisions of the Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

     Certain information regarding the conveyance of the Receivables by the Seller to the Depositor and by the Depositor to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

ACCOUNTS

     [The assets of the Trust will not include a Pre-Funding Account.] All other Accounts referred to under "Description of the Transfer and Servicing Agreements--Accounts" in the Prospectus, as well as a Reserve Account, will be established by the Servicer and maintained with the Indenture Trustee in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

SERVICING COMPENSATION

     The Servicer will be entitled to receive a fee (the "Servicing Fee") for each Collection Period in an amount equal to the product of one-twelfth of ___% per annum for so long as Mellon Bank, N.A. or an affiliate thereof is the Servicer, and ___% per annum if Mellon Bank, N.A. or an affiliate thereof is no longer the Servicer (the "Servicing Fee Rate") and the Pool Balance as of the first day of the Collection Period. The "Servicing Fee" will also include such other amounts to be paid to the Servicer as described in the Prospectus. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates (the "Total Servicing Fee"), will be paid from the Total Distribution Amount. The Total Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Noteholders or the Certificateholders. See "Description of the Transfer and Servicing Agreement--Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS

     DEPOSITS TO THE COLLECTION ACCOUNT. On or before the earlier of the eighth Business Day of the month in which a Distribution Date occurs and the fourth Business Day preceding such Distribution Date (the "Determination Date"), the Servicer will calculate the Total Distribution Amount, the Interest Distribution Amount, the Available Principal, the Principal Distribution Amount, the Total Servicing Fee, the Noteholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount, the Certificateholders' Interest Distributable Amount, the Certificateholders' Principal Distributable Amount, the Advances, if any, to be made by the Servicer of interest and principal due on the Actuarial Receivables, the amount, if any, to be withdrawn from the Payahead Account and deposited in the Collection Account, the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account and the amount, if any, to be withdrawn from the Reserve Account and paid to the Depositor, in each case, with respect to such Distribution Date.

     On or before each Distribution Date, the Servicer will cause the Indenture Trustee to withdraw from the Payahead Account and (i) deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivable in full and (ii) distribute to the Depositor, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period. On or before each Distribution Date the Servicer will deposit any Advances for such Distribution Date into the Collection Account. On or before the Business Day preceding each Distribution Date, the Servicer will cause the Interest Distribution Amount and the Available Principal for such Distribution Date to be deposited into the Collection Account. On or before each Distribution Date, the Servicer shall cause the Indenture Trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount (the "Reserve Account Transfer Amount") equal to the lesser of (i) the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date (before giving effect to any withdrawals therefrom relating to such Distribution Date) or (ii) the amount, if any, by which (x) the sum of the Total Servicing Fee, the Noteholders' Interest Distributable Amount, the Certificateholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount and the Certificateholders' Principal Distributable Amount for such Distribution Date exceeds (y) the sum of the Interest Distribution Amount and the Available Principal for such Distribution Date.

     The "Interest Distribution Amount" for a Distribution Date will be the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method: (i) that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case, in respect of the preceding Collection Period); (ii) all proceeds (other than any proceeds from any Dealer commission) ("Liquidation Proceeds") of the liquidation of Liquidated Receivables, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables, to the extent attributable to interest due thereon, which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures; (iii) all Advances made by the Servicer of interest due on the Actuarial Receivables in respect of the preceding Collection Period; (iv) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during the preceding Collection Period to the extent attributable to accrued interest thereon; (v) all monies collected, from whatever source (other than any proceeds from any Dealer commission), in respect to Liquidated Receivables during any Collection Period following the Collection Period in which such Receivable was written off, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor ("Recoveries"); and (vi) Investment Earnings for such Distribution Date; provided, however, that in calculating the Interest Distribution Amount, all payments and proceeds (including Liquidation Proceeds) of any Receivables (i) repurchased by the Seller or purchased by the Servicer, the Purchase Amount of which has been included in the Interest Distribution Amount on a prior Distribution Date and (ii) received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed Advances in accordance with the Sale and Servicing Agreement, will all be excluded.

     The "Available Principal" for a Distribution Date will be the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and, with respect to Actuarial Receivables, in accordance with the actuarial method: (i) that portion of all collections on the Receivables allocable to principal in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to principal and excluding amounts deposited into the Payahead Account and allocable to principal, in each case, in respect of the preceding Collection Period); (ii) Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the Servicer's customary servicing procedures with respect to such Liquidated Receivables; (iii) all Advances made by the Servicer of principal due on the Actuarial Receivables in respect of the preceding Collection Period; (iv) to the extent attributable to principal, the Purchase Amount of each Receivable repurchased by the Seller or purchased by the Servicer during the preceding Collection Period; and (v) partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause (i) above; provided, however, that in calculating the Available Principal, all payments and proceeds (including Liquidation Proceeds) of any Receivables (i) repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Available Principal on a prior Distribution Date, and (ii) received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed Advances in accordance with the Sale and Servicing Agreement, shall all be excluded.

     The "Principal Distribution Amount" for a Distribution Date will be the sum of the following amounts with respect to the preceding Collection Period: (i)
(a) with respect to Simple Interest Receivables, that portion of all collections on the Receivable allocable to principal in respect of the preceding Collection Period and (b) with respect to Actuarial Receivables the sum of (x) the amount of all scheduled payments allocable to principal due during the preceding Collection Period and (y) the portion of all prepayments in full allocable to principal received during the preceding Collection Period, in the case of both
(a) and (b) without regard to any extensions or modifications thereof effected after the Cutoff Date, other than with respect to any extensions or modifications in connection with Cram Down Losses during such Collection Period;
(ii) the principal balance of each Receivable that was repurchased by the Seller or purchased by the Servicer in each case during the preceding Collection Period (except to the extent included in (i) above); (iii) the principal balance of each Liquidated Receivable which became such during the preceding Collection Period (except to the extent included in (i) above); (iv) partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause (i) above; and (v) the aggregate amount of Cram Down Losses during such Collection Period.

     MONTHLY WITHDRAWALS FROM COLLECTION ACCOUNT. On each Distribution Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account and deposit in the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Collection Period. On each Distribution Date, the Servicer shall instruct the Indenture Trustee to make the following withdrawals, based upon the calculations set forth in "Deposits to the Collection Account" above, deposits and distributions, in the amounts and in the order of priority specified below, to the extent of the sum of the Interest Distribution Amount and the Available Principal in respect of such Distribution Date and the Reserve Account Transfer Amount in respect of such Distribution Date (the "Total Distribution Amount"):

          (i) from the Collection Account to the Servicer, from the Total Distribution Amount, the Total Servicing Fee;

          (ii) from the Collection Account to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause (i), the Noteholders' Interest Distributable Amount;

          (iii) from the Collection Account to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) and (ii), the Certificateholders' Interest Distributable Amount;

          (iv) from the Collection Account to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iii), the Noteholders' Principal Distributable Amount;

          (v) from the Collection Account to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iv), the Certificateholders' Principal Distributable Amount; and

          (vi) from the Collection Account to the Reserve Account, any amounts remaining after the application of clauses (i) through (v).

     Notwithstanding the foregoing, following the occurrence and during the continuation of certain Events of Default or an acceleration of the Notes, the Total Distribution Amount remaining after the application of clauses (i) and
(ii) above will be deposited in the Note Distribution Account to the extent necessary to reduce the principal balance of the Notes to zero.

     On each Distribution Date, all amounts on deposit in the Note Distribution Account will be paid in the following order of priority:

          (i) to the Noteholders, accrued and unpaid interest on the outstanding principal balance of the Notes at the Interest Rate; and

          (ii) to the Noteholders in reduction of principal until the principal balance of the Notes has been reduced to zero;

     On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders in the following order of priority:

          (i) to the Certificateholders, accrued and unpaid interest on the Certificate Balance at the Pass-Through Rate; and

          (ii) to the Certificateholders in reduction of principal until the principal balance of the Certificates has been reduced to zero.

RELATED DEFINITIONS

     For purposes hereof, the following terms have the following meanings:

     "Collection Period" means, with respect to a Distribution Date, (i) in the case of the initial Distribution Date, the period from and including the Cutoff Date through and including _______ ___, ________ and (ii) thereafter, the calendar month preceding the related Distribution Date.

     "Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to (i) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

     The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments (other than Payaheads) received from Obligors, Purchase Amounts and Advances to be remitted by the Depositor, the Servicer and the Seller, as the case may be, all for such Collection Period, all losses realized on Receivables that became Liquidated Receivables during such Collection Period and all Cram Down Losses for such Collection Period.

     "Realized Losses" means the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

     "Liquidated Receivables" means, Receivables (i) which have been liquidated by the Servicer through the sale of the related Financed Vehicle, (ii) as to which all or a portion representing 10% or more of a scheduled payment due is [150] or more days delinquent or (iii) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

     "Noteholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

     "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for such Distribution Date and the Noteholders' Interest Carryover Shortfall for such Distribution Date.

     "Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i) one-twelfth of the Interest Rate (or, in the case of the first Distribution Date, the Interest Rate multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date and the denominator of which is 360) and (ii) the outstanding principal balance of the Notes on the immediately preceding Distribution Date, after giving effect to all distributions of principal to the Noteholders on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

     "Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Noteholders' Interest Carryover Shortfall on such preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by the Notes from such preceding Distribution Date through the current Distribution Date.

     "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the outstanding principal balance of the Notes. In addition, on the Note Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal balance of the Notes to zero.

     "Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distribution Amount.

     "Noteholders' Percentage" means (i) for each Distribution Date until the principal balance of the Notes is reduced to zero, 100%, and (ii) zero for each Distribution Date thereafter.

     "Noteholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Noteholders' Monthly Principal Distributable Amount and any outstanding Noteholders' Principal Carryover Shortfall from the preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account.

     "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount.

     "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

     "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i) one-twelfth of the Pass-Through Rate (or, in the case of the first Distribution Date, the Pass-Through Rate multiplied by a fraction, the numerator of which is the number of days elapsed from and including the Closing Date to but excluding such Distribution Date) and the denominator of which is 360) and (ii) the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments of principal to the Certificateholders on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

     "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest at the Pass-Through Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from and including such preceding Distribution Date to but excluding the current Distribution Date.

     "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Certificate Final Scheduled Distribution Date, the principal required to be distributed to Certificateholders will include the lesser of (a) any payments of principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or (b) the portion of the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero, in either case after giving effect to any required distribution of the Noteholders' Principal Distributable Amount to the Note Distribution Account. In addition, on any Distribution Date on which, after giving effect to all distributions to the Servicer, the Noteholders and the Certificateholders on such Distribution Date, (i) the outstanding principal balance of the Notes is zero and (ii) the amount on deposit in the Reserve Account is equal to or greater than the Certificate Balance, the Certificateholders' Principal Distributable Amount shall include an amount equal to such Certificate Balance.

     "Certificateholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the Certificateholders' Percentage of the Principal Distribution Amount or, with respect to any Distribution Date on or after the Distribution Date on which the outstanding principal balance of the Notes is reduced to zero, 100% of the Principal Distribution Amount (less any amount required on the first such Distribution Date to reduce the outstanding principal balance of the Notes to zero, which shall be deposited into the Note Distribution Account).

     "Certificateholders' Percentage" means 100% minus the Noteholders' Percentage.

     "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such Distribution Date.

     "Certificate Balance" equals, initially, $_____________ and, thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to Certificateholders.

     "Pass-Through Rate" means, with respect to the Certificates, ____% per annum.

CREDIT ENHANCEMENT

     RESERVE ACCOUNT. Pursuant to the Sale and Servicing Agreement, the Reserve Account will be initially funded by a deposit by the Depositor on the Closing Date in the amount of $_______ (____% of aggregate initial principal balance of the Notes plus the initial Certificate Balance) (the "Reserve Account Initial Deposit"). The Reserve Account Initial Deposit will be augmented on each Distribution Date by the deposit in the Reserve Account of amounts remaining after distribution of the Total Servicing Fee and amounts to be paid to the Noteholders and Certificateholders. If the amount on deposit in the Reserve Account on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Account Balance for such Distribution Date, the Servicer will instruct the Indenture Trustee to distribute the amount of the excess to the Depositor. Upon any distribution to the Depositor of amounts from the Reserve Account, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. In certain circumstances, funds in the Reserve Account will be used to reduce the Certificate Balance to zero.

     "Specified Reserve Account Balance" with respect to any Distribution Date generally means the greater of (a) % of the sum of the aggregate outstanding principal amount of the Notes and the outstanding Certificate Balance on such Distribution Date (after giving effect to all payments on the Notes and distributions with respect to the Certificates to be made on such Distribution
Date) or (b) % of the aggregate initial principal balance of the Notes plus the initial Certificate Balance. In no circumstances will the Depositor be required to deposit any amounts in the Reserve Account other than the Reserve Account Initial Deposit to be made on the Closing Date.

     SUBORDINATION OF THE CERTIFICATES. The rights of the Certificateholders to receive distributions will be subordinated to the rights of the Noteholders following the occurrence of certain Events of Default or an acceleration of the Notes. The subordination of the Certificates is intended to enhance the likelihood of receipt by Noteholders of amounts due them and to decrease the likelihood that the Noteholders will experience losses. In addition, the Reserve Account is intended to enhance the likelihood of receipt by Noteholders and Certificateholders of amounts due them and to decrease the likelihood that the Noteholders and Certificateholders will experience losses. However, in certain circumstances, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in collections on the Receivables exceeds the amount on deposit in the Reserve Account a temporary shortfall in the amounts distributed to the Noteholders or the Certificateholders could result. In addition, depletion of the Reserve Account ultimately could result in losses to Noteholders and Certificateholders.

                         FEDERAL INCOME TAX CONSEQUENCES

     Stroock & Stroock & Lavan LLP is of the opinion that, (x) based on the terms of the Notes and the transactions relating to the Receivables as set forth herein, the Notes will be treated as debt for federal income tax purposes and
(y) based on the applicable provisions of the Trust Agreement and Related Documents, for federal income tax purposes, (i) the Trust will not be classified as an association taxable as a corporation and (ii) the Trust will not be treated as a publicly traded partnership taxable as a corporation. The Notes will not be issued will original issue discount ("OID"). See "Federal Income Tax Consequences" in the Prospectus.

                        STATE AND LOCAL TAX CONSEQUENCES

     The discussion above does not address the tax consequences of purchase, ownership or disposition of the Securities under any state or local tax law. Investors are encouraged to consult their own tax advisors regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

THE NOTES

     A fiduciary of an employee benefit plan or other retirement arrangement subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan or arrangement's particular circumstances before authorizing an investment of a portion of such plan or arrangement's assets in the Notes. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan or arrangement; and (iv) whether the investment is prudent, considering the nature of the investment.

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan or retirement arrangements, including individual retirement accounts and certain types of Keogh Plans, as well as any entity whose underlying assets include plan assets by reason of a plan or arrangement investing in such entity (including an insurance company general account), (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor, 29 C.F.R. ' 2510.3-101 (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness under applicable local law without substantial equity features for purposes of the Plan Assets Regulation, then the Notes will be eligible for purchase by Benefit Plans.

     However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by "in-house asset managers"; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

     A Benefit Plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

THE CERTIFICATES

     The Certificates may not be acquired (directly or indirectly) by or on behalf of any Benefit Plan or any entity (including an insurance company general account) whose underlying assets include plan assets of the Benefit Plan by reason of a plan's investment in the entity. By acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting agreement relating to the Notes and the Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to ____________________ (the "Underwriter"), and the Underwriter has agreed to purchase, the Notes and the Certificates, subject to the satisfaction of certain conditions precedent.

     The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Notes to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession of % per Note, that the Underwriter and such dealers may allow a discount of ___% per Note on the sale to certain other dealers; and that after the initial public offering of the Notes, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

     The Depositor has been advised by the Underwriter that the Underwriter proposes to offer the Certificates to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession of % per Certificate; that the Underwriter and such dealers may allow a discount of % per Certificate on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering price and the concession and discount to dealers may be changed by the Underwriter.

     The Depositor has agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof. In the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

     The Trust may, from time to time, invest the funds in the Trust Accounts and the Certificate Distribution Account in Eligible Investments acquired from the Underwriter.

     The closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates, and the closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Notes and the Certificates will be passed upon for the Depositor by Carl Krasik, Esq., Associate General Counsel of Mellon Bank Corporation (the "Corporation"). Mr. Krasik is also a shareholder of the Corporation and one of its subsidiaries and holds options to purchase additional shares of the Corporation's Common Stock. Certain legal matters with respect to the Notes and the Certificates will be passed upon for the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP also will pass upon the material federal income tax consequences related to the Notes and the Certificates.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. MELLON AUTO RECEIVABLES CORPORATION (THE "DEPOSITOR") MAY NOT SELL THE SECURITIES THAT ARE DESCRIBED IN THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT A REQUEST FOR ANY OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE LAWS IN THAT STATE DO NOT PERMIT THE DEPOSITOR TO OFFER OR SELL THESE SECURITIES.

PROSPECTUS

                         $__________ ASSET BACKED NOTES
                      $_________ ASSET BACKED CERTIFICATES
                                  ------------

                       MELLON AUTO RECEIVABLES CORPORATION
                                    DEPOSITOR
                                  ------------

                                MELLON BANK, N.A.
                                    SERVICER
                                  ------------

     From time to time, Mellon Auto Receivables Corporation (the "Depositor ") may offer to sell (1) Asset Backed Notes (the "Notes"), (2) Asset Backed Certificates (the "Certificates") or (3) a combination of both Notes and Certificates. The term "Securities" means the Notes and/or the Certificates, depending on which type of securities are being offered for sale at the time. Each group of Securities, whether they include only Notes, only Certificates or both, is called a "Series" of Securities. The Securities do not exist now. Each Series of Securities will be created by a trust (each, a "Trust") to be formed by the Depositor at the time those Securities are sold. Each Series of Securities will be described in a supplement to this Prospectus (each, a "Prospectus Supplement").

     Each Trust will hold a group (each, a "Receivables Pool") of motor vehicle retail installment contracts ("Receivables") entered into by individuals when they purchase new or used automobiles, including passenger cars, minivans, sport utility vehicles and light trucks. The only source of payments on the Securities of any Series will be payments made by individuals on the Receivables in the Receivables Pool held by the Trust that issues those Securities. The Securities will not be bank deposits and will not be insured by the Federal Deposit Insurance Corporation or by any other governmental agency.

                               ------------------


     AN INVESTMENT IN THE SECURITIES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE __ IN THIS PROSPECTUS BEFORE DECIDING WHETHER OR NOT TO MAKE AN INVESTMENT.

                               -------------------

     The Securities of each Series will not be listed on any trading exchange. No secondary trading market for the Securities of any Series will exist at the time those Securities are issued, and there can be no assurance that a secondary trading market for the Securities of any Series will develop. Even if a secondary trading market does develop, it may not continue for the entire period that the Securities are outstanding and may not provide sufficient liquidity to permit investors to sell their Securities when they desire to do so.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

     The Depositor may not use this Prospectus to sell these Securities unless a Prospectus Supplement is also delivered. The Depositor may offer Securities through underwriters or by other methods described under the caption "Method of Distribution."

                               ------------------

                     The date of this Prospectus is , 199__

                              AVAILABLE INFORMATION

     The Depositor, as creator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes and the Certificates offered pursuant to this Prospectus. The Registration Statement includes information about the Securities which is not included in this Prospectus. Prospective investors may read the Registration Statement and make copies of it at the Commission's main office located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, New York, New York 10048. Prospective investors also may obtain a copy of the Registration Statement by paying a fee set by the Commission and requesting a copy from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Prospective investors who have access to the Internet also may read the Registration Statement at the Commission's site on the World Wide Web located at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Each Trust will be required to file certain reports and documents with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any reports and documents so filed by or on behalf of a Trust before the termination of the offering of the Securities of that Trust will be incorporated in this Prospectus. The information incorporated in this Prospectus may modify or change the information in this Prospectus and may itself be modified or changed by another document incorporated in this Prospectus or by a change made in this Prospectus. Any reports and documents that are incorporated in this Prospectus will not be physically included in this Prospectus or delivered with this Prospectus.

     The Servicer will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated in this Prospectus or in any related Prospectus Supplement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Mellon Bank, N.A. at Two Mellon Bank Center, 8th Floor, Pittsburgh, Pennsylvania Attention: Asset Backed Finance. Telephone requests for such copies should be directed to the Servicer, at (412) 236-6559. IN ORDER TO RECEIVE ANY REQUESTED INFORMATION IN A TIMELY FASHION, PROSPECTIVE INVESTORS MUST MAKE THEIR REQUESTS NO LATER THAN FIVE BUSINESS DAYS BEFORE THEY MUST MAKE THEIR INVESTMENT DECISIONS.

     The Exchange Act and the rules and regulations of the Commission permit each Trust to terminate its obligation to file reports and documents with the Commission following the end of the calendar year in which that such Trust is formed. The Depositor expects that each Trust will terminate its filing obligation as soon as it is permitted to do so.

                           REPORTS TO SECURITYHOLDERS

     The Servicer will prepare monthly and annual unaudited reports regarding the performance of the Receivables in each Trust. Those reports will not be financial statements prepared in accordance with generally accepted accounting practices. Because the Depositor expects that the Securities of each Series will be issued in book entry form, those monthly and annual unaudited reports will be sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates. DTC will forward such reports to Participants and Indirect Participants, which in turn, will forward the reports to the beneficial owners of the Securities in accordance with their own procedures.

                                TABLE OF CONTENTS

CAPTION                                                                  PAGE

                                SUMMARY OF TERMS

     THIS SECTION GIVES A BRIEF SUMMARY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS. THE SUMMARY DOES NOT INCLUDE ALL OF THE IMPORTANT INFORMATION ABOUT THE SECURITIES. THE DEPOSITOR ENCOURAGES PROSPECTIVE INVESTORS TO REVIEW CAREFULLY THE MORE DETAILED INFORMATION IN THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT FOR A SERIES OF SECURITIES.

ISSUER...............................   The issuer for each Series of Securities
                                        (each, an "Issuer" or the "Trust") will
                                        be a trust formed by the Depositor. Each
                                        Trust will be formed pursuant to either
                                        a Trust Agreement (a "Trust Agreement")
                                        between the Depositor and the Trustee
                                        for such Trust or a Pooling and
                                        Servicing Agreement (a "Pooling and
                                        Servicing Agreement") among the Trustee, the Depositor, the Servicer and the Seller.

DEPOSITOR............................   Mellon Auto Receivables Corporation (the
                                        "Depositor"), a wholly-owned subsidiary
                                        of Mellon Bank, N.A. See "The
                                        Depositor."

SERVICER.............................   Mellon Bank, N.A. (in such capacity, the
                                        "Servicer").

SELLERS..............................   Mellon Bank, N.A. and/or another entity
                                        identified in the related Prospectus
                                        Supplement (each, a "Seller").

TRUSTEE..............................   The trustee for a Series of Certificates
                                        (each, a "Trustee") will be identified
                                        in the related Prospectus Supplement.

INDENTURE TRUSTEE....................   The indenture trustee for a Series of
                                        Notes (each, an "Indenture Trustee")
                                        will be identified in the related
                                        Prospectus Supplement.

THE NOTES
     GENERAL.........................   A Series of Securities may include one
                                        or more classes of Notes. The Notes will be issued by a Trust pursuant to an Indenture between that Trust and the Indenture Trustee (each, an
                                        "Indenture"). The Trust will pledge its
                                        assets (other than the Certificate
                                        Distribution Account) to the Indenture
                                        Trustee as security for payment of the
                                        Notes issued by that Trust.

     PAYMENT DATES...................   Payments of interest on and principal of
                                        the Notes will be made on the dates
                                        specified in the related Prospectus
                                        Supplement (each, a "Payment Date").

     DENOMINATIONS AND REGISTRATION..   The Depositor expects that the Notes
                                        will be (1) available for purchase in
                                        minimum denominations of $25,000 and
                                        integral multiples of $1,000 in excess
                                        thereof and (2) issued in book-entry
                                        form only. See "Certain Information
                                        Regarding the Securities" and "Annex I"
                                        hereto.

     INTEREST........................   Each class of Notes will bear interest
                                        at a specified rate or rates (with
                                        respect to each class of Notes, the
                                        "Interest Rate"). Each class of Notes
                                        may have a different Interest Rate,
                                        which may be a fixed, variable or
                                        adjustable Interest Rate, or any
                                        combination. The related Prospectus
                                        Supplement will specify the Interest
                                        Rate for each class of Notes, or the
                                        method for determining the Interest
                                        Rate.

     PRINCIPAL.......................   The amount and timing of the payments of
                                        principal of the Notes of a Series will
                                        be described in the related Prospectus
                                        Supplement.

     MULTIPLE CLASSES................   If a Series of Notes includes more than
                                        one class of Notes, each class may have
                                        significant differences including the
                                        following:

                                        o    the timing of payments

                                        o    the priority of payments

                                        o    the allocation of losses

                                        o    the Interest Rate

                                        o    the amount of payments

                                        o    the source of payments

                                        See "Description of the Notes -
                                        Principal and Interest on the Notes."


     STRIP NOTES.....................   A Series of Notes may include one or
                                        more classes of Notes ("Strip Notes")
                                        that are entitled to (i) little or no
                                        payments of interest, (ii) little or no
                                        payments of principal or (iii) payments
                                        of principal and/or interest that are
                                        disproportionately large relative to the interest and/or principal payments. An investment in Strip Notes involves significant risks. See "Risk Factors -
                                        Strip Securities Involve Increased
                                        Risk."

THE CERTIFICATES

     GENERAL.........................   A Series of Securities may include one
                                        or more classes of Certificates and may
                                        not include any Notes. Any Certificates
                                        will be issued pursuant to a Trust
                                        Agreement or a Pooling and Servicing
                                        Agreement.

     DISTRIBUTION DATES..............   Distributions on the Certificates will
                                        be made on the dates specified in the
                                        related Prospectus Supplement (each, a
                                        "Distribution Date").

     DENOMINATIONS AND REGISTRATION.    The Depositor expects that the
                                        Certificates will be (i) available for
                                        purchase in minimum denominations of
                                        $25,000 and integral multiples of $1,000 in excess thereof and (2) issued in book-entry form only. See "Certain
                                        Information Regarding the Securities."

     INTEREST.......................    Each class of Certificates will accrue
                                        interest at a specified rate or rates
                                        (with respect to each class of
                                        Certificates, the "Pass-Through Rate").
                                        Each class of Certificates may have a
                                        different Pass-Through Rate, which may
                                        be a fixed, variable or adjustable
                                        Pass-Through Rate, or any combination.
                                        The related Prospectus Supplement will
                                        specify the Pass-Through Rate for each
                                        class of Certificates or the method for
                                        determining the Pass-Through Rate.

     MULTIPLE CLASSES...............    If a Series of Certificates includes
                                        more than one class of Certificates,
                                        each class may have significant
                                        differences including the following:

                                        o    the timing of distributions

                                        o    the priority of distributions

                                        o    the allocation of losses

                                        o    the Pass-Through Rate

                                        o    the amount of distributions

                                        o    the source of distributions

                                        See "Description of the Certificates -
                                        Principal and Interest on the
                                        Certificates."

     STRIP CERTIFICATES.............    A Series of Certificates may include one
                                        or more classes of Certificates ("Strip
                                        Certificates") that are entitled to (i)
                                        little or no distributions of interest,
                                        (ii) little or no distributions of
                                        principal or (iii) distributions of
                                        principal and/or interest that are
                                        disproportionately large relative to the distributions of interest and/or principal. An investment in Strip
                                        Certificates involves significant risks.
                                        See "Risk Factors - Strip Securities
                                        Involve Increased Risks."

CUTOFF  DATE.........................   The Prospectus Supplement for each
                                        Series of Securities will specify the
                                        date that will be used to determine the
                                        payments on the related Receivables to
                                        which the Holders of such Securities are entitled (each, a "Cutoff Date").

THE RECEIVABLES......................   The Receivables will be loans made to
                                        individuals to purchase or refinance new or used automobiles, including passenger cars, minivans, sport utility vehicles and light trucks. The Receivables will be originated directly or indirectly by motor vehicle dealers (the "Dealers") and will be purchased by a Seller. On or prior to the Closing Date for a Series of Securities, the Depositor will buy the Receivables from the Seller and immediately will sell those Receivables to the Trust pursuant to a Sale and Servicing Agreement or Pooling and
                                        Servicing Agreement, as the case may be.

PRE-FUNDING..........................   The Depositor may sell Securities with
                                        an original principal amount that is
                                        greater than the principal amount of the Receivables delivered to the Trust on the applicable Closing Date. In that case, the Depositor will deposit an amount equal to the difference (the
                                        "Pre-Funded Amount") into an account
                                        held by the Trustee or the Indenture
                                        Trustee (the "Pre-Funding Account"). The
                                        Trust will use the Pre-Funded Amount to
                                        purchase additional Receivables
                                        ("Subsequent Receivables) from the
                                        Depositor during the period (the
                                        "Funding Period") set forth in the
                                        related Prospectus Supplement. No
                                        Pre-Funded Amount will be greater than
                                        50% of the aggregate initial principal
                                        balance of the Notes, if any, and
                                        Certificates of the related Series, and
                                        no Funding Period will be longer than
                                        six months. If any Pre-Funded Amount
                                        remains on deposit in the Pre-Funding
                                        Account at the end of the Funding
                                        Period, it will be used to prepay some
                                        or all classes of the Notes and/or
                                        Certificates.

CREDIT AND CASH FLOW
ENHANCEMENT..........................   Each Trust will include one or more
                                        mechanisms to protect the Holders of all or certain classes of Securities of the related Series from losses on the Receivables and/or other shortfalls in funds available to make required payments on those Securities. These mechanisms (called "credit enhancement") may include any one or more of the following forms:

                                        o    subordination of one or more other
                                             classes of Securities

                                        o    a reserve account

                                        o    the use of certain excess cashflow
                                             to create overcollateralization

                                        o    letters of credit

                                        o    surety bonds or security insurance
                                             policies

                                        o    guaranteed investment contracts

                                        o    swaps or other interest rate
                                             protection agreements

                                        o    repurchase agreements

                                        o    yield supplement agreements or
                                             accounts

                                        o    third party credit, liquidity or
                                             payment agreements

                                        Any form of credit enhancement will have certain limitations and exclusions from coverage, and those limitations and exclusions will be described in the related Prospectus Supplement.

SERVICING
     GENERAL.........................   The Servicer will agree with each Trust
                                        to be responsible for servicing,
                                        managing, maintaining custody of and
                                        making collections on the Receivables
                                        pursuant to the Pooling and Servicing
                                        Agreement or the Sale and Servicing
                                        Agreement.

                                        Each Trust will pay the Servicer a fee
                                        for servicing the related Receivables.
                                        The fee will equal a specified
                                        percentage of the aggregate principal
                                        balance of the related Receivables Pool, as set forth in the related Prospectus Supplement. The "Servicing Fee" also will include certain late fees, prepayment charges and other administrative fees or similar charges. See "Description of the Transfer and Servicing Agreements-Servicing
                                        Compensation and Payment of Expenses"
                                        herein and in the related Prospectus
                                        Supplement.

   ADVANCES..........................   The Servicer generally will advance
                                        scheduled payments of interest and/or
                                        principal under each Receivable which
                                        are not timely made (each, an
                                        "Advance"), to the extent that the
                                        Servicer, in its sole discretion,
                                        expects to recoup such Advance from
                                        subsequent payments on or with respect
                                        to such Receivable. The Servicer will be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables. See
                                        "Description of the Transfer and
                                        Servicing Agreements--Advances."

OPTIONAL PURCHASE....................   The Servicer or another person
                                        identified in the related Prospectus
                                        Supplement will have the option, but not the obligation, to cause a Trust to be terminated when the principal balance of the Receivables in the related
                                        Receivables Pool is equal to or less
                                        than a specified percentage (not more
                                        than 10%) of the principal balance of
                                        those Receivables as of the applicable
                                        Cutoff Date. The exercise of that option will result in the redemption of the Notes and/or the prepayment of the Certificates of the related Series of Securities at a price generally equal to the outstanding principal amount of such Securities plus accrued but unpaid interest. See "Description of the
                                        Transfer and Servicing
                                        Agreements--Termination."

PREPAYMENT
CONSIDERATIONS.......................   The amount and timing of payments on the
                                        Securities of a Series will depend
                                        primarily on the amount and timing of
                                        payments by the Obligors on the
                                        Receivables. Payments may be regular
                                        scheduled monthly payments or payoffs
                                        due to sales or trade-ins of the
                                        Financed Vehicle. Payments to
                                        Securityholders also will include
                                        amounts received following repossession
                                        and disposition of a Financed Vehicle if the Obligor fails to make the required payments. Because a Receivables Pool will include thousands of Receivables that are payable by Obligors, it is impossible to predict the amount and timing of payments that will be received and paid to Securityholders in any month or over the period of time that the Securities of a Series remain outstanding. The option to terminate a Trust early and, if a Trust includes a Pre-Funding Account, the possibility that all of the Pre-Funded Amount will not be used to purchase Subsequent
                                        Receivables, creates additional
                                        uncertainty regarding the timing of
                                        payments to Securityholders.

                                        Investors may not be able to reinvest
                                        amounts received by them at rates that
                                        are equal to or higher than the
                                        applicable Interest Rate or Pass-Through
                                        Rate. In addition, investors will not
                                        know with any certainty how long they
                                        will receive interest at the applicable
                                        Interest Rate or Pass-Through Rate. As a result, the Securities are not an appropriate investment for any investor that requires a fixed schedule of payments, a payment on any particular date or certainty regarding the length of the investment.

RISK FACTORS.........................   An investment in the Securities of any
                                        Series involves significant additional
                                        risks. Prospective investors are
                                        encouraged to review the information
                                        under the caption "Risk Factors"
                                        beginning on page and in the applicable
                                        Prospectus Supplement before making an
                                        investment.

FEDERAL TAX STATUS...................   If a Series of Securities includes
                                        Notes, Stroock & Stroock & Lavan LLP
                                        ("Federal Tax Counsel") is of the
                                        opinion, as of the date hereof, that,
                                        for federal income tax purposes: (i) any Notes of that Series will be characterized as debt and (ii) the related Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.
                                        Each Noteholder, by the acceptance of a
                                        Note, will agree to treat such Note as
                                        indebtedness, and each
                                        Certificateholder, by the acceptance of
                                        a Certificate of that Series, will agree to treat the related Trust as a partnership in which such
                                        Certificateholder is a partner for
                                        federal income tax purposes, or if there is a single Certificateholder, to disregard the Trust as an entity separate from its owner. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders.

                                        If a Series of Securities includes only
                                        Certificates, Federal Tax Counsel is of
                                        the opinion, as of the date hereof, that the related Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS.................   Each Prospectus Supplement will identify
                                        the class or classes of Securities that
                                        are eligible for purchase by employee
                                        benefit plans or other retirement
                                        arrangements that are subject to either
                                        Title I of the Employee Retirement
                                        Income Security Act of 1974, as amended
                                        ("ERISA") or Section 4975 of the
                                        Internal Revenue Code of 1986, as
                                        amended (such plans or arrangements,
                                        "Plans"). See "ERISA Considerations" in
                                        this Prospectus and in the related
                                        Prospectus Supplement.

RATINGS..............................   Any Securities offered by this
                                        Prospectus and the related Prospectus
                                        Supplement will be rated in one of the
                                        four highest rating categories by at
                                        least one nationally recognized rating
                                        agency (a "Rating Agency") as specified
                                        in the related Prospectus Supplement. A
                                        security rating is not a recommendation
                                        to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing.
                                        Prospective investors are encouraged to
                                        analyze the significance of each rating
                                        independently of any other rating. Any
                                        Rating Agency may change its rating of
                                        the Securities after those Securities
                                        are issued if that Rating Agency
                                        believes that circumstances have
                                        changed. Any subsequent change in a
                                        rating will likely affect the price that a subsequent purchaser will be willing to pay for the applicable Security. See
                                        "Ratings."

                                  RISK FACTORS

     An investment in the Securities of any Series involves significant risks. BEFORE MAKING AN INVESTMENT DECISION, PROSPECTIVE INVESTORS SHOULD REVIEW THE FOLLOWING INFORMATION AND THE INFORMATION UNDER THE CAPTION "RISK FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

THERE IS NO ESTABLISHED SECONDARY MARKET

     Asset backed securities generally are not, and the Securities will not be, listed on any securities exchange. As a result, an investor in the Securities that wishes to sell those Securities must locate a purchaser that is willing to purchase those Securities. The Depositor expects that any underwriter through which the Securities of a Series are offered will intend to make a secondary market for those Securities. Those underwriters will do so by offering to buy the Securities from investors that wish to sell. However, no underwriter will be obligated to make offers to buy the Securities and any underwriter may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of asset backed securities (i.e., there has been a lack of liquidity), and there may be such times in the future. As a result, an investor in the Securities may not be able to sell the investor's Securities when the investor wishes to do so or may not be able to obtain the price the investor wishes to receive.

TRUST ASSETS ARE THE ONLY SOURCE OF PAYMENTS

     No Trust will have any significant assets or sources of funds other than the Receivables and the credit enhancement identified in the related Prospectus Supplement. The issuing Trust will be the only person obligated to make payments on the Securities issued by that Trust. Investors will not have any recourse against the Depositor, the Seller, the Servicer, the Trustee, the Indenture Trustee or any related company if the assets of a Trust are not sufficient to make the required payments on the Securities issued by that Trust. As a result, investors must depend on payments by the Obligors on the Receivables and any related credit enhancement for required payments on the investor's Securities. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage provided by that credit enhancement will be borne directly by the affected Securityholders.

NON-DELIVERY OF CONTRACTS COULD CAUSE LOSSES

     Under applicable law, sales of financial instruments like the contracts creating the Receivables can be completed either by filing a statement under the Uniform Commercial Code in the applicable state (the "UCC") or by actually delivering the Receivables to the purchaser. Although either method "perfects" the sale, if the contracts are not actually delivered to the purchaser, another person that buys those Receivables in the ordinary course of business without knowledge of the prior sale and that takes possession of the contracts will own the Receivables free of the claims of the original purchaser.

     The sales by the Seller to the Depositor and by the Depositor to a Trust will be perfected by filing statements as required by the UCC. However, the contracts creating the Receivables in each Receivables Pool will not be actually delivered to the Trustee or Indenture Trustee. The Receivables will be held by the Servicer, as custodian for the Trust. In addition, the contracts will not be segregated, stamped or otherwise marked to indicate that they have been sold to the applicable Trust. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the related Receivables for new value in the ordinary course of business and takes possession of the related contracts without actual knowledge of the applicable Trust's interest, the purchaser (or secured party) will acquire an interest in the related Receivables superior to the interest of that Trust. In that event, the applicable Trust will not be able to realize any liquidation proceeds on the related Receivables and Securityholders may suffer a loss.

FAILURE TO NOTE TRANSFER ON TITLE DOCUMENTS MAY CAUSE LOSSES

     The Seller will assign its security interests in the related Financed Vehicles to the Depositor and, the Depositor will assign those security interests to a Trust. The Servicer, as custodian for the related Trust, will hold the certificates of title or ownership or other documents evidencing the notation of the Seller's lien on the related Financed Vehicles. Due to the administrative burden and expense, the certificates of title or ownership will not be endorsed or otherwise amended to identify the Trust as the new secured party. In most states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by the Seller, the Servicer or the Depositor or administrative error by state or local agencies, the notation of the Seller's lien on the certificates of title or ownership and/or possession of such certificates with such notation will be sufficient to protect the related Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. However, if the Trust or the related Indenture Trustee is not identified as the new secured party on the certificate of title that the security interest of the Trust or related Indenture Trustee may not be enforceable. If a Trust has failed to obtain or maintain a perfected security interest in a Financed Vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the Obligor, a subsequent purchaser of the Financed Vehicle or a holder of a perfected security interest in the Financed Vehicle or a bankruptcy trustee of such holder. If the Trust elects to attempt to repossess the related Financed Vehicles, it might not be able to realize any liquidation proceeds on those Financed Vehicles and, as a result, Securityholders may suffer a loss.

BANKRUPTCY OF DEPOSITOR MAY CAUSE LOSSES

     The Depositor intends that its sale of the Receivables to each Trust will be a valid sale and assignment of the Receivables to that Trust. If the Depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the Depositor or the Depositor itself were to take the position that the sale of Receivables by the Depositor to a Trust should instead be treated as a pledge of the Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related Securityholders could occur. If a court ruled in favor of any such trustee, debtor or creditor, reductions in the amounts of such payments could result. If the transfer of Receivables to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Depositor arising before the transfer of a Receivable to the Trust may have priority over that Trust's interest in those Receivables. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the Depositor's bankruptcy estate and would not be available to the Depositor's creditors.

     In a 1993 case decided by the U.S. Court of Appeals for the Tenth Circuit, OCTAGON GAS SYSTEM, INC. V. RIMMER, the court determined that "accounts," a defined term under the Uniform Commercial Code, would be included in the bankruptcy estate of a transferor regardless of whether the transfer is treated as a sale or a secured loan. Although the Receivables are likely to be viewed as "chattel paper," as defined under the Uniform Commercial Code, rather than as accounts, the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of the Depositor, however, even if the transfer of Receivables to the Trust were treated as a sale, the Receivables would be part of the Depositor's bankruptcy estate and would be subject to claims of certain creditors, and delays and reductions in payments to the Securityholders could result.

SUBORDINATED SECURITIES MAY INCUR LOSSES

     A Series of Securities may provide that one or more classes of those Securities are subordinated in right of payment to one or more other classes of that Series. In general, securities that are subordinated to other securities have a greater risk of loss because the subordinated securities will not receive payments of interest, principal or both, until the more senior securities receive the payments to which they are entitled. If the amount available for payments to Securityholders is less than the amount required, the Holders of the subordinated Securities will not receive the payments that they would have received if there had not been a shortfall in the amount available.

THE INVESTMENT RETURN ON THE SECURITIES IS UNCERTAIN

     The return on an investment in the Securities of any Series will depend on
(1) the price paid by an investor for those Securities, (2) the rate at which interest accrues on those Securities and (3) the rate at which the investor receives a return of the principal and, consequently, the length of time that the investor's Securities are outstanding and accruing interest. The last factor is the biggest uncertainty in an investment in the Securities.

     An Obligor may prepay a Receivable in whole or in part, at any time. In addition, a Trust may receive other unscheduled payments from liquidations due to default, including rebates of extended warranty contract costs and insurance premiums, as well as receipts of proceeds from physical damage, credit life, theft and disability insurance policies and certain other Receivables purchased or repurchased pursuant to the terms of a Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be. The rate of prepayments on the Receivables may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates and the fact that an Obligor generally may not sell or transfer the related Financed Vehicle securing a Receivable without the consent of the secured party which generally results in the repayment of the remaining principal balance of the related Receivable. Because a Receivables Pool will include thousands of Receivables that are payable by Obligors, it is impossible to predict the amount and timing of payments that will be received and paid to Securityholders in any month or over the period of time that the Securities of a Series remain outstanding. The option to terminate a Trust early and, if a Trust includes a Pre-Funding Account, the possibility that all of the Pre-Funded Amount will not be used to purchase Subsequent Receivables, creates additional uncertainty regarding the timing of payments to Securityholders.

     The different amounts of principal payments on the Securities and the uncertainty of the timing of those payments creates reinvestment risk. Reinvestment risk refers to the fact that an investor may not be able to invest the payments on the Securities received by that investor at a rate that is equal to or greater than the rate of interest borne by the investor's Securities.

     An investment in the Securities also involves a risk that the investor may lose all or part of the investor's investment. Although every Trust will include some form of credit enhancement, that credit enhancement may not cover every class of Securities issued by a Trust. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. No Securities will be guaranteed by any governmental entity or agency or insured by the Federal Deposit Insurance Corporation. As a result, there is always a risk that investors may not recover the full amount of their investment.

STRIP SECURITIES INVOLVE ADDITIONAL RISK

     Strip Notes or Strip Certificates involve greater uncertainty regarding the return on investment. These types of securities are often called "interest only securities" or "principal only securities". An interest only security is not entitled to any principal payments. If the Receivables in a Receivables Pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

     A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there is no interest payments to compensate the investor for the use of the investor's money).

     The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in Strip Notes and Strip Certificates involves a high degree of risk.

SERVICER MAY BE PERMITTED TO COMMINGLE FUNDS

     So long as Mellon Bank, N.A. is the Servicer, and provided that (i) there is no Servicer Default and (ii) each other condition to making monthly deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit amounts collected on the Receivables into the Collection Account of a Trust until the business day preceding each Distribution Date. Pending deposit into a Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss.

CERTIFICATEHOLDERS MAY NOT EXERCISE REMEDIES UPON SERVICER DEFAULT

     If a Series of Securities includes Notes and a Servicer Default occurs, the Indenture Trustee or the Noteholders may remove the Servicer without the consent of the Trustee or any of the Certificateholders. Moreover, only the Indenture Trustee or the Noteholders, and not the Certificateholders, with respect to the applicable Series will have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of that Series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of that Series. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults."

EVENTS OF DEFAULT MAY NOT BE ADEQUATE PROTECTION

     Although each Trust will covenant to sell the related Receivables if directed to do so by the related Indenture Trustee following an acceleration of the related Notes upon an Event of Default, the market value of those Receivables may not be equal to or greater than the aggregate outstanding principal of the related Notes. Therefore, upon an Event of Default with respect to a Series of Notes the Noteholders may not have an effective remedy because the sale of the related Receivables might result in losses.. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of the Notes of a Series may not result in the occurrence of an Event of Default until the Final Scheduled Distribution Date for such class of Notes.

BALLOON LOANS CREATE ADDITIONAL RISKS

     Certain of the Receivables in a Trust may consist of Balloon Loans. "Balloon Loans" have a term to stated maturity that is less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a Balloon Loan, the Obligor will be required to make a balloon payment (a "Balloon Payment") which will be significantly larger than the Obligor's other scheduled monthly payments. The ability of an Obligor to repay a Balloon Loan at maturity frequently will depend on the Obligor's ability to refinance the Receivable. The ability of an Obligor to refinance a Receivable may be affected by a number of factors, including the prevailing available automobile interest rates at the time, the value of the related Financed Vehicle, the financial condition of the Obligor, and the general economic conditions at the time. Under certain of the Balloon Loans, the Obligor may be able to return the related Financed Vehicle to the related Seller in satisfaction of the Balloon Loan.

     A low interest rate environment may make it easier for an Obligor to refinance. However, the related Securityholders will then receive the payoff of the applicable Receivable but may not be able to invest the amount received at a rate equal to or greater than the Interest Rate or Pass-Through Rate on the investor's Securities. Conversely, a high interest rate environment may make it more difficult for the Obligor to accomplish a refinancing and may result in delinquencies or defaults. See "Maturity and Prepayment Assumptions Balloon Loans."

BOOK ENTRY REGISTRATION MAY ADVERSELY AFFECT INVESTORS

     The Depositor expects that each class of Securities will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for DTC set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of these Securities. Unless and until Definitive Securities for a Series are issued, holders of the Securities of that Series will not be recognized by the Trustee or any applicable Indenture Trustee as "Certificateholders," "Noteholders" or "Securityholders," as the case may be. As a result, holders of the Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. In addition, investors may experience some delays in receiving distributions on, and reports regarding their Securities, because the distributions and reports will be sent to DTC. In turn, DTC and its participating organizations will forward the distributions and reports either directly or indirectly to investors. See "Certain Information Regarding the Securities Book-Entry Registration" and " Definitive Securities."

SECURITIES ARE NOT SUITABLE FOR ALL INVESTORS

     The Securities are complex investments that are not appropriate for all investors. The interaction of the factors described above are difficult to analyze and may change from time to time while the Securities of a Series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the Securities of a Series or the likely return on an investment in those Securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the Securities should consider such an investment.

                                   THE TRUSTS

     With respect to each Series of Securities, the Depositor will cause a separate Trust to be formed pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of motor vehicle retail installment sales contracts and other motor vehicle installment chattel paper which were or will be originated by Dealers and purchased by a Seller pursuant to the Dealer Agreements and all monies received thereunder on and after the Cutoff Date (as such term is defined in the related Prospectus Supplement, a "Cutoff Date"), and, with respect to Receivables which are Actuarial Receivables, monies received thereunder prior to the Cutoff Date that are due on or after the Cutoff Date. On or prior to the Closing Date, the Seller(s) will sell the Receivables of the applicable Receivables Pool to the Depositor. On the applicable Closing Date, the Depositor will sell the Initial Receivables of the applicable Receivables Pool to the Trust. To the extent so provided in the related Prospectus Supplement, Subsequent Receivables will be conveyed to the Trust as frequently as daily during the Funding Period. Any Subsequent Receivables so conveyed will also be assets of the applicable Trust, subject to the prior rights of the related Indenture Trustee and the Noteholders, if any, therein. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as described herein and in the related Prospectus Supplement; (ii) security interests in the vehicles securing the Receivables (the "Financed Vehicles");
(iii) the rights of the Seller(s) to receive proceeds from claims under certain insurance policies; (iv) the rights of the Trust under either a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as specified in the related Prospectus Supplement; (v) the rights of the Seller(s) to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the "Obligors"); (vii) all right, title and interest of the Seller(s) (other than with respect to any Dealer commission) with respect to the Receivables under the related Dealer Agreements; and (viii) all proceeds (within the meaning of the UCC) of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Reserve Account or other form of credit enhancement may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities.

     The Servicer will service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein. To facilitate the servicing of the Receivables, each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each Trust. In the absence of such an amendment, any Trust may not have a perfected security interest in the Financed Vehicles in all states. See "Risk Factors -Failure to Note Transfer on Title Documents May Cause Losses," "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

     If the protection provided to any Noteholders of a given Series by the subordination of the related Certificates and by the Reserve Account, if any, or other credit enhancement for such Series or the protection provided to Certificateholders by any such Reserve Account or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against Dealers with respect to such Receivables. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to the holders of the Securities of such Series. See "Description of the Transfer and Servicing Agreements Distributions," "--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables." The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a Trust may make an election to be treated as a "financial asset securitization investment trust" (a "FASIT"). The applicable Transfer and Servicing Agreement for such a Trust may contain any such terms and provide for the issuance of Notes or Certificates of such Series on such terms and conditions as are permitted to a FASIT and described in the related Prospectus Supplement. See "Federal Income Tax Consequences FASIT Legislation."

THE TRUSTEE

     The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the expressed obligations of such Trustee set forth in the related Trust Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the Trustee becomes legally unable to act, is judged insolvent or is placed in receivership or similar proceedings. In such circumstances, the Servicer, will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                      THE PORTFOLIO OF MOTOR VEHICLE LOANS

DEALER AGREEMENTS

     Mellon Bank, N.A. (the "Bank") generally purchases through Dealers motor vehicle retail installment sales contracts and other installment chattel paper secured by Financed Vehicles ("Motor Vehicle Loans") . The Bank purchases Motor Vehicle Loans in accordance with its established underwriting procedures and subject to the terms of the Dealer Agreements. A Dealer Agreement, among other things, obligates a Dealer to repurchase any Receivable for its outstanding principal balance (including accrued but unpaid interest) if the Dealer breaches the representations and warranties contained therein. The representations and warranties typically relate to the origination of the Receivable and the security interest in the related Financed Vehicle and not to the collectibility of the Receivable or the creditworthiness of the Obligor thereunder.

     The Bank audits the Dealers with varying frequencies depending on performance and stability. However, the Bank audits all transactions with new Dealers. While the Bank does not have financial requirements for new Dealers, most of the Dealers consist of manufacturer franchised dealerships and the related manufacturers do have financial requirements. The Bank has the right to audit the books and records of all Dealers.

UNDERWRITING

     MELLON BANK, N.A. All of the Motor Vehicle Loans will be underwritten or, in the case of bulk purchases, re-underwritten to the Bank's underwriting standards. The underwriting standards emphasize each prospective obligor's ability to pay and creditworthiness, based on employment and residential stability, as well as the asset value of the motor vehicle that secures the Motor Vehicle Loan. Although the Bank does not have minimum policy requirements on the length of time an applicant has been an employee of a particular employer or resident at a particular address, generally, an applicant must be employed for not less than one year with the same employer or have established comparable stability in a particular field. Applications without employment and/or residential stability may require greater levels of authority for approval.

     The Bank's credit review process takes into account factors such as credit bureau information, past analogous borrowing experience and income requirements. Prior to the purchase of a Motor Vehicle Loan, the Bank reviews the credit application from each applicant, including information about each obligor's income, credit obligations, and other personal information. Upon receipt of an application, the Bank obtains a credit report from an independent credit bureau, which the Bank reviews to determine the applicant's current credit status and past credit performance. Where necessary, the Bank may obtain more than one credit report. The Bank considers the following information contained in the credit report: length of time in file, number of trade lines, level of obligations maintained, breadth of credit experience, previous automobile financing experience and other credit. The Bank then compares the amount requested to be financed in the application to the applicant's credit history. Generally, the Bank requires an applicant to have a minimum of three years history in the file and a minimum household income of $20,000.

     The Bank utilizes credit scoring systems to assist in the processing of the applications including the Fair, Isaac Auto Enhanced bureau score and a custom built scorecard ("MDS") derived from the Fair, Isaac Auto Enhanced bureau score. The credit scores are used to increase the productivity of the underwriters, automatically approve and decline applications, recommend approve or reject decisions and to route applications to more experienced underwriters. Applications identified by score as less creditworthy may either be automatically declined or routed to more experienced underwriters for their concurrence before an approval is rendered. Conversely, applications identified by score as creditworthy may either be automatically approved or routed to less experienced underwriters for their concurrence before an acceptance is rendered. Applications scoring below the established score guidelines, regardless of other circumstances, require senior management concurrence/approval.

     The Bank may also conduct an additional investigation, which may consist of some or all of the following steps: requiring written proof of employment and income, direct telephone verification of an applicant's employment, and discussions with the originating Dealer to resolve concerns about the applicant's creditworthiness. The Bank then analyzes the application under the Bank's underwriting criteria, and, for those applications that are approved, determines the amount and terms of the financing the Bank will offer.

     The Bank's standards permit to a minimum loan of $2,500 and a maximum loan of $100,000. The maximum advance rate for current year models is 120% of the manufacturer's suggested retail price ("MSRP") plus 100% of dealer installed options (at dealer costs) and tax and licensing fees. The maximum advance rate for used vehicles is 120% of the wholesale value in the National Automobile Dealers Association Guide on Retail and Wholesale Values ("NADA") plus tax and licensing fees. A vehicle more than seven years old will be considered an exception. All overrides are monitored for performance and reported to management on a regular basis. The decision is communicated to the Dealer. In the case of a declined application, the Bank's practice is to explain the reason for the declination to the Dealer and send a declination letter to the applicant.

     The standard maximum term for a Motor Vehicle Loan depends, in part, on the age of the Financed Vehicle, the MDS credit score and the purchase price. In any case, the minimum term for a Motor Vehicle Loan is 12 months, the maximum term for a new vehicle is 72 months and the maximum term for a vehicle that is five or more years old is 36 months.

     Exceptions to the above credit parameters are made at the discretion of the credit underwriter and/or credit manager with the appropriate decision authority. In considering any exception, the Bank looks for compensating factors in the borrower's credit such as a higher credit score or lower advance rate than would otherwise be required to approve such loan if the borrower had otherwise satisfied each of the underwriting criteria. The Bank's' exceptions policy is designed to ensure that the credit quality of the loan subject to any such exception is consistent with the credit quality of the Bank's' other loans. Underwriters are assigned specific dollar and decision (policy) authority based on experience, performance results and position. The greater the deviation from established policy, the higher the level of authority required. Caps are placed on all policy rules where no one carries override authority except the senior credit policy officer.

     UNAFFILIATED SELLERS. If a Trust includes Receivables originated by an entity that is not affiliated with the Depositor, the applicable Prospectus Supplement will describe the underwriting standards of such entity.

CONTRACT MODIFICATION

     The Servicer will follow specific procedures with respect to contract extensions and modifications. Extensions may be granted to a current or delinquent customer to cure a short term cash flow problem and an extension fee may be charged. Extensions are granted on an individual basis and are reported and monitored closely. Generally, the extension policy includes: (i) at least six monthly payments must be made before an account is eligible for extension,
(ii) one extension is allowed for every 12 month period, (iii) extensions will not be granted if the loan is deemed to be uncollectible and (iv) extensions will not be granted if the Obligor has not made at least one payment in the last 30 days. Approval by the collection's supervisor must be obtained before any extension is granted.

     The Servicer may also change a payment date once during the term of the Motor Vehicle Loan as an accommodation to the Obligor if the new payment date is within 20 days of the original scheduled payment date. Such change of payment date is not deemed to be an extension and no extension fee is charged.

     Each Sale and Servicing Agreement generally will prohibit the Servicer, except as provided or required under applicable law, from making modifications to the Motor Vehicle Loans that (i) reduce the original rates of interest on the Motor Vehicle Loans, (ii) reduce the amount of the regularly scheduled payments on the Motor Vehicle Loans or (iii) extend the final payment dates on such Motor Vehicle Loans beyond the Collection Period relating to the Certificate Final Scheduled Distribution Date.

INSURANCE

     Each Motor Vehicle Loan requires the Obligor to obtain physical damage insurance covering loss or damage to the motor vehicle naming the Bank as loss payee, with a maximum deductible amount of $500.00. As a prerequisite to acquiring a Motor Vehicle Loan, the Obligor must provide the related Seller with evidence of insurance acceptable to the Bank, in the form of either a certificate of insurance, a binder or an agreement evidencing a commitment to provide insurance to the obligor. The Servicer will not force place insurance. However, in the event that an Obligor's insurance coverage lapses, the Servicer may foreclose on the Motor Vehicle Loan.

SERVICING AND COLLECTION

     The Servicer, either directly or through subservicers, will be responsible for managing, administering, servicing and making collections on the Receivables held by each Trust. Although a 10-day grace period is provided before the assessment of a late charge, the Servicer considers a Motor Vehicle Loan delinquent when the obligor fails to make a contractual payment by the due date. The Servicer's policy is to begin collection activities with respect to delinquent Motor Vehicle Loans on the sixth day following the due date, at which time a system-generated notification prompts a collection representative to make telephone contact with the Obligor to request payment whether a collector attempts to contact the delinquent Obligor by telephone or by letter is determined by the term of the delinquency and the history of the account. If attempts to contact the delinquent Obligor have failed, the collection officer may attempt to contact the Obligor's references. Repossession procedures begin when all other collection efforts are exhausted.

     The Servicer follows specific procedures with respect to repossessions and uses unaffiliated independent contractors to perform repossessions. Once a motor vehicle is repossessed, a notice of repossession is sent to the Obligor, detailing the requirements that must be met for the Obligor to redeem the financed vehicle. Motor vehicles that remain unredeemed beyond the required state law notice period are remarketed through various channels, including auction sales, consignment sales and direct sales to Dealers.

     The current policy of the Servicer is to write-off a Motor Vehicle Loan on or before the date on which the contract becomes 150 days delinquent. If the motor vehicle securing the Motor Vehicle Loan is repossessed, the Servicer's current policy is to write-off the contract amount upon the earlier of the sale of the motor vehicle or before the date on which the contract becomes 150 days delinquent. Any deficiencies remaining after the full write-off of the related Motor Vehicle Loan or deficiencies remaining after repossession and sale of the related motor vehicle are pursued by the Servicer, when practicable and legally permitted. Collection officers generally continue to contact the Obligors to establish repayment schedules or to repossess until a final resolution is achieved.

                              THE RECEIVABLES POOLS

     The Receivables to be held by each Trust will be selected from the Seller's portfolio of Motor Vehicle Loans for inclusion in a Receivables Pool by several criteria, including that, unless otherwise provided in the related Prospectus Supplement, each Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States, (iii) provides for level monthly payments which fully amortize the amount financed (except for the last payment, which may be different from the level payments), (iv) is an Actuarial Receivable or a Simple Interest Receivable and (v) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Depositor to be adverse to the Securityholders of any Series were or will be used in selecting the related Receivables.

     "Actuarial Receivables" are receivables that provide for the amortization of the amount financed over a series of fixed, level monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the Annual Percentage Rate (the "APR") of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed over a series of fixed level monthly payments. However, unlike the monthly payment under a Actuarial Receivable, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was received. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     In the event of the prepayment in full (voluntarily or by acceleration) of an Actuarial Receivable, with minor variations based upon state law, the Actuarial Receivable requires that a "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" add-on interest, calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate on an Actuarial Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment (which are not amounts representing Payaheads) made in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made. See "Maturity and Prepayment Assumptions."

     Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, the composition, the distribution by APR and by the states of origination, the portion of such Receivables Pool consisting of Actuarial Receivables and of Simple Interest Receivables and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

                       MATURITY AND PREPAYMENT ASSUMPTIONS

GENERAL

     The weighted average life of the Notes, if any, and the Certificates of any Series will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. All of the Receivables are prepayable at any time without penalty to the Obligor. For this purpose, the term "prepayments" includes prepayments by Obligors in full or in part, certain partial prepayments related to liquidations due to default, including rebates of extended warranty contract costs and insurance premiums, as well as proceeds received from physical damage, credit life, theft and disability insurance policies and certain other Receivables, purchased or repurchased pursuant to the terms of a Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be. The rate of prepayments on the related Receivables may be influenced by a variety of economic, social and other factors, including changes in interest rates and the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the secured party, which generally results in repayment of the remaining principal balance of the related Receivable. In addition, under certain circumstances, the Seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties and the Servicer will be obligated to purchase Receivables from such Trust pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements Sale and Assignment of Receivables" and " Servicing Procedures." See also "Description of the Transfer and Servicing Agreements Termination" regarding the Servicer's option to purchase the Receivables from a given Trust or regarding the Auction Sale of the Receivables by the Applicable Trustee if so specified in the related Prospectus Supplement if satisfactory bids for the purchase of Receivables are received.

     There can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates of a given Series on each Payment Date or Distribution Date, as applicable, since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders, if any, and the Certificateholders of a given Series. In addition, the extent to which the yield to maturity of a class of Securities may vary from the anticipated yield may depend upon the degree to which it is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Receivables. Further, an investor should consider the risk that, in the case of any class of Securities purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Receivables could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a class of Securities purchased at a premium, a faster than anticipated rate of principal payments on the Receivables could result in an actual yield to such investor that is lower than the anticipated yield. See "Risk Factors--The Investment Return on the Securities is Uncertain."

PAID-AHEAD RECEIVABLES

     If an Obligor on a Simple Interest Receivable pays more than one scheduled payment at a time, the entire amount of the additional payment will be treated as a principal prepayment and distributed as part of the principal collections in the month following the month of receipt. The Bank does not generally require the Obligor on a Simple Interest Receivable to make any scheduled payment in respect of such Receivable (a "Paid-Ahead Receivable") for the number of due dates corresponding to the number of such additional scheduled payments (the "Paid-Ahead Period"). Although the terms of the retail installment contract require the Obligor on a Simple Interest Receivable to make its next scheduled payment, the Obligor's Receivable is not considered delinquent for purposes of the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, during the Paid-Ahead Period and, interest will continue to accrue on the principal balance of the Receivable, as reduced by the application of the early payment. When the Obligor on a Simple Interest Receivable pays the next required payment, although such payment may be insufficient to cover the interest that has accrued since the last payment by the Obligor on a Simple Interest Receivable, the Obligor's Receivable would be considered to be current. This situation will continue until the installments are once again sufficient to cover all accrued interest and to reduce the principal balance of the Simple Interest Receivable. Depending on the principal balance and the APR of the related Simple Interest Receivable and on the number of installments that were paid early, there may be extended periods of time during which Simple Interest Receivables that are current are not amortizing. During such periods, no distributions in respect of principal will be made to the Securityholders with respect to such Receivables.

     Paid-Ahead Receivables will affect the weighted average life of the Notes and Certificates of any Series. The distribution of the paid-ahead amount on the Distribution Date following the Collection Period in which such amount was received will generally shorten the weighted average life of the Notes and Certificates of any Series. However, depending on the length of time during which a Paid-Ahead Receivable is not amortizing as described above, the weighted average life of such Notes and Certificates may be extended.

     The Bank's' portfolio of Motor Vehicle Loans has historically included contracts which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of Receivables which may become Paid-Ahead Receivables or the number or the principal amount of the scheduled payments which may be paid-ahead.

     The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related series of Securities.

BALLOON LOANS

     [Under certain of the Balloon Loans, the Obligor may be able to return the related Financed Vehicle to the Bank in satisfaction of the Balloon Loan, subject to certain charges. The ability of Obligors to make Balloon Payments, if any, will normally depend on the Obligor's ability to obtain refinancing of their Balloon Loans. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing is required, including, without limitation, the value of the related motor vehicle, the Obligor's financial situation, prevailing automobile loan interest rates and general economic conditions. The Bank sometimes provides refinancing of Balloon Loans and in certain limited circumstances must at the option of the Obligor refinance the related Receivable]. Delinquencies, if any, in the payment of Balloon Payments may delay the date on which the principal balance of the Notes and the Certificate Balance is reduced to zero, and may increase the weighted average lives of such Notes and Certificates. Although a low interest rate environment may facilitate the refinancing of a Balloon Loan, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Balloon Loan. Conversely, a high interest environment may make it more difficult for the Obligor to accomplish a refinancing and may result in delinquencies or defaults. See "Risk Factors--Balloon Loans Create Additional Risks."

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Payment Date (after giving effect to payments to be made on such Payment Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

     Unless otherwise provided in the related Prospectus Supplement with respect to each Trust, the Noteholders, if any, and the Certificateholders will receive monthly reports pursuant to the Indenture, the Trust Agreement or the Pooling and Servicing Agreement, as the case may be, concerning payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities-Reports to Securityholders.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Securities of a given Series will be applied by the Depositor to the purchase of the Receivables and other Trust property from the Seller, to make the Reserve Account Initial Deposit, if any, and to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any.

                                  THE DEPOSITOR

     The Depositor is a wholly-owned subsidiary of Mellon Bank, N.A. The Depositor was incorporated in the State of Delaware in September 1998. The principal executive offices of the Depositor are located at One Mellon Bank Center, Fourth Floor, Pittsburgh, Pennsylvania, and its telephone number is
(412) 234-7142.

     The Depositor is a separate, limited purpose subsidiary the certificate of incorporation of which contains certain limitations (including restrictions on the nature of the Depositor's business and a restriction on the Depositor's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors).

     The Indenture Trustee, the Trustee, all Noteholders and all
Certificateholders of each Trust will covenant that they will not at any time institute against the Depositor any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law.

                                  THE SERVICER

     Mellon Bank, N.A. , is engaged in, among other things, the business of leasing new and used automobiles (including passenger cars, minivans, sport/utility vehicles and light trucks) to individuals and businesses, servicing such leases during their term and remarketing the automobiles upon the expiration of the leases. Mellon Bank, N.A. services motor vehicle retail installment sales contracts secured by new and used motor vehicles originated as described in the related Prospectus Supplement. The Servicer's servicing operations are located at Two Mellon Bank Center, Eighth Floor, Pittsburgh, Pennsylvania, and its telephone number is (412) 236-2271.

     As of June 30, 1998, the Servicer serviced approximately 22,600 retail installments sale contracts, consisting primarily of new and used automobile (including passenger car, minivan, sport/utility vehicle and light truck) receivables, representing an outstanding balance of approximately $226 million. As of June 30, 1998, the Servicer serviced approximately 60 automobile leases equaling approximately $12.2 million of automobile lease receivables.

                            DESCRIPTION OF THE NOTES

GENERAL

     With respect to each Trust that issues Notes, one or more classes of Notes of the related Series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary describes the material terms of the Notes and the Indenture but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the related Prospectus Supplement all the provisions of the Notes and the Indenture.

     Unless otherwise specified in the related Prospectus Supplement, the Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC, except as set forth below. Unless otherwise specified in the related Prospectus Supplement, persons acquiring beneficial ownership interests in the Notes will hold their interests in the Notes through DTC in the United States and Cedel Bank, societe anonyme ("Cedel") and the Euroclear System ("Euroclear") in Europe. See "Certain Information Regarding the Securities" and "Annex I" hereto. Unless the related Prospectus Supplement specifies that the Notes are offered in definitive form, the Notes will be available for purchase in denominations of $25,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities Book-Entry Registration" and " Definitive Securities."

 PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given Series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such Series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such Series will be made prior to payments of principal thereon. To the extent provided in the related Prospectus Supplement, a Series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given Series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities-Fixed Rate Securities" and "-Floating Rate Securities." One or more classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including at the end of the Funding Period (if any) or as a result of the Servicer's exercising its option to purchase the related Receivables Pool.

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given Series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, payments to Noteholders of all classes within a Series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date," which may be the same date as each Distribution Date as specified in the related Prospectus Supplement), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such Series. See "Description of the Transfer and Servicing Agreements Distributions" and " Credit and Cash Flow Enhancement."

     With respect to a Series that includes two or more classes of Notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the Receivables (including loss, delinquency and prepayment experience), the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related Receivables Pool. Generally, the related Rating Agencies, the credit enhancer, if any, and the prevailing market conditions at the time of issuance of the Notes of a Series dictate the applicable specified events with respect to such Series. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

THE INDENTURE

     EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given Series, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such Note when the same becomes due and payable; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in aggregate principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such Series under the related Indenture will generally be limited to amounts available to be deposited from the applicable Collection Account (including amounts deposited therein from the Reserve Account, if any) in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Payment Date for such class of Notes.

     If an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

     If the Notes of any Series are due and payable following an Event of Default with respect thereto, the related Indenture Trustee may, in its discretion, either require the applicable Trust to sell the related Receivables or elect to have the applicable Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from directing the Trust to sell the related Receivables following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note of such Series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the collections on Receivables would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of such Notes then outstanding. In the event the Notes are accelerated and the Receivables are sold, no distributions will be made on the Certificates until all of the interest on and principal of the Notes has been paid in full. In such event, all the funds, if any, on deposit in the applicable Reserve Account, if any, will be available to first pay interest on and principal of the Notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in aggregate principal amount of the outstanding Notes of a given Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in aggregate principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

     No holder of a Note of any Series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in aggregate principal amount of the outstanding Notes of such Series have made written request to such Indenture Trustee to institute such aggregate proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days after its receipt of such written request failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes. Notwithstanding the foregoing, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

     In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Depositor or the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor the Seller, the Depositor nor the Servicer nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

     CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate or merge with or into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments on the Notes of the related Series and the performance or observance of every agreement and covenant of such Trust under the related Indenture, (iii) no Event of Default shall have occurred and is continuing immediately after such transaction, (iv) neither of the Rating Agencies, after 10 days' prior notice, shall have notified the Depositor, the Seller, the Servicer or such Trust in writing that such transaction will result in a reduction of withdrawal of the then current ratings of any class of Notes of such Series, (v) such Trust has received an opinion of counsel to the effect that such transaction would have no material adverse federal or state tax consequence to such Trust or to any Certificateholder or Noteholder, (vi) any action necessary to maintain the lien and security interest created by the related Indenture has been taken and (vii) that such Trust has delivered to the related Indenture Trustee an officers' certificate of such Trust and an opinion of counsel each stating that such transaction and the supplemental indenture executed in connection with such transaction comply with such Indenture and that all conditions precedent relating to the transaction have been complied with (including any filing required by the Exchange Act).

     A Trust may not convey or transfer all or substantially all its properties or assets to any other entity, unless (i) the entity that acquires the assets of such Trust (A) agrees that all right, title and interest conveyed or transferred shall be subject and subordinate to the rights of the related Noteholders, (B) unless otherwise agreed, expressly agrees to indemnify, defend and hold harmless such Trust against and from any loss, liability or expense arising under or related to the applicable Indenture and the Notes of such Series, (C) expressly agrees to make all filings with the Commission and any other appropriate entity) required by the Exchange Act in connection with the Notes of such Series and (D) is organized under the laws of the United States, any state, or the District of Columbia; and (ii) the criteria specified in clauses (ii) through (vii) of the preceding paragraph have been complied with.

     Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Trust Agreement, the applicable Sale and Servicing Agreement or certain related documents with respect to such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related Series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the collateral for such Notes, (iii) except as contemplated in the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby, (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the collateral for such Notes, or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the Related Documents or (vi) permit the lien of the applicable Indenture not to constitute a valid first priority security interest in the collateral for the related Receivables.

     No Trust may engage in any activity other than financing, purchasing, owning, selling and managing the related Receivables, in each case as contemplated by the Related Documents and activities incidental thereto. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

     ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Trust will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

     MODIFICATION OF INDENTURE. With respect to each Trust that has issued Notes pursuant to an Indenture, the Trust and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

     Unless otherwise specified in the related Prospectus Supplement with respect to a Series of Notes, without the consent of the holder of each such outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, change the provisions of the related Indenture relating to the application of collections on or the proceeds of the sale of, the collateral for the Notes to payment of principal of or interest on the Notes of such Series or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment; (iii) reduce the percentage of the aggregate principal amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, the Depositor or an affiliate of any of them or any obligor on such Notes; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such Series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes of such Series necessary to amend such Indenture or certain other related agreements; (vii) modify any of the provisions of the related Indenture in such manner as to affect the calculation of the amount of any payment of interest on any Distribution Date or principal due on any Note of such Series on any Distribution Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the related Noteholders to the benefit of any provision for the mandatory redemption of the Notes of such Series contained in the related Indenture; or (viii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     Unless otherwise provided in the applicable Prospectus Supplement, the Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related Series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; so long as such action will not, in the opinion of counsel satisfactory to the applicable Indenture Trustee adversely affect in any material respect the interest of any such Noteholder.

     TRUST INDENTURE ACT. The related Indenture will comply with the applicable provisions of the Trust Indenture Act of 1939, as amended.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the applicable Trust will be obligated to appoint a successor trustee for such Series. The applicable Trust may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the applicable Trust will be obligated to appoint a successor trustee for the related Series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any Series of Notes does not become effective until acceptance of the appointment by the successor trustee for such Series.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     With respect to each Trust, one or more classes of Certificates of the related Series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary describes the material terms of each Trust Agreement and Pooling and Servicing Agreement but does not purport to be complete and is subject to, and is qualified in its entirety by reference to the related Prospectus Supplement and all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

     Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Unless the related Prospectus Supplement specifies that Certificates are offered in definitive form, the Certificates will be available for purchase in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof in book-entry form only (other than the Certificates sold to the Depositor, as described in the related Prospectus Supplement). The Depositor has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any Series. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities Book-Entry Registration" and " Definitive Securities."

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a Series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a given Series or the method for determining such Pass-Through Rate. See also "Certain Information Regarding the Securities-Fixed Rate Securities" and "-Floating Rate Securities." Distributions in respect of the Certificates of a given Series that includes Notes may be subordinate to payments in respect of the Notes of such Series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

     With respect to a Series that includes two or more classes of Certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the Receivables (including loss, delinquency and prepayment experience), the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related Receivables Pool. Generally the related Rating Agencies, the credit enhancer, if any, and the prevailing market conditions at the time of issuance of the Certificates of a Series dictate the applicable specified events with respect to such Series.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes-Principal and Interest on the Notes" and "Description of the Certificates -Distributions of Principal and Interest."

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR Security"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Security"),
(iii) the Treasury Rate (a "Treasury Rate Security"), (iv) the Federal Funds Rate (a "Federal Funds Rate Security"), (v) the CD Rate (a "CD Rate Security") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given Series, which may be either the related Trustee or Indenture Trustee with respect to such Series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

     CD RATE SECURITIES. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "CD Rate" for each Interest Reset Period generally will be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.I5 (519) under the heading "Cds (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.I5 (519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

     The "Calculation Date" pertaining to any CD Rate Determination Date will be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     COMMERCIAL PAPER RATE SECURITIES. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "Commercial Paper Rate" for each Interest Reset Period generally will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and generally will be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.I5(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period will be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.I5 (519) or Composite Quotations then the "Commercial Paper Rate" for such Interest Reset Period will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

         "Money Market Yield" will be a yield calculated in accordance with the following formula:

                           Money Market Yield =    D X 360         X  100
                                                   -----------------------
                                                   360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date will be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     FEDERAL FUNDS RATE SECURITIES. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "Federal Funds Rate" for each Interest Reset Period generally will be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.I5(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period will be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.I5 (519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period will be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.I5(5l9) under the heading "Federal Funds (Effective);" provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "Calculation Date" pertaining to any Federal Funds Rate Determination Date will be the next succeeding business day.

     LIBOR SECURITIES. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Security generally as follows:

     (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Security.

     (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

     TREASURY RATE SECURITIES. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     The "Treasury Rate" for each Interest Period generally will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.I5 (519) under the heading "U.S. Government Securities - Treasury bills - auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such Treasury Rate Security and will be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

     The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

     The "Calculation Date" pertaining to any Treasury Rate Determination Date will be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

INDEXED SECURITIES

     To the extent so specified in any Prospectus Supplement, any class of Securities of a given Series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled Payment Date or Distribution Date, as the case may be, for such class (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity Indexed Securities"); or (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or (iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

     If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index will be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security will be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

     Interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement as the "Face Amount" of such Indexed Security. The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Payment Date or Distribution Date, as the case may be, will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement. Investors should carefully evaluate the Index related to each Indexed Security since the return of principal and the payment of interest on the related Indexed Securities is based on such Index. One Index might move in a favorable direction to investors while another could move in the opposite direction. The related Prospectus Supplement will contain the material risks of the applicable Index related to each Indexed Security, if any.

BOOK-ENTRY REGISTRATION

     The Depositor expects that persons acquiring beneficial ownership interests in the Securities of each Series will hold their interests through DTC in the United States or, in the case of any Series of Notes, Cedel or Euroclear in Europe. Each Class of Securities will be registered in the name of Cede & Co. ("Cede") as nominee for DTC. Cedel and Euroclear will hold omnibus positions with respect to the Notes and, if the related Prospectus Supplement so provides, the Certificates on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's name on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. For additional information regarding clearance and settlement procedures see "Annex I" hereto.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its participants are on file with the Commission.

     Securityholders who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Securityholders will receive all distributions of principal of, and interest on, the Securities, from the applicable Trustee or any Indenture Trustee, as applicable (the "Applicable Trustee"), through DTC and Participants. Securityholders will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

     Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede (other than the related Company, as described in the related Prospectus Supplement) as nominee of DTC. Securityholders will not be recognized by the Applicable Trustee as Certificateholders or as Noteholders, as the case may be, as those terms are used in the Related Documents. Securityholders will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

     With respect to any Series of Securities issued in book-entry form, while such Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Securityholders have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Securityholders will receive distributions and will be able to transfer their interests.

     Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date, and any such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of Notes and, if the related Prospectus Supplement so provides, Certificates by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Cross-market transfers between persons directly holding Notes and, if the related Prospectus Supplement so provides, Certificates or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadline (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions to the Depositories.

     With respect to any Series of Securities, Certificates and Notes (if any) will be issued in registered form to Securityholders, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if (i) the Depositor advises the applicable Trustee or Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes and the Depositor is unable to locate a qualified successor, (ii) the Depositor at its sole option has advised any Trustee or the applicable Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises any Trustee or the applicable Indenture Trustee, as the case may be, through DTC that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Securityholders, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with any Trustee or the applicable Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

     DTC has advised the Depositor that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised the Depositor that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York the "Euroclear Operator"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through, or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes and, if the related Prospectus Supplement so provides, Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of Notes and, if the related Prospectus Supplement so provides, Certificates under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes and, if the related Prospectus Supplement so provides, the Certificates among Direct Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     NEITHER THE TRUST, THE SELLER, THE DEPOSITOR, THE SERVICER, THE APPLICABLE TRUSTEE, ANY INDENTURE TRUSTEE, NOR ANY OF THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL BALANCE OF, OR INTEREST ON, THE NOTES AND, IF THE RELATED PROSPECTUS SUPPLEMENT SO PROVIDES, THE CERTIFICATES, (3) THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE AGREEMENT TO BE GIVEN TO NOTEHOLDERS AND, IF THE RELATED PROSPECTUS SUPPLEMENT SO PROVIDES, CERTIFICATEHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC OR ITS NOMINEE AS THE NOTEHOLDER AND, IF THE RELATED PROSPECTUS SUPPLEMENT SO PROVIDES, THE CERTIFICATEHOLDER.

DEFINITIVE SECURITIES

     The Notes, if any, and the Certificates of a given Series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates," respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the Servicer advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, holders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such Series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given Series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Trust will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

     Three or more holders of the Notes of such Series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes.

     Three or more holders of the Certificates of such Series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

REPORTS TO SECURITYHOLDERS

     With respect to each Series of Securities that includes Notes, on or prior to each Payment Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. With respect to each Series of Securities, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each Series of Securities, each such statement to be delivered to the Indenture Trustee and Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such Series with respect to such Payment Date or the period since the previous Payment Date, as applicable, and each such statement to be delivered to the Trustee and Certificateholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Certificates of such Series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

     (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

     (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such Series;

     (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

     (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each after giving effect to all payments reported under clause (i) above on such date;

     (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

     (vi) the Interest Rate or Pass-Through Rate for the next period for any class of Notes or Certificates of such Series with variable or adjustable rates;

     (vii) the amount of the aggregate realized losses, net of Recoveries, if any, for such Collection Period;

     (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement under "Description of the Transfer and Servicing Agreements" or "Description of the Certificates", as the case may
               be), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

     (ix) the aggregate Purchase Amounts paid by the Seller or the Servicer in such Collection Period;

     (x) the balance of the Reserve Account (if any) on such date, after giving effect to changes therein on such date;

     (xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount;

     (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Securities of such Series;

     (xiii)    the amounts collected by the Servicer;

     (xiv)     the amounts received by the related Trust from the Servicer; and

     (xv) delinquency information relating to Receivables which are 30, 60 or 90 days delinquent.

     Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to the Notes or the Certificates of any Series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Federal Income Tax Consequences."

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes the material terms of each Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, pursuant to which a Trust will purchase Receivables from the Depositor and the Servicer will agree to service such Receivables and each Trust Agreement or Pooling and Servicing Agreement, as the case may be, pursuant to which a Trust will be created and Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to the related Prospectus Supplement and all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

     On or prior to the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "Closing Date"), the Seller will sell and assign to the Depositor, without recourse, the Initial Receivables of the related Receivables Pool, including the security interests in the related Financed Vehicles and all collections received or to be received on or after the Cutoff Date and, with respect to Receivables which are Actuarial Receivables, monies received prior to the Cutoff Date that are due on or after the Cutoff Date, and the Depositor will transfer and assign to such Trust, without recourse, pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable, its entire interest in the Initial Receivables of the related Receivables Pool, including its security interests in the related Financed Vehicles and all collections received or to be received with respect thereto on or after the Cutoff Date and, with respect to Receivables which are Actuarial Receivables, monies received prior to the Cutoff Date that are due on or after the Cutoff Date. Each such Receivable will be identified in a schedule, as may be amended to reflect any Subsequent Receivables, appearing as an exhibit to such Pooling and Servicing Agreement or Sale and Servicing Agreement (a "Schedule of Receivables"). The Applicable Trustee will, concurrently with such sale and assignment, execute and deliver the related Notes and/or Certificates. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the Depositor to the applicable Trust from time to time during any Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a "Subsequent Transfer Date").

     In each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Seller will represent and warrant to the applicable Trust, among other things, that: (i) as of the related Cutoff Date, the information provided in the related Schedule of Receivables is correct in all material respects and the computer tape supplied to the Applicable Trustee describing certain characteristics of the related Receivables is correct in all material respects as of the related Cutoff Date; (ii) the Obligor on each related Receivable has obtained physical damage insurance covering the Financed Vehicle in accordance with the Seller's normal requirements; (iii) at the Closing Date, or with respect to any Subsequent Receivables, the applicable Subsequent Transfer Date, no right of rescission, setoff, counterclaim or defense exists or has been asserted or threatened with respect to any related Receivable; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, as applicable, each of such Receivables is or will be secured by a validly perfected priority first security interest in favor of the Seller or appropriate action has been taken to obtain the same; (v) each related Receivable, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) as of the related Cutoff Date, there are no liens or claims, including liens for work, labor, materials or unpaid state or federal taxes relating to any Financed Vehicle securing the related Receivable that are or may be prior to or equal to the lien granted by such Receivable.

     If the related Prospectus Supplement specifies that Subsequent Receivables are to be acquired by a Trust, then during the related Funding Period, the Depositor will be obligated to purchase from the Seller and sell to the Trust the related Subsequent Receivables. The aggregate principal balance of the Subsequent Receivables will be in an amount that the Seller anticipates will equal the amount deposited in the Pre-Funding Account on the date of the issuance of the related Series. On each Subsequent Transfer Date, the Seller will sell and assign to the Depositor, without recourse, its entire interest in the Subsequent Receivables identified in a schedule attached to a supplemental conveyance relating to such Subsequent Receivables executed on such date by the Depositor and the Seller. In connection with each purchase of Subsequent Receivables, the Trust will be required to pay to the Depositor a cash purchase price equal to the outstanding principal balance of each Subsequent Receivable as of its Cutoff Date, which price the Depositor will pay to the Seller. The purchase price will be withdrawn form the Pre-Funding Account and paid to the Depositor for payment to the Seller so long as the representations and warranties set forth in the preceding paragraph and under "The Receivables Pools General" apply to each Subsequent Receivable to be conveyed, and the conditions set forth below are satisfied. The Seller will convey Subsequent Receivables to the Depositor on each such Subsequent Transfer Date pursuant to the applicable Subsequent Transfer Agreement (each, a "Subsequent Transfer Agreement") executed by the Seller and the Depositor on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date. The Seller will convey the Subsequent Receivables to the Trust on such Subsequent Transfer Date pursuant to the Pooling and Servicing Agreement or the Sale and Servicing Agreement and the applicable Subsequent Transfer Assignment (each, a "Subsequent Transfer Assignment") executed by the Depositor and the Applicable Trustee on the Subsequent Transfer Date and including as an exhibit a schedule identifying the Subsequent Receivables transferred on such date.

     Any conveyance of Subsequent Receivables will be subject to the following conditions, among others specified in the related Prospectus Supplement: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the second preceding paragraph as of its Subsequent Cutoff Date and such additional criteria as may be specified in the related Prospectus Supplement;
(ii) if and to the extent specified in the related Prospectus Supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such Subsequent Receivables to the Trust; (iii) neither the Seller nor the Depositor will have selected such Subsequent Receivables in a manner that either believes is adverse to the interests of the Securityholders; (iv) the Seller and the Depositor will deliver certain opinions of counsel to the Applicable Trustee and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; and (v) the Rating Agencies shall confirm that the ratings on the Securities of such Series have not been withdrawn or reduced as a result of the transfer of such Subsequent Receivables to the Applicable Trustee.

     Following the end of the Funding Period, a current report on Form 8-K containing a description of the Receivables, including the information with respect to the Subsequent Receivables represented in the tables under "The Receivables Pool" in the related Prospectus Supplement, acquired by the Trust as of their respective Cutoff Dates will be filed with the Commission. As described under "Certain Information Regarding the Securities-Reports to Securityholders," the monthly statement to Securityholders will disclose the remaining Pre-Funded Amount during any Funding Period and the remaining Pre-Funded Amount following the end of the Funding Period.

     Pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, the Depositor, the Seller, the Servicer or the applicable Trustee must promptly advise the others and the Indenture Trustee in writing upon a discovery of a breach of any of the Seller's representations and warranties with respect to the related Receivables. Unless any such breach shall have been cured by the last day of the Collection Period following the discovery of such breach by the applicable Trustee or receipt by the applicable Trustee of written notice from the Depositor, the Seller or the Servicer of such breach, the Seller will be obligated to repurchase any Receivable from the Trust in which the interests of the Securityholders are materially and adversely affected by such breach as of the last day of such Collection Period at a price equal to the unpaid principal balance owed by the Obligor thereon plus interest thereon at the respective APR to the last day of the month of repurchase (the "Purchase Amount"). The repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of such Trust for any such uncured breach.

     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement to assure uniform quality in servicing the Receivables and to reduce administrative costs, the related Trust will appoint the Servicer as custodian of the Receivables. The Servicer, in its capacity as custodian, will hold the Receivables and all electronic entries, documents, instruments and writings relating thereto (each, a "Receivable File"), either directly or through one or more subservicers, on behalf of the Trust for the benefit of Certificateholders. The Servicer will covenant, among other things, that it grant extensions only in accordance with the Sale and Servicing Agreement or Pooling and Servicing Agreement and maintain the security interest in the related Financed Vehicles. The Servicer will be required to purchase the related Receivables for which such covenants are breached.

     The Receivables will not be stamped or otherwise marked to reflect the sale and assignment of the Receivables to the Trust and will not be segregated from other receivables held by the Servicer. The Depositor will cause the accounting records and computer systems used by the Depositor as a master record of the Receivables conveyed by it to the Trust to be marked to reflect the sale and assignment of the Receivables to the Trust, and will file UCC financing statements reflecting such sale and assignment with appropriate governmental authorities. The Seller will cause its accounting records and computer systems to be marked to reflect the sale and assignment of the related Receivables to the Depositor, and will file UCC financing statements reflecting such sale and assignment, with appropriate governmental authorities. The Obligors under the Receivables will not be notified of the sale and assignment of the Receivables to the Trust. See "The Trusts " and "Certain Legal Aspects of the Receivables."

ACCOUNTS

     With respect to each Trust that issues Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and any Pre-Funding Account, Reserve Account or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to each Trust that does not issue Notes, the Servicer will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related Prospectus Supplement, the Servicer will establish for each Series an additional account (the "Payahead Account"), in the name of the related Indenture Trustee on behalf of the Noteholders, into which, to the extent required by the Sale and Servicing Agreement or Pooling and Servicing Agreement, early payments by or on behalf of Obligors on Actuarial Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to the applicable Noteholders or Certificateholders. The Payahead Account will initially be maintained with the applicable Indenture Trustee or, in the case of each Trust that does not issue Notes, the applicable Trustee.

     Any other accounts to be established with respect to a Trust, including any Pre-Funding Account or any Reserve Account, will be described in the related Prospectus Supplement.

     For any Series of Securities, funds in the Collection Account, the Note Distribution Account and any Pre-Funding Account, Reserve Account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") and the Certificate Distribution Account will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence: (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America; (b) demand deposits, time deposits or certificates of deposit of any depository institution (including the Depositor or any affiliate of the Depositor) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); PROVIDED, HOWEVER, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1; (c) commercial paper (including commercial paper of the Depositor or any affiliate of the Depositor) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1; (d) investments in money market funds (including funds for which the Depositor, the Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor) having a rating from Standard & Poor's Structured Ratings Group of AAA-m or AAAm-G and from Moody's Investors Service, Inc. of Aaa; (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above; (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and (g) any other investment which would not cause any Rating Agency to downgrade or withdraw its then current rating of the Securities of a Series. Investments will consist of Eligible Investments only to the extent that the investments would not require registration of the related Trust as an "investment company" under the Investment Company Act of 1940, as amended. Subject to certain conditions, Eligible Investments may include securities or other obligations issued by the Depositor or its affiliates or trusts originated by the Depositor or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day before the date on which the funds invested in such Eligible Investments are required to be withdrawn from the Trust Accounts or the Certificate Distribution Account. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such Series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts and the Certificate Distribution Account, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable Collection Account on each Distribution Date or Payment Date and will be treated as collections of interest on the related Receivables.

     The Trust Accounts and the Certificate Distribution Account will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either
(a) a segregated account with an Eligible Institution satisfying the criteria set forth in clause (b) of the definition thereof below or (b) a segregated trust account with the corporate trust department of a depository institution (other than the Depositor or any affiliate of the Depositor) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade (an "Eligible Trust Company"). "Eligible Institution" means, with respect to a Trust (a) the corporate trust department of the related Indenture Trustee or Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term senior unsecured debt rating acceptable to the Rating Agencies or (B) a short-term senior unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and
(ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, in a manner, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, apply such collection procedures as it follows with respect to other automobile retail installment sale contracts it services. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, subject to certain limitations contained in any Sale and Servicing Agreement or Pooling and Servicing Agreement. Pursuant to any Sale and Servicing Agreement or Pooling and Servicing Agreement, the Servicer or the applicable Trustee will inform the other party and the Indenture Trustee in writing promptly upon the discovery of the breach by the Servicer of certain covenants made by it. If the Servicer fails to cure the breaches with respect to a related Receivable by the last day of the second Collection Period following such discovery (or, at the Servicer's option, the last day of the first following Collection Period), the Servicer will be obligated to purchase for the Purchase Amount any Receivable in which the interests of the Securityholders are materially and adversely affected by the breach. See "Certain Legal Aspects of the Receivables."

PAYMENTS ON RECEIVABLES

     With respect to each Trust, the Servicer will deposit all payments on the related Receivables (from whatever source), other than any late fees, prepayment charges and other administrative fees or similar charges retained by the Servicer as part of its compensation, and all proceeds of such Receivables collected during each collection period specified in the related Prospectus Supplement (each, a "Collection Period") into the related Collection Account within two business days after receipt thereof. However, in the event that the Servicer satisfies certain requirements for monthly remittances and none of the related Rating Agencies, after 10 days prior notice, shall have notified the Depositor, the Servicer, the related Trustee or the Indenture Trustee in writing that monthly deposits by the Servicer in and of itself will result in a reduction or withdrawal of the then-current ratings of the Securities of a series, then for so long as Mellon Bank, N.A. is the Servicer and provided that
(i) there exists no Servicer Default and (ii) each other condition to making monthly deposits as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the business day preceding the applicable Distribution Date or Payment Date. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Securityholders might incur a loss. In such event, the Servicer will also deposit the aggregate Purchase Amount of Receivables repurchased by the Seller or purchased by the Servicer into the applicable Collection Account on or before the business day preceding the applicable Distribution Date or Payment Date. Pending deposit into the applicable Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer.

     Collections on an Actuarial Receivable made during a Collection Period will be applied first to repay any outstanding Advances on Actuarial Receivables made by the Servicer with respect to such Receivable (as described below), and to the extent that collections on an Actuarial Receivable during a Collection Period exceed the outstanding Advances on Actuarial Receivables, the collections will then be applied to the scheduled payment on such Receivable. If any collections remaining after the scheduled payment is made are insufficient to prepay the Actuarial Receivable in full, then, unless otherwise provided in the related Prospectus Supplement, generally such remaining collections (the "Payaheads") shall be transferred to and kept in the Payahead Account, until such later Collection Period as the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay such Receivable in full. The scheduled payment with respect to an Actuarial Receivable is that portion of the payment required to be made by the related Obligor during each calendar month sufficient to amortize the principal balance thereof under the actuarial method over the term of the Receivable (except in the case of a Balloon Loan to the extent of the Balloon Payment) and to provide interest at the APR of such Receivable.

ADVANCES

     To the extent the collections of interest and principal on an Actuarial Receivable with respect to a Collection Period fall short of the respective scheduled payment, the Sale and Servicing Agreement or Pooling and Servicing Agreement will require the Servicer to make an Advance in the amount of such shortfall. The Servicer will be obligated to make an Advance on an Actuarial Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such advance from subsequent collections or recoveries on such Receivable or other Actuarial Receivables in the related Receivables Pool. The Servicer will deposit the Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date or Payment Date. The Servicer will recoup its Advance from subsequent payments by or on behalf of the respective Obligor or from insurance or liquidation proceeds with respect to the Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer, or, upon the determination that reimbursement from the preceding sources is unlikely, will recoup its Advance from any collections made on other Actuarial Receivables in the related Receivables Pool.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer will be entitled to receive the Servicing Fee for each Collection Period, payable on each Distribution Date (other than the initial Distribution Date), in an amount equal to the product of one-twelfth of the specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") and the Pool Balance as of the first day of the related Collection Period (the "Servicing Fee"). The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates or Payment Dates (the "Total Servicing Fee") will be paid solely to the extent of the Total Distribution Amount. The Total Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Noteholders or the Certificateholders of the given series.

     The "Servicing Fee" will also include any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Receivables and will be entitled to reimbursement from such Trust for certain expenses. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of automobile receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons or coupon books to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the particular Receivables Pool, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the applicable Receivables Pool.

MANDATORY PREPAYMENT

     To the extent a Pre-Funding Account is specified in the related Prospectus Supplement, the Securities will be prepaid in part on the Payment Date or Distribution Date on which the Funding Period ends (or on the Payment Date or Distribution Date immediately following the last day of the Funding Period, if the Funding Period does not end on a Payment Date or Distribution Date) in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of Subsequent Receivables, if any, on such Payment Date or Distribution Date. The aggregate principal amount of Securities to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account in such portions as specified in the related Prospectus Supplement. In such event, if and to the extent specified in the related Prospectus Supplement, a limited recourse mandatory prepayment premium (the "Prepayment Premium") may be payable by the Trust to the offered Securityholders if the aggregate principal amount of the offered Securities to be prepaid pursuant to such mandatory prepayment exceeds such threshold amount as will be specified in the related Prospectus Supplement. The amount of such Prepayment Premium, if any, will be specified in the related Prospectus Supplement. A Trust's obligation to pay the Prepayment Premium will be limited to funds which are received from the Seller as liquidated damages for the failure to deliver Subsequent Receivables. No other assets of the Trust will be available for the purpose of making such payment. The ratings of any Series of Securities with respect to which a Prepayment Premium is payable does not evaluate the Prepayment Premium or the likelihood that the Prepayment Premium will be paid.

DISTRIBUTIONS

     With respect to each Series of Securities, beginning on the Payment Date or Distribution Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such Series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such Series will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on each Payment Date and Distribution Date, as applicable, collections on the related Receivables will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given Series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such Series may be subordinate to payments in respect of Notes, if any, of such Series or other classes of Certificates of such Series.

REVOLVING PERIOD AND AMORTIZATION PERIOD; RETAINED INTEREST

     If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a class or classes of Notes or Certificates of a Series and ending in the date set forth on the related Prospectus Supplement (the "Revolving Period") during which no principal payments will be made to one or more classes of Notes or Certificates of the related Series as are identified in such Prospectus Supplement. All collections of principal otherwise allocated to such classes of Notes or Certificates may be
(i) utilized by the Trust during the Revolving Period to acquire additional Receivables which satisfy the criteria described in the second paragraph under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" herein and the criteria required by the related Rating Agencies and credit enhancer, if any, (ii) held in an account and invested in Eligible Investments for later distribution to Securityholders, or (iii) applied to those Notes or Certificates for such Series or another, if any, specified in the related Prospectus Supplement as then are in amortization.

     An "Amortization Period" is the period during which an amount of principal is payable to holders of a Series of Securities which, during the Revolving Period, were not entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Receivables may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of Notes or Certificates specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more classes of Notes or Certificates may be released from time to time or on a specified date and applied as a payment of principal on such classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

     Each Trust which has a Revolving Period may also issue to the Depositor a certificate evidencing a Retained Interest in the Trust not represented by the other Securities issued by such Trust. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Trust Property fluctuates and the amount of Notes and Certificates of the related Series of Securities outstanding is reduced.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given Series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, a Yield Supplement Agreement, a Yield Supplement Account, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same Series, and credit or cash flow enhancement for a Series of Securities may cover one or more other Series of Securities.

     The presence of a Reserve Account, a Yield Supplement Agreement, a Yield Supplement Account and other forms of credit enhancement for the benefit of any class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or Series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or Series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Series of Securities, Securityholders of any such Series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other Series.

     RESERVE ACCOUNT. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pool and Servicing Agreement, the Depositor will establish for a Series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Depositor on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related Series has a Funding Period, will also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date or Payment Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement under "Summary of Terms--Reserve Account" or "--Reserve Fund," as the case may be) by the deposit therein of the amount of collections on the related Receivables remaining on each such Distribution Date or Payment Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and manner under which distributions may be made out of the Reserve Account, either to holders of the Securities covered thereby or to the Depositor.

     YIELD SUPPLEMENT ACCOUNT; YIELD SUPPLEMENT AGREEMENT. If so provided in the related Prospectus Supplement, the Depositor or a third party will enter into a Yield Supplement Agreement and/or establish a Yield Supplement Account with the related Indenture Trustee or related Trustee for the benefit of the holders of the related Securities. A Yield Supplement Agreement or a Yield Supplement Account will be designed to provide payments to the Securityholders in respect of Receivables the Contract Rate of which is less than the Required Rate. A Yield Supplement Account may be an asset of the Obligor under the Yield Supplement Agreement holding funds to secure the obligation of such Obligor to make payments under such Yield Supplement Agreement or, in the case of a Trust that is not classified as a grantor trust, may be an asset of the Trust from which cash may periodically be withdrawn to provide payments to the Securityholders.

NET DEPOSITS

     As an administrative convenience, if the Servicer is not required to remit collections within two business days of receipt thereof (see "--Payments on Receivables" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer may cause to be made a single, net transfer from the Collection Account to the related Payahead Account, if any, or vice versa. The Servicer, however, will account to the Trustee, any Indenture Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Payment Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Payment Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO TRUSTEES AND TRUST

     Prior to each Distribution Date or Payment Date with respect to each Series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Certain Information Regarding the Securities-Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee or Trustee, as applicable, on or before October 31 of each year a statement as to compliance by the Servicer during the preceding twelve months ended June 30 (or, in the case of the first such certificate with respect to each Trust, the period from the applicable Closing Date to June 30 of such calendar year), with certain standards relating to the servicing of the Receivables under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Indenture Trustee or Trustee, as applicable, concurrently with the delivery of the statement of compliance referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months ended June 30 (or, in the case of the first such certificate, from the Closing Date to June 30 of such calendar year) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee at the address specified in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law or if such resignation is required by regulatory authorities. Such resignation will become effective on the earlier of the date the Servicer is required by regulatory authorities to resign or the date on which the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed the Servicer's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is incidental to its servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

     The Servicer may appoint one or more subservicers to perform all or any portion of its obligations under the Pooling and Servicing Agreement or Sale and Servicing Agreement; however, the Servicer shall remain obligated and be liable to the Trust, the related Trustee and any Indenture Trustee and the Securityholders for the servicing and administering of the related Receivables as if the Servicer alone were servicing and administering such Receivables.

SERVICER DEFAULT

     Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice is received by the Servicer from the Applicable Trustee, or after discovery of such failure by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related Series and which continues unremedied for 30 days after the giving of written notice of such failure (1) to the Servicer by the Applicable Trustee or
(2) to the Servicer and to the Applicable Trustee by holders of Notes or Certificates of such Series, as applicable, evidencing not less than 25% in aggregate outstanding principal amount of such Notes or of such Certificate Balance; and (iii) the occurrence of an Insolvency Event with respect to the Servicer. "Insolvency Event" means, with respect to any Person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

     In the case of any Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related Series evidencing not less than 25% of principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement. In the case of any Trust that has not issued Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related Series evidencing not less than a majority of the aggregate outstanding principal balance of such Certificates may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor Servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement. If, however, a conservator or receiver has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such conservator or receiver may have the power to prevent such Indenture Trustee, such Noteholders, such Trustee or such Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automotive receivables. In no event may the servicing compensation to be paid to such successor be greater than the servicing compensation payable to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

WAIVER OF PAST DEFAULTS

     With respect to each Trust that has issued Notes, unless otherwise provided in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in aggregate principal amount of the then outstanding Notes of the related Series (or the holders of the Certificates of such Series evidencing not less than a majority of the aggregate outstanding Certificate Balance, in the case of any default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account in accordance with such Sale and Servicing Agreement. With respect to each Trust that has not issued Notes, holders of Certificates of such Series evidencing not less than a majority of the principal amount of such Certificates then outstanding, in the case of any default which does not adversely affect the related Trustee may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     Each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder. Unless otherwise specified in the related Prospectus Supplement, the Transfer and Servicing Agreements may also be amended by the Depositor, the Servicer, the Seller, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in aggregate principal amount of then outstanding Notes, if any, of the related Series and the holders of the Certificates of such Series evidencing at least a majority of the aggregate principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the aggregate outstanding principal balance of the Notes or Certificates of such Series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such Series.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a given Series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights and duties of the Indenture Trustee, and the Certificateholders of such Series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement, except as otherwise provided therein.

TERMINATION

     With respect to each Trust, the obligations of the Servicer, the Depositor, the Seller, the related Trustee and the related Indenture Trustee, if any, pursuant to the Transfer and Servicing Agreements will terminate upon the earlier of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables, (ii) the payment to Noteholders, if any, and Certificateholders of the related Series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

     Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Receivables held by such Trust is equal to or less than a specified percentage (not more than 10%) of the initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Receivables at a price equal to an amount which, when added to the amounts on deposit in the Collection Account for such Series for such Distribution Date, equals the unpaid principal balances of the Securities of such Series, plus accrued and unpaid interest thereon. The optional termination provision allows the Servicer administrative convenience. Once the outstanding principal balance of the Receivables is reduced to a small percentage of the Initial Pool Balance, it is often not economical for the Servicer to service the Receivables for the Trust.

     If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date or Payment Date as of which the Pool Balance is equal to or less than 5% of the Initial Pool Balance and the Servicer has not exercised its option to repurchase the Receivables, conduct an Auction sale by soliciting bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth below. An Auction sale could be included in the structure of a Series in order to provide investors a more identifiable final maturity.

     In the event that satisfactory bids are received as described below, the sale proceeds will be distributed to Securityholders on the second Distribution Date succeeding such Record Date. Any purchaser of the Receivables must agree to the continuation of Mellon Bank, N.A. as Servicer on terms substantially similar to those in the related Sale and Servicing Agreement or Pooling and Servicing Agreement. Any such sale will effect early retirement of the Securities. The Applicable Trustee must receive at least two bids from prospective purchasers that are considered at the time to be competitive participants in the market for motor vehicle retail installment sale contracts. The highest bid may not be less than the fair market value of such Receivables and must equal the greater of (a) the aggregate purchase price for the Receivables (including liquidated receivables), plus the appraised value of any other property held by the Trust (less liquidation expenses) or (b) an amount that when added to amounts on deposit in the Collection Account for such Series available for distribution to Securityholders for such second succeeding Determination Date would result in proceeds sufficient to distribute the amount of monthly principal and interest for such Distribution Dates, and the Total Servicing Fee payable on such final Distribution Date. The Applicable Trustee may consult with financial advisors, including any underwriter, to determine if the fair market value of such Receivables has been offered. Upon the receipt of such bids, the Applicable Trustee shall sell and assign such Receivables to the highest bidder and the Securities shall be retired on such Distribution Date. If any of the foregoing conditions are not met, the Applicable Trustee will not consummate such sale and will not be under any obligation to solicit any further bids or otherwise negotiate any future sale of Receivables remaining in the Trust. In such event, however, the Applicable Trustee may from time to time solicit bids in the future for the purchase of such Receivables upon the same terms described above.

     In the event that an Auction Sale is consummated, the Applicable Trustee will give written notice of termination to each Securityholder of record. The final distribution to each Securityholder will be made only upon surrender and cancellation of such holder's Securities at any office or agency of the Applicable Trustee specified for such purpose. Any funds remaining in the Trust, after the applicable Trustee has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to the Depositor.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related Series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such Series.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES

     The Receivables are "chattel paper" as defined in the UCC. Pursuant to the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Depositor will cause appropriate financing statements to be filed with the appropriate governmental authorities in the Commonwealth of Pennsylvania to perfect the interest of the Trust in its purchase of the Receivables from the Depositor and in the Depositor's purchase of the Receivables from the Seller.

     Pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, the Servicer will hold the Receivables, either directly or through subservicers, as custodian for the Trust and Indenture Trustee following the sale and assignment of the Receivables to the Trust. The Depositor will take such action as is required to perfect the rights of the Trust and the Indenture Trustee in the Receivables. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the Trust. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the Trust.

     Under the related Pooling and Servicing Agreement or Sale and Servicing Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's interest in the Receivables and their proceeds.

SECURITY INTERESTS IN THE FINANCED VEHICLES

     Generally, motor vehicle retail installment sale contracts, such as the Receivables, evidence loans to obligors to finance the purchase of such motor vehicles. The Receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in the vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

     The Bank's practice is to take such action as is required in order to perfect its security interest in a Financed Vehicle under the laws of the jurisdiction in which the Financed Vehicle is registered. If the Bank, because of clerical error or otherwise, has failed to take such action with respect to a Financed Vehicle, it will not have a perfected security interest in the Financed Vehicle and its security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of the Bank's security interest and to whom a certificate of ownership is issued in such purchaser's name, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the Obligor. The Bank's security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials or in the circumstances noted below. As described more fully below, the Seller will warrant in the related Pooling and Servicing Agreement or Sale and Servicing Agreement that an enforceable first priority perfected security interest with respect to each Financed Vehicle on the Closing Date has been created in favor of the Seller, and the Seller will be required to repurchase the related Receivable in the event of an uncured breach of such warranty in accordance with the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

     The Seller will assign its security interest in any related Financed Vehicles, along with the sale and assignment of the related Receivables to the Depositor and pursuant to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, the Depositor will assign its security interests in the Financed Vehicles, along with the sale and assignment of the Receivables, to the Trust, and the Servicer will hold the certificates of title relating to the Financed Vehicles, either directly or through subservicers, as custodian for the Trust following such sale and assignment. The certificates of title will not be endorsed or otherwise amended to identify the Trust or the related Trustee or Indenture Trustee as the new secured party, however, because of the administrative burden and expense involved in connection therewith.

     In most states, an assignment of a security interest in a Financed Vehicle along with the applicable Receivable is effective without amendment of any lien noted on a vehicle's certificate of title or ownership, and the assignee succeeds thereby to the assignor's rights as secured party. In most states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by the Seller or administrative error by state or local agencies, the notation of the Seller's lien on the certificates of title or ownership and/or possession of such certificates with such notation will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. There exists a risk, however, in not identifying the Trust and the Indenture Trustee, if applicable, as the new secured party on the certificate of title, that the security interest of the Trust or the Indenture Trustee may not be enforceable. In the event the Trust has failed to obtain or maintain a perfected security interest in a Financed Vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the Obligor, a subsequent purchaser of the Financed Vehicle or a holder of a perfected security interest.

     The Seller will warrant in the related Pooling and Servicing Agreement or Sale and Servicing Agreement as to each Receivable conveyed by it to the Depositor that, on the Closing Date, the Seller has a valid, subsisting, and enforceable first priority perfected security interest in the Financed Vehicle securing the Receivable (subject to administrative delays and clerical errors on the part of the applicable government agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest) and such security interest will be assigned to the Depositor and, by the Depositor to the Trust and the Indenture Trustee, if applicable. In the event of an uncured breach of such warranty, the Seller will be required to repurchase such Receivable for its Purchase Amount in accordance with the related Pooling and Servicing Agreement or Sale and Servicing Agreement. This repurchase obligation will constitute the sole remedy available to the Trust, the related Trustee, any Indenture Trustee, the Noteholders and the Certificateholders in respect of a given Trust for such breach. The Seller's warranties with respect to perfection and enforceability of a security interest in a Financed Vehicle will not cover statutory or other liens arising after the Closing Date by operation of law which have priority over such security interest. Accordingly, any such lien would not by itself give rise to a repurchase obligation on the part of the Seller. In the event that an Obligor moves to a state other than the state in which the Financed Vehicle is registered, under the laws of most states, a perfected security interest in a motor vehicle continues for four months after such relocation and thereafter, in most instances, until the Obligor re-registers the motor vehicle in the new state, but in any event not beyond the surrender of the certificate. A majority of states require surrender of a certificate of title to re-register a motor vehicle and require that notice of such surrender be given to each secured party noted on the certificate of title. In those states that require a secured party to take possession of a certificate of title to perfect a security interest, the secured party would learn of the re-registration through the request from the Obligor to surrender possession of the certificate of title. In those states that require a secured party to note its lien on a certificate of title to perfect a security interest but do not require possession of the certificate of title, the secured party would learn of the re-registration through the notice from the applicable state department of motor vehicles that the certificate of title had been surrendered. The requirements that a certificate of title be surrendered and that notices of such surrender be given to each secured party also apply to re-registrations effected following a sale of a motor vehicle. The Seller would therefore have the opportunity to re-perfect its security interest in a Financed Vehicle in the state of re-registration following relocation of the Obligor and would be able to require satisfaction of the related Receivable following a sale of the Financed Vehicle. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. However, there is a risk that an Obligor could relocate without notification to the Servicer, then file a false affidavit with the new state to cause a new certificate of title to be issued without notation of the Seller's lien.

     Under the laws of many states, certain possessory liens for repairs performed on or storage of a motor vehicle and liens for unpaid taxes as well as certain rights arising from the use of a motor vehicle in connection with illegal activities, may take priority over a perfected security interest in the motor vehicle. The Seller will warrant in the related Pooling and Servicing Agreement or Sale and Servicing Agreement that, as of the Closing Date, the Seller has not received notice that any such liens are pending. In the event of a breach of such warranty which has a material and adverse effect on the interests of the Trust, the related Trustee, any Indenture Trustee, the Noteholders and the Certificateholders in respect of a given Trust, the Seller will be required to repurchase the Receivable secured by the Financed Vehicle involved. This repurchase obligation will constitute the sole remedy available to the Trust, the related Trustee, any Indenture Trustee, the Noteholders and the Certificateholders in respect of a given Trust for such breach. Any liens for repairs or taxes arising at any time after the Closing Date during the term of a related Receivable would not give rise to a repurchase obligation on the part of the Seller.

REPOSSESSION

     In the event of a default by an Obligor, the holder of a Receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws or by contract. The remedies of a secured party under the UCC include the right to repossession by means of self-help, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Seller in most cases, and is accomplished simply by taking possession of the motor vehicle. Generally, where the Obligor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court and the motor vehicle must then be repossessed in accordance with that order. In the event of a default by an Obligor, many jurisdictions require that, absent a waiver, the Obligor be notified of the default and be given a time period within which he may cure the default prior to repossession except such notice need not be given in emergency situations pursuant to an order from the appropriate state court.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide an Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The Obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus, in most cases, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees. In some states, the obligor has the right, prior to actual sale, to reinstatement of the original loan terms and to return of the collateral by payment of delinquent installments of the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of Financed Vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. Any such deficiency judgment would be a personal judgment against the Obligor for the shortfall, however, a defaulting Obligor may have very little capital or sources of income available following repossession. Other statutory provisions, including state and federal bankruptcy laws, may interfere with a lender's ability to enforce a deficiency judgment or to collect a debt owed or realize upon collateral. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all.

     Occasionally, after resale of a repossessed motor vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to any other holder of a lien with respect to the motor vehicle or, if no such lienholder exists or funds remain after paying such other lienholder, to the Obligor.

CONSUMER PROTECTION LAWS

     Numerous Federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth In Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B, Z and AA, and other similar acts and regulations, state adoptions of the Uniform Consumer Credit Code and other similar laws, and state usury laws. Also, state laws impose other restrictions on consumer transactions, may require contract disclosures in addition to those required under Federal law and may limit the remedies available in the event of default by an Obligor. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions where applicable. In most cases, this liability could affect the ability of an assignee, such as the Trust, to enforce secured loans such as the Receivables.

     The FTC's holder-in-due-course rule (the "FTC Rule") has the effect of subjecting any assignee of the seller of the vehicle to all claims and defenses which the purchaser could assert against such seller of the vehicle. Liability under the FTC Rule is limited to the amounts paid by the purchaser under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the purchaser. The FTC Rule may be duplicated by state statutes or the common law in certain states. Although the Seller is not a seller of motor vehicles and is not subject to the jurisdiction of the FTC, the retail installment sale contracts evidencing the Receivables contain provisions which contractually apply the FTC Rule. Accordingly, the Seller, the Depositor, and the Trust as holders of the Receivables, may be subject to claims or defenses, if any, that the purchaser of a Financed Vehicle may assert against the seller of such vehicle.

     Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell such vehicles at retail sale. In addition, with respect to used motor vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used motor vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of used motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not properly provided to the purchaser of a Financed Vehicle, such purchaser may be able to assert a claim against the seller of such vehicle. Although the Seller is not a seller of motor vehicles and is not subject to these laws, a violation thereof may form the basis for a claim or defense against the Seller, the Depositor, the Trust and the Indenture Trustee as holders of the Receivables.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

     The Seller will warrant as to each Receivable conveyed by it to the Depositor that such Receivable complied at the time it was originated and as of the Closing Date in all material respects with all requirements of applicable law. The Depositor will assign the Seller's warranty to the Trust. If, as of the related Cutoff Date, an Obligor had a claim against the Trust for violation of any law and such claim materially and adversely affected the Trust's interest in a Receivable, such violation would create an obligation of the Seller to repurchase the Receivable unless the breach was cured. This repurchase obligation will constitute the sole remedy of the Trust, the related Trustee, any Indenture Trustee, the Noteholders and the Certificateholders in respect of a given Trust against the Seller in respect of any such uncured breach. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a lender from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of such vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. In such a case, the amount collected on the related Receivable and payable to the Securityholders on account thereof, may be less than the amount anticipated.

     The Depositor intends that the transfer of the Receivables by it to the Trust under the related Sale and Servicing Agreement or Pooling and Servicing Agreement constitutes a valid sale and assignment of such Receivables. Notwithstanding the foregoing, if the Depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the Depositor or the Depositor itself were to take the position that the sale of the Receivables by the Depositor to the Trust should instead be treated as a pledge of Receivables to secure a borrowing of the Depositor, delays in payments or collections of Receivables could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables by the Depositor to the Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Depositor arising before the transfer of the Receivables to the Trust may have priority over the Trust's interest in such Receivables.

                         FEDERAL INCOME TAX CONSEQUENCES

     This section sets forth (i) certain federal income tax opinions of Stroock & Stroock & Lavan LLP, special counsel to the Depositor ("Federal Tax Counsel"), and (ii) a summary, based on the advice of Federal Tax Counsel, of the material federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with federal income tax consequences of special rules that are applicable to certain categories of holders. Furthermore, this summary does not deal with the tax consequences to individuals holding Securities directly or indirectly through partnerships, trusts, estates, or corporations. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on all of the issues discussed below. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

     The federal income tax consequences to holders of Securities will vary depending on whether an election is made to treat the Trust as a partnership or division of its owner under the Code or whether the Trust will be treated as a grantor trust. The Prospectus Supplement for each Series of Certificates will specify whether the Trust is intended to be treated as a partnership or a division of its owner, or the Trust will be treated as a grantor trust.

OPINIONS

     Federal Tax Counsel is of the opinion, as of the date of this Prospectus, that:

          (i) If a Prospectus Supplement indicates that one or more classes of Notes of the related Series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable Indenture are complied with, the Notes so designated will be considered indebtedness for federal income tax purposes;

          (ii) If a Prospectus Supplement indicates that a Trust will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable Pooling and Servicing Agreement, (a) the Trust will be considered to be a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and will not be considered to be an association taxable as a corporation and (b) an owner of the related Certificates (referred to herein as "Grantor Trust Certificates") will be treated for federal income tax purposes as the owner of an undivided interest in the Trust's assets;

          (iii) If a Prospectus Supplement indicates that a Trust is to be treated as a partnership for federal income tax purposes, assuming that all of the provisions of the applicable Trust Agreement or Pooling and Servicing Agreement are complied with, such Trust will not be considered to be an association or publicly traded partnership taxable as a corporation;

          (iv) If a Prospectus Supplement indicates that one or more classes of Certificates of the related Series are to be treated as indebtedness for federal income tax purposes, assuming all of the provisions of the applicable Pooling and Servicing Agreement are complied with, the Certificates so designated will be considered indebtedness for federal income tax purposes.

     Each such opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IIRS or any third-party.


TRUSTS CHARACTERIZED AS PARTNERSHIPS OR DIVISIONS

TAX CHARACTERIZATION OF THE TRUST

     If a Trust is intended to be a partnership for federal income tax purposes, the applicable Pooling and Servicing Agreement or Trust Agreement will provide that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities will be structured as a private placement under an IRS safe harbor, so that the Trust will not be characterized as a publicly traded partnership taxable as a corporation and that no election will be made to treat the Trust as a corporation for federal income tax purposes. If the Trust has a single owner, it will be treated as a division of its owner, and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the Trust as a corporation for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     TREATMENT OF THE NOTES AS INDEBTEDNESS. The Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct, that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes.

     Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to "original issue discount" within the meaning of Section 1273 of the Code ("OID"), and that any OID on the Notes (I.E., any excess of the principal amount of the Notes over their issue price) does not exceed a DE MINIMIS amount (i.e., 3% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given Series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a DE MINIMIS amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed, but Federal Tax Counsel is unable to opine, that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID, if any, and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     FOREIGN HOLDERS. Interest payments made (or accrued) to a Noteholder who is a foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (ii) provides the Applicable Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person generally will be exempt from United States federal income and withholding tax, provided that such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person.

     BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust or individual retirement account will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation if it met certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     TREATMENT OF THE TRUST AS A PARTNERSHIP. The Depositor and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership, or if there is a single Certificateholder, to disregard the Trust as an entity separate from its owner. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, if any, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Depositor or the Trust. Generally, provided such Certificates are issued at or close to face value, any characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. If Certificates are issued at a substantial discount, a discussion of the relevant tax consequences will be set forth in the related Prospectus Supplement. The following discussion assumes that the Certificates represent equity interests in a partnership.

     The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. In certain instances, however, the Trust could have an obligation to make payments of withholding tax on behalf of a Certificateholder. See "Backup Withholding" and "Tax Consequences to Foreign Certificateholders" below. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the related documents). The related Trust Agreement or Pooling and Servicing Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any amount of Trust income that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the related Company. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although Federal Tax Counsel is unable to opine that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     Substantially all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     Except as provided in the following paragraph the Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     DISCOUNT AND PREMIUM. It is believed that the Receivables will not be issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction will be allocated to Certificateholders if the related Trust Agreement or Pooling and Servicing Agreement so provides. Any such allocation will be disclosed in the related Prospectus Supplement.

     SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the partnership will be considered to have transferred its assets and liabilities to a new partnership in exchange for interests in that new partnership which it would then be treated as transferring to its partners. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The related Company is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 754 Election. In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     ADMINISTRATIVE MATTERS. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder timely notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The [Servicer/Applicable Trustee] will be designated as the tax matters partner in the related Trust Agreement or Pooling and Servicing Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. As discussed below, an investment in a Certificate is not suitable for any non-U.S. person which is not eligible for a complete exemption from U.S. withholding tax on interest under a tax treaty with the United States. Accordingly, no interest in a Certificate should be acquired by or on behalf of any such non-U.S. person.

     No regulations, published rulings or judicial decisions exist that would discuss the characterization for Federal withholding tax purposes with respect to non-U.S. persons of a partnership with activities substantially the same as the Trust. Depending upon the particular terms of the related Trust Agreement and Sale and Servicing Agreement or Pooling and Servicing Agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons. If the Trust is considered to be engaged in a trade or business in the United States for such purposes, the income of the Trust distributable to a non-U.S. person would be subject to Federal withholding tax at a rate of 35% for persons taxable as a corporation. Also, in such cases, a non-U.S. Certificateholder that is a corporation may be subject to the branch profits tax. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

     If a Trust is engaged in a trade or business, each foreign Certificateholder will be required to file a U.S. income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made to (or accrued by) a Certificateholder who is a foreign person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust and for that reason or because of the nature of the Receivables, the interest will likely not be considered "portfolio interest." See "--Tax Consequences with respect to Holders of the Notes - Foreign Holders." As a result, even if the Trust is not considered to be engaged in a U.S. trade or business, Certificateholders would be subject to United States Federal income tax which must be withheld at a rate of 30% on their share of the Trust's income (without reduction for interest expense), unless reduced or eliminated pursuant to an applicable income tax treaty. If the Trust is notified that a Certificateholder is a foreign person, the Trust may be required to withhold and pay over such tax, which can exceed the amounts otherwise available for distribution to such a Certificateholder. A foreign holder would generally be entitled to file with the IRS a refund claim for such withheld taxes, taking the position that the interest was portfolio interest and therefore not subject to U.S. tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether the tax consequences of holding an interest in a Certificate make it an unsuitable investment.

     BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE TRUST AS A GRANTOR TRUST

     CHARACTERIZATION. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer. Under Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Section 212 expenses exceed two percent of its adjusted gross income. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

     A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees or other amounts paid to the Servicer exceed reasonable servicing compensation, the amount of such excess would be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the stripped bond rules of the Code discussed below.

     The first two subsections below describe certain federal income tax consequences dependent on whether or not the stripped bond rules apply and the third subsection below describes certain federal income tax consequence which are not dependent on the applicability of the stripped rules.

TAXATION OF HOLDERS IF STRIPPED BOND RULES APPLY

     In the absence of comprehensive regulations, Federal Tax Counsel is unable to opine as to the tax treatment of stripped bonds. The preamble to certain stripped bond regulations suggests that each purchaser of a Grantor Trust Certificate will be treated with respect to each Receivable as the purchaser of a single stripped bond consisting of all of the stripped portions of the applicable Receivable (such portions with respect to a Receivable are referred to herein as a "Stripped Bond") which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under Treasury regulations relating to Stripped Bonds (the "Section 1286 Treasury Regulations"), if the discount on a Stripped Bond is larger than a DE MINIMIS amount (as calculated for purposes of the OID rules of the Code) such Stripped Bond will be considered to have been issued with OID. See "-Original Issue Discount" herein. Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass-Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

     ORIGINAL ISSUE DISCOUNT. When Stripped Bonds have more than a DE MINIMIS amount of OID, the special rules of the Code relating to "original issue discount" (currently Sections 1271 through 1275) will be applicable to a Grantor Trust Certificateholder's interest in those Stripped Bonds. Generally, a Grantor Trust Certificateholder that acquires an interest in a Stripped Bond issued or acquired with OID must include in gross income the sum of the "daily portions," as defined below, of the OID on such Stripped Bond for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. The daily portions of OID with respect to a Stripped Bond generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Stripped Bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Stripped Bond under the prepayment assumption, if any, used in respect of the Stripped Bonds and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the Stripped Bond at the beginning of such accrual period. No representation is made that the Stripped Bonds will prepay at any prepayment assumption. The "adjusted issue price" of a Stripped Bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a Stripped Bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Receivables.

     With respect to the Stripped Bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Stripped Bonds.

TAXATION OF HOLDERS IF STRIPPED BOND RULES DO NOT APPLY

     PREMIUM. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Receivable based on each Receivables relative fair market value, so that such holder's undivided interest in each Receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. There is no law as to whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for Receivables that are construed to be acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption or it prepays faster than the prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such Receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate that is allocable to such Receivable.

     MARKET DISCOUNT. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Receivable is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Receivable will be considered to be zero if the amount allocable to the Receivable is less than 0.25% of the Receivable's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Because the regulations described above have not been issued, Federal Tax Counsel is unable to opine as to what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     ELECTION TO TREAT ALL INTEREST AS OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

TAXATION OF HOLDERS REGARDLESS OF WHETHER STRIPPED BOND RULES APPLY

     SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss generally will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     NON-U.S. PERSONS. To the extent that a Grantor Trust Certificate evidences ownership in underlying Receivables that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Receivables issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is the beneficial owner, is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Receivables where the Obligor is not a natural person in order to qualify for the exemption from withholding.

     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, future Treasury regulations provide otherwise), an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust other than a "foreign trust," as defined in Section 7701(a)(3) of the Code.

     INFORMATION REPORTING AND BACKUP WITHHOLDING. The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

CERTAIN CERTIFICATES TREATED AS INDEBTEDNESS

     Upon the issuance of Certificates that are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that, based upon its analysis of the factors discussed below and certain assumptions and qualifications, the Certificates will be treated as indebtedness for federal income tax purposes. However, opinions of counsel are not binding on the IRS and there can be no assurance that the IRS could not successfully challenge this conclusion. Such Certificates that are intended to be treated as indebtedness are herein referred to as "Debt Certificates" and holders of such Certificates are herein referred to as "Debt Certificateholders."

     The Seller will express in the Trust Documents its intent that for federal, state and local income and franchise tax purposes, the Debt Certificates will be indebtedness secured by the Receivables. The Seller agrees and each Debt Certificateholder, by acquiring an interest in a Debt Certificate, agrees or will be deemed to agree to treat the Debt Certificates as indebtedness for federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Trust Documents, the Seller expects to treat such transactions, for regulatory and financial accounting purposes, as a sale of ownership interests in the Receivables and not as debt obligations.

     In general, whether for federal income tax purposes, a transaction constitutes a sale of property or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the IRS to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Federal Tax Counsel will advise that the rationale of those cases will not apply to the transactions evidenced by a series of Debt Certificates.

     While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof. Federal Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Debt Certificateholders and that the Debt Certificates are properly characterized as indebtedness for federal income tax purposes. Contrary characterizations that could be asserted by the IRS are described below under "--Possible Characterization of the Transaction as a Partnership or as an Association Taxable as a Corporation."

TAXATION OF INCOME OF DEBT CERTIFICATEHOLDERS

     As set forth above, it is expected that Federal Tax Counsel will advise the Depositor that the Debt Certificates will constitute indebtedness for federal income tax purposes, and accordingly, holders of Debt Certificates generally will be taxed in the manner described above in "Trusts Treated as Partnerships--Tax Consequences to Holders of Notes Issued By a Partnership."

     If the Debt Certificates are issued with OID that is more than a DE MINIMIS amount as defined in the Code and Treasury regulations (see "Trusts Treated as Partnerships--Tax Consequences to Holders of Notes Issued By a Partnership"), a United States holder of a Debt Certificate (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Debt Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Debt Certificate is "unconditionally payable" and hence that all of such interest should be included in the Debt Certificate's stated redemption price at maturity. Accordingly, Federal Tax Counsel is unable to opine as to whether interest payable on a Debt Certificates constitutes "qualified stated interest" that is not included in a Certificate's stated redemption price at maturity. Consequently, prospective investors in Debt Certificates should consult their own tax advisors concerning the impact to them in their particular circumstances. The Prospectus Supplement will indicate whether the Trust intends to treat the interest on the Certificates as "qualified stated interest."

TAX CHARACTERIZATION OF TRUST

     Consistent with the treatment of the Debt Certificates as indebtedness, the Trust will be treated as a security device to hold Receivables securing the repayment of the Debt Certificates. In connection with the issuance of Debt Certificates of any series, Federal Tax Counsel will render an opinion that, based on the assumptions and qualifications set forth therein, under then-current law, the issuance of the Debt Certificates of such series will not cause the applicable Trust to be characterized for federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.

POSSIBLE CLASSIFICATION OF THE TRANSACTION AS A PARTNERSHIP OR AS AN ASSOCIATION TAXABLE AS A CORPORATION

     The opinion of Federal Tax Counsel with respect to Debt Certificates will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the Receivables (or an interest therein) to the Debt Certificateholders and that the proper classification of the legal relationship between the Depositor and some or all of the Debt Certificateholders resulting from the transactions is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Depositor currently does not intend to comply with the federal income tax reporting requirements that would apply if any Classes of Debt Certificates were treated as interests in a partnership or corporation.

     If a transaction were treated as creating a partnership between the Depositor and the Debt Certificateholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Debt Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Debt Certificate could differ if the Debt Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Debt Certificates. Finally, all or a portion of any taxable income allocated to a Debt Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

     If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Debt Certificateholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Debt Certificateholders. Moreover, distributions on Debt Certificates that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Debt Certificates generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

FOREIGN INVESTORS

     If the IRS were to contend successfully that the Debt Certificates are interest in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Trust that is allocable to a foreign investor and such foreign investor would be credited for his or her share of the withholding tax paid by the partnership. In such case, the holder generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder.

     Alternatively, although there may be arguments to the contrary, if such partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Debt Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the foreign investor, the foreign investor would be subject to United States income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income. See "Trusts Characterized as Partnerships or Divisions--Tax Consequences to Holders of the Certificates--Tax Consequences to Foreign Certificateholders" for a more detailed discussion of the consequences of an equity investment by a foreign investor in an entity characterized as a partnership.

     If the Trust were taxable as a corporation, distribution to foreign investors, to the extent treated as dividends, would generally be subject to withholding at the rate of 30% unless such rate were reduced or eliminated by an applicable income tax treaty.

FASIT LEGISLATION

     In August, 1996, the United States Congress passed and President Clinton signed into law the "Small Business Job Protection Act of 1996," H.R. 3448 (the "Act"). The Act creates a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." The effective date of the FASIT provisions of the Act is September 1, 1997. The Act enables certain arrangements similar to a Trust to elect to be treated as a FASIT. Under the FASIT provisions of the Act a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates and Notes, and those securities would be treated as debt for federal income tax purposes. If so specified in the related Prospectus Supplement, a Trust may make an election to be treated as a FASIT. The applicable Transfer and Servicing Agreement for such a Trust may contain any such terms and provide for the issuance of Notes or Certificates on such terms and conditions as are permitted to a FASIT and described in the related Prospectus Supplement. In addition, upon satisfying certain conditions set forth in the Transfer and Servicing Agreements, the Depositor, the Seller and Servicer will be permitted to amend the Transfer and Servicing Agreements in order to enable all or a portion of a Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to a "Description of the Transfer and Servicing Agreements--Amendment." However, there can be no assurance that the Depositor will or will not cause any permissible FASIT election to be made with respect to a Trust or amend a Transfer and Servicing Agreement in connection with any election. In addition, if such an election is made, it may cause a holder to recognize gain (but not loss) with respect to any Notes or Certificates held by it, even though Federal Tax Counsel will deliver its opinion that a Note will be treated as debt for federal income tax purposes without regard to the election and the Note or Certificate would be treated as debt following the election. Additionally, any such election and any related amendments to a Transfer and Servicing Agreement may have other tax and non-tax consequences to Securityholders. Accordingly, prospective Securityholders are encouraged to consult their tax advisors with regard to the effects of any such election and any permitted related amendments on them in their particular circumstances.

                        STATE AND LOCAL TAX CONSEQUENCES

     The discussion above does not address the tax consequences of purchase, ownership or disposition of the Securities under any state or local tax law. Investors are encouraged to consult their own tax advisors regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

     A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, among other factors, such fiduciary should consider (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of such plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity (including an insurance company general account) whose underlying assets include plan assets by reason of a plan or account investing in such entity (collectively, "Plans(s)") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by
Section 4975 of the Code. The Depositor, the related Trustee, the related Indenture Trustee and any underwriter of the offered Securities and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or transfer of Securities by, or on behalf of, such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a regulatory exception or administrative exemption is available. In addition, the Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan, which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Trust Property and not merely an interest in the Securities, transactions occurring in connection with the servicing, management and operation of the Trust between the Depositor, the related Trustee, the related Indenture Trustee, the Servicer (or any other servicer), any insurer or any of their respective affiliates might constitute prohibited transactions, and the Trust Property would become subject to the fiduciary investment standards of ERISA, unless a regulatory exception or administrative exemption applies.

     With respect to offered Securities which are Certificates, the DOL has issued to a number of underwriters of pass-through certificates, similar to the Certificates, administrative exemptions (collectively, the "Exemption"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA, and the excise taxes imposed pursuant to Section 4975(a) and (b) of the Code, the initial purchase, holding and subsequent resale of mortgage-backed or asset-backed pass-through certificates representing a beneficial undivided interest in certain fixed pools of assets held in a trust (as defined in paragraph III. B of Section III of the Exemption), along with certain transactions relating to the servicing and operation of such asset pools, provided that certain conditions set forth in the Exemption are satisfied. Paragraph III. B of Section III of the Exemption provides in part that a trust means an investment pool the corpus of which is held in trust and consists solely of: (1) secured consumer receivables, (2) secured credit instruments, (3) obligations secured by residential or commercial real property, (4) obligations secured by motor vehicles or equipment or qualified motor vehicle leases, (5) guaranteed governmental mortgage pool certificates or (6) an undivided fractional interest in any of the obligations listed in clauses (1) - (5) above.

     If the general conditions of Section II of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange or transfer of Certificates by Plans in the initial issue of Certificates, the holding of Certificates by Plans or the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by (1) an underwriter which has been granted an Exemption (or certain specified entities affiliated or associated with such underwriter) ("Underwriter"), (2) the Depositor, (3) the Servicer (or any other servicer), (4) the related Trustee or the related Indenture Trustee,
(5) any obligor with respect to Receivables constituting more than 5 percent of the aggregate unamortized principal balance of the Receivables as of the date of initial issuance, (6) any insurer and (7) any affiliate or successor of a person described in (1) to (6) above (the "Restricted Group").

     If the specific conditions of paragraph I.B of Section I of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(I)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in Certificates is (a) an obligor with respect to 5 percent or less of the fair market value of the Receivables or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans and (3) the holding of Certificates by Plans.

     If the specified conditions of paragraph I.C of Section I of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust and the Trust Property.

     The Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Certificates.

     The Exemption sets forth the following seven general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder.

     (1) The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Securities issued by the Trust;

     (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Structured Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. ("National Credit Rating Agencies");

     (4) Neither the Trustee or the related Indenture Trustee is an affiliate of any other member of the Restricted Group (as defined above);

     (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made and retained by the Depositor pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans. The sum of all payments made to and retained by the Servicer or any other servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933. The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

     (7)  The trust fund must also meet the following requirements:

               (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

               (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of one of the National Credit Rating Agencies for at least one year prior to the Plan's acquisition of Certificates; and

               (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption may apply to a Plan's purchase, holding and transfer of Certificates and the operation, management and servicing of the Trust and the Trust Property as specified in the related Prospectus Supplement. In addition, in the event the Exemption is not available, certain exemptions from the prohibited transaction rules may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Certificate. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers".

     Certain transactions involving the purchase of Securities which are Notes might be deemed to constitute prohibited transactions under ERISA and the Code if the Trust Property were deemed to be assets of a Plan. Under the Plan Assets Regulation, the Trust Property would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Depositor believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. In addition, even in the event that the Notes are deemed to be an Equity Interest in the Trust, the Exemption may be applicable to both a Plan's purchase, holding and transfer of Notes (which in this situation are considered Certificates for purposes of the Exemption) and the operation, management and servicing of the Trust and the Trust Property, if so specified in the related Prospectus Supplement.

     Without regard to whether the Notes are characterized as Equity Interests, the acquisition, transfer or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust, the related Trustee or the related Indenture Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In such case, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 and PTCE 84-14 may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note.

     Investors that are insurance companies are encouraged to consult with their legal counsel with respect to the United States Supreme Court case, JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS Bank, 114 S.Ct. 517
(1993). In HARRIS TRUST, the Supreme Court ruled that assets held in an insurance company's general account may be deemed plan assets under certain circumstances. Accordingly, such insurance company general accounts would be subject to the same considerations under ERISA and would be eligible for the same relief under the Exemption that would apply to any other Plan investor. In the event the Exemption is not applicable to the purchase, holding and transfer of Securities and the operation, management and servicing of the Trust and Trust Property, PTCE 95-60 may be applicable depending on the circumstances.

     Any Plan fiduciary considering the purchase of Securities is encouraged to consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                     RATINGS

     As a condition of issuance, the offered Securities of each Series will be rated an investment grade, that is, in one of its four highest rating categories, by at least one nationally recognized rating agency (a "Rating Agency") as specified in the related Prospectus Supplement. Ratings on the offered Securities of each Series address the likelihood of receipt by the related Securityholders of all distributions on the underlying Receivables. These ratings address the structural, legal and issuer-related aspects associated with the Securities of such Series, the nature of the underlying Receivables of such Series, the subordination and any credit enhancement provided therefor, including the credit quality of the third party credit enhancement provider, if any. Ratings on offered Securities of each Series do not represent any assessment of the likelihood of principal prepayments by Obligors or of the degree by which prepayments might differ from those originally anticipated. As a result, the related Securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their underlying investments. Each security rating should be evaluated independently of any other security rating. A security rating is not a recommendation to buy, sell or hold securities. There is no assurance that the ratings initially assigned to the Securities will not be subsequently lowered or withdrawn by the Rating Agencies. In the event the rating initially assigned to any Securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related Prospectus Supplement.

                             METHOD OF DISTRIBUTION

     Notes and/or Certificates are being offered hereby in Series from time to time through any of the following methods:

     1. By negotiated firm commitment underwriting and public reoffering by underwriters;

     2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

     3. By placement directly by the Depositor with institutional investors.

     A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Depositor, or the method by which the price at which the underwriters will sell the Notes and/or the Certificates will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Notes and/or the Certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Notes and/or Certificates of such Series if any such Notes and/or Certificates are purchased. Notes and/or Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Mellon Financial Services, Inc., an affiliate of the Depositor, may from time to time act as agent or underwriter in connection with the sale of the Notes and/or Certificates. This Prospectus and the related Prospectus Supplement may be used by Mellon Financial Services, Inc. in connection with offers and sales related to secondary market transactions in any Series of Notes and/or Certificates. Mellon Financial Services, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing prices at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Notes and/or Certificates of such Series.

                                 LEGAL OPINIONS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters relating to the issuance of the Securities of any Series and the income tax consequences thereof will be passed upon for the Underwriters and the Depositor by Stroock & Stroock & Lavan LLP, New York, New York.

                                     ANNEX I

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION

                                   PROCEDURES

     Except in certain limited circumstances, any globally offered series of Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes and, if the related Prospectus Supplement so provides, Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their Participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global securities and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to insure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC DEPOSITOR AND CEDEL OR EUROCLEAR Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR DEPOSITOR AND DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL WITHHOLDING TAXES AND DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owners take one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. Persons WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificateholder or his agent.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of a Global Securities or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary of documentation requirements does not deal with all aspects of U.S. Federal income tax withholding or that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                 INDEX OF TERMS



Act.......................................................................57
Actuarial Receivables.....................................................16
Advance....................................................................7
Applicable Trustee........................................................29
APR.......................................................................16
Balloon Loans.............................................................12
Balloon Payment...........................................................12
Base Rate.................................................................24
Calculation Agent.........................................................25
Calculation Date..........................................................25
CD Rate...................................................................24
CD Rate Determination Date................................................25
CD Rate Security..........................................................24
Cede.......................................................................2
Cedel Participants........................................................30
Certificate Distribution Account..........................................35
Certificate Majority......................................................29
Certificate Pool Factor...................................................18
Certificateholders........................................................11
Certificates...............................................................1
Closing Date..............................................................33
Code......................................................................46
Collection Account........................................................35
Commercial Paper Rate.....................................................25
Commercial Paper Rate Determination Date..................................25
Commercial Paper Rate Security............................................24
Commission.................................................................2
Commodity Indexed Securities..............................................28
Composite Quotations......................................................24
Cooperative...............................................................30
Currency Indexed Securities...............................................28
Cuttoff Date...............................................................6
Dealers....................................................................6
Definitive Certificates...................................................29
Definitive Notes..........................................................29
Definitive Securities.....................................................31
Depositor..................................................................1
Depositories..............................................................28
Distribution Date..........................................................5
DOL.......................................................................58
DTC........................................................................2
DTC's Nominee.............................................................12
Eligible Deposit Account..................................................36
Eligible Institution......................................................36
Eligible Trust Company....................................................36
Equity Interest...........................................................60
ERISA......................................................................8
Euroclear Operator........................................................30
Euroclear Participants....................................................30
Events of Default.........................................................20
Exchange Act...............................................................2
Excluded Plan.............................................................58
Exemption.................................................................58
Face Amount...............................................................28
FASIT.....................................................................13
Federal Funds Rate........................................................24
Federal Funds Rate Determination Date.....................................26
Federal Funds Rate Security...............................................24
Financed Vehicle Loans....................................................14
Fixed Rate Securities.....................................................24
Floating Rate Securities..................................................24
FTC Rule..................................................................45
Global Securities.........................................................62
H.15(519).................................................................24
Indenture..................................................................4
Indenture Trustee..........................................................4
Index.....................................................................28
Index Maturity............................................................24
Indexed Commodity.........................................................28
Indexed Currency..........................................................28
Indexed Principal Amount..................................................28
Indexed Securities........................................................28
Indirect Participants.....................................................28
Initial Pool Balance......................................................42
Insolvency Event..........................................................41
Interest Rate..............................................................4
Interest Reset Date.......................................................25
Interest Reset Period.....................................................24
Investment Earnings.......................................................36
IRS.......................................................................46
Issuer.....................................................................4
LIBOR.....................................................................26
LIBOR Determination Date..................................................26
LIBOR Security............................................................24
London Banking Day........................................................26
Money Market Yield........................................................26
National Credit Rating Agencies...........................................59
Note Distribution Account.................................................35
Note Pool Factor..........................................................18
Notes......................................................................1
OID.......................................................................47
OID Regulations...........................................................47
Paid-Ahead Period.........................................................17
Paid-Ahead Receivable.....................................................17
Participants..............................................................19
Pass-Through Rate..........................................................5
Payahead Account..........................................................35
Payaheads.................................................................36
Payment Date..............................................................20
Plan Assets Regulation....................................................58
Plans......................................................................8
Pool Balance..............................................................18
Pooling and Servicing Agreement............................................4
Prepayment Premium........................................................37
Prospectus Supplement......................................................1
PTCE......................................................................59
Purchase Amount...........................................................34
Rating Agency..............................................................8
Receivable File...........................................................34
Receivables Pool...........................................................1
Registration Statement.....................................................2
Related Documents.........................................................22
Related Person............................................................48
Reserve Account...........................................................39
Restricted Group..........................................................58
Reuters Screen LIBO Page..................................................27
Rules.....................................................................29
Schedule of Receivables...................................................33
Section 1286 Treasury Regulations.........................................52
Securities Act.............................................................2
Securityholders...........................................................12
Seller.....................................................................4
Servicer...................................................................4
Servicer Default..........................................................40
Servicing Fee.............................................................37
Servicing Fee Rate........................................................37
Short-Term Note...........................................................48
Simple Interest Receivables...............................................16
Spread....................................................................24
Spread Multiplier.........................................................24
Stock Index...............................................................28
Stock Indexed Securities..................................................28
Strip Certificates.........................................................6
Strip Notes................................................................5
Stripped Bond.............................................................52
Subsequent Transfer Date..................................................33
Terms and Conditions......................................................30
Total Servicing Fee.......................................................37
Transfer and Servicing Agreements.........................................33
Treasury Bills............................................................27
Treasury Rate.............................................................27
Treasury Rate Determination Date..........................................27
Treasury Rate Security....................................................24
Trust......................................................................4
Trust Accounts............................................................35
Trust Agreement............................................................4
Trustee....................................................................4
U.S. Person...............................................................64
Underwriter...............................................................58

================================================================

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.


                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                               PAGE
                                                    ----
Summary of Terms....................................S-
Risk Factors........................................S-
Formation of  the Trust.............................S-
The Trust Property..................................S-
The Receivables Pool................................S-
The Servicer............................................
Weighted Average Life of the Securities.............S-
Use of Proceeds.....................................S-
Description of the Notes............................S-
Description of the Certificates.....................S-
Description of the Transfer and Servicing
  Agreements........................................S-
Federal Income Tax Consequences.....................S-
State and Local Tax Consequences....................S-
ERISA Considerations................................S-
Underwriting........................................S-
Legal Matters.......................................S-
                          PROSPECTUS
Available Information.................................
Incorporation of Certain Documents by
  Reference...........................................
Reports to Securityholders............................
Summary of Terms......................................
Risk Factors..........................................
The Trusts............................................
The Portfolio of Motor Vehicle Loans..................
The Receivables Pools.................................
Maturity and Prepayment Assumptions...................
Pool Factors and Trading Information..................
Use of Proceeds.......................................
The Depositor.........................................
The Servicer..........................................
Description of the Notes..............................
Description of the Certificates.......................
Certain Information Regarding the Securities..........
Description of the Transfer and Servicing
  Agreements..........................................
Certain Legal Aspects of the Receivables..............
Federal Income Tax Consequences.......................
 State and Local Tax Consequences.....................
ERISA Considerations..................................
Ratings...............................................
Method of Distribution................................
Legal Opinions........................................
Annex I...............................................
Index of Terms........................................


UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================


               ===================================================


                                MELLON AUTO TRUST
                                     199_-_

                                    [FORM 1]

                                  $___________

                                  $___________
                            ____% ASSET BACKED NOTES


                                   $__________
                               ____% ASSET BACKED
                                  CERTIFICATES

                                MELLON BANK, N.A.
                                    SERVICER

                             MELLON AUTO RECEIVABLES
                                   CORPORATION
                                    DEPOSITOR
                               __________________


                              PROSPECTUS SUPPLEMENT

                               __________________



                              Dated _______________
================================================================

================================================================

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS.


                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT                               PAGE
                                                    ----
Summary of Terms....................................S-
Risk Factors........................................S-
Formation of  the Trust.............................S-
The Trust Property..................................S-
The Servicer..........................................
Weighted Average Life of the Certificates...........S-
The Receivables Pool................................S-
Use of Proceeds.....................................S-
Description of the Certificates.....................S-
Federal Income Tax Consequences.....................S-
State and Local Tax Consequences....................S-
ERISA Considerations................................S-
Underwriting........................................S-
Legal Matters.......................................S-
                          PROSPECTUS
Available Information.................................
Incorporation of Certain Documents by
  Reference...........................................
Reports to Securityholders............................
Summary of Terms......................................
Risk Factors..........................................
The Trusts............................................
The Portfolio of Motor Vehicle Loans..................
The Receivables Pools.................................
Maturity and Prepayment Assumptions...................
Pool Factors and Trading Information..................
Use of Proceeds.......................................
The Depositor.........................................
The Servicer..........................................
Description of the Notes..............................
Description of the Certificates.......................
Certain Information Regarding the Securities..........
Description of the Transfer and Servicing
  Agreements..........................................
Certain Legal Aspects of the Receivables..............
Federal Income Tax Consequences.......................
 State and Local Tax Consequences.....................
ERISA Considerations..................................
Ratings...............................................
Method of Distribution................................
Legal Opinions........................................
Annex I...............................................
Index of Terms........................................


UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================


               ===================================================


                                MELLON AUTO TRUST
                                     199_-_

                                    [FORM 2]

                                  $___________

                                  $___________
                     CLASS A ____% ASSET BACKED CERTIFICATES


                                   $__________
                     CLASS B ____% ASSET BACKED CERTIFICATES

                                MELLON BANK, N.A.
                                    SERVICER

                             MELLON AUTO RECEIVABLES
                                   CORPORATION
                                    DEPOSITOR
                               __________________


                              PROSPECTUS SUPPLEMENT

                               __________________



                              Dated _______________
        ================================================================

                                                              [Alternate Page]

SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED          , 19
(To Prospectus dated          , 199  )

                             Mellon Auto Trust 199__

                       Mellon Auto Receivables Corporation
                                    Depositor

                         [Asset Backed Notes, Series __]
                     [Asset Backed Certificates, Series __]

     This Supplement relates to the offering of the [Notes][Certificates] of the Series referenced above. This Supplement does not contain complete information about the offering of the [Notes][Certificates]. Additional information is contained in the Prospectus Supplement dated , 199 (the "Prospectus Supplement") prepared in connection with the offering of the [Notes][Certificates] of the Series referenced above and in the Prospectus of the Depositor dated , 199 (the "Prospectus"). Purchasers are encouraged to read this Supplement, the Prospectus Supplement and the Prospectus in full.

           PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE __ OF THE PROSPECTUS

     This Supplement is to be used by Mellon Financial Markets, Inc., an affiliate of Mellon Auto Receivables Corporation, in connection with offers and sales relating to market making transactions in the [Notes][Certificates] of the above-referenced Series in which Mellon Financial Markets, Inc. acts as principal. Mellon Financial Markets, Inc. may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

     THIS SUPPLEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUPPLEMENT ARE DEFINED IN THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                              THE RECEIVABLES POOL

     Certain information regarding the Receivables as of June 30, 199_ (the "Reference Date") is set forth in Exhibit I in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by principal balance of the Receivables of the Reference Date and have been rounded in order to total 100.00%.

                             METHOD OF DISTRIBUTION

     The Supplement is to be used by Mellon Financial Markets, Inc., an affiliate of Mellon Auto Receivables Corporation, in connection with offers and sales relating to market-making transactions in the [Notes][Certificates] of the Series referred to on the cover page hereof in which Mellon Financial Markets, Inc., acts as principal. Mellon Financial Markets, Inc. may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. MELLON AUTO RECEIVABLES CORPORATION (THE "DEPOSITOR") MAY NOT SELL THE SECURITIES THAT ARE DESCRIBED IN THIS PROSPECTUS SUPPLEMENT UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT A REQUEST FOR ANY OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE LAWS IN THAT STATE DO NOT PERMIT THE DEPOSITOR TO OFFER OR SELL THESE SECURITIES.

Prospectus Supplement                                            [Form 2]
(to Prospectus dated ____________)

                               $------------------
                            MELLON AUTO TRUST 199_-_

                                     ISSUER

              $_____________CLASS A ____% ASSET BACKED CERTIFICATES

             $_____________CLASS B _____% ASSET BACKED CERTIFICATES

                       MELLON AUTO RECEIVABLES CORPORATION
                                    DEPOSITOR

                                MELLON BANK, N.A.
                                    SERVICER

     The Depositor will form Mellon Auto Trust 199_-_ (the "Trust"), and the Trust will issue $__________ aggregate principal balance of Class A ___% Asset Backed Certificates (the "Class A Certificates") and $ aggregate principal balance of Class B ___% Asset Backed Certificates (the "Class B Certificates"). The Class A Certificates and the Class B Certificates are collectively called the "Certificates."

     The assets of the Trust consist of a pool of motor vehicle retail installment sale contracts and other motor vehicle installment chattel paper (the "Receivables") secured by new and used automobiles, including passenger cars, minivans, sport utility vehicles and light trucks.

     The Certificates are obligations only of the Trust. Neither the Certificates nor the Receivables are insured or guaranteed by any person. The Certificates are not bank deposits and are NOT insured by the Federal Deposit Insurance Corporation.

     The Class B Certificates will involve more risks than the Class A Certificates because distributions on the Class B Certificates will be made only after payments are made on the Class A Certificates. THE CERTIFICATES INVOLVE SIGNIFICANT RISKS. PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE __ OF THE ATTACHED PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN THE CERTIFICATES.

                           ---------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus Supplement or the attached Prospectus is accurate or complete. Making any contrary representation is a criminal offense.

     Subject to the satisfaction of certain conditions, the underwriter named below (the "Underwriter") is offering the Class A Certificates and the Class B Certificates at the price to public shown. The Certificates will be delivered in book entry form only on or about ____________, 199_.

                                                                                  UNDERWRITING         PROCEEDS TO THE
                                                               PRICE TO          DISCOUNTS AND             DEPOSITOR
                                                                 PUBLIC           COMMISSIONS               (1)
Per Class A Certificate.............................            _______%             _____%                ______%
Per Class B Certificate.............................            _______%             _____%                ______%
Total...............................................         $____________         $__________          $____________

--------------------
(1) Before deducting expenses, estimated to be $_________.

                                  [Underwriter]

           The date of this Prospectus Supplement is __________, 199_.

                             ADDITIONAL INFORMATION

In connection with this offering, the Underwriter may over-allot or effect transactions which stabilize or maintain the market prices of the Certificates at levels above those which might otherwise prevail in the open market, such stabilizing, if commenced, may be discontinued at any time.

This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the attached Prospectus, and prospective investors are encouraged to read both this Prospectus Supplement and the Prospectus in full. The Underwriter may not sell the Certificates unless the Purchaser has received both this Prospectus Supplement and the attached Prospectus.

                                TABLE OF CONTENTS

                              Prospectus Supplement

CAPTION                                                                  PAGE

                                   Prospectus

                                SUMMARY OF TERMS

     THIS SECTION GIVES A BRIEF SUMMARY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT. THE SUMMARY DOES NOT INCLUDE ALL OF THE IMPORTANT INFORMATION ABOUT THE CERTIFICATES. THE DEPOSITOR ENCOURAGES PROSPECTIVE INVESTORS TO REVIEW CAREFULLY THE MORE DETAILED INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND IN THE ATTACHED PROSPECTUS.

ISSUER................................  Mellon Auto Trust 199__-__. (the "Trust"
                                        or the "Issuer") is a Delaware business
                                        trust. The Trust will be established
                                        pursuant to a Pooling and Servicing
                                        Agreement to be dated as of ___________, 199_ (the "Agreement") among the Depositor, the Seller, the Servicer and the Trustee.

DEPOSITOR.............................  Mellon Auto Receivables Corporation (the
                                        "Depositor") is a wholly-owned
                                        subsidiary of Mellon Bank, N.A. See "The
                                        Depositor" in the attached Prospectus
                                        (the "Prospectus").

SERVICER..............................  Mellon Bank, N.A. (in such capacity, the
                                        "Servicer"). See "The Servicer" herein
                                        and in the Prospectus.

SELLER................................  Mellon Bank, N.A. (in such capacity, the
                                        "Seller").

TRUSTEE AND COLLATERAL AGENT........... ______________________, a
                                        _______________ _____________, not in
                                        its individual capacity, but solely as
                                        trustee for the Trust (the "Trustee")
                                        and as collateral agent with respect to
                                        the Reserve Fund (the "Collateral
                                        Agent").

CLOSING DATE........................... On or about ________, 199_.

CUTOFF DATE............................ The [close] [opening] of business on
                                        _____, 199__.

THE CERTIFICATES

         GENERAL....................... The Trust will issue two classes of
                                        Certificates (each, a "Class") with one
                                        class of senior certificates (the "Class
                                        A Certificates") and one class of
                                        subordinated certificates (the "Class B
                                        Certificates" and, together with the
                                        Class A Certificates, the
                                        "Certificates") pursuant to the
                                        Agreement. The Class A Certificates will be issued in an initial aggregate principal amount of $________ (the "Original Class A Principal Balance") and will evidence in the aggregate an ownership interest in approximately __% of the Trust (the "Class A Percentage"). The Class B Certificates will be issued in an initial aggregate principal amount of $_________________ (the "Original
                                        Class B Principal Balance") and will
                                        evidence in the aggregate an ownership
                                        interest in approximately ____% of the
                                        Trust (the "Class B Percentage").

         DISTRIBUTION DATES............ _______ day of each month or, if the ___
                                        day is not a business day, the first
                                        business day after the ___, beginning in _________, 199_ (each, a "Distribution Date").

         RECORD DATE................... The "Record Date" for each Distribution
                                        Date will be the last day of the
                                        calendar month prior to the calendar
                                        month that includes the applicable
                                        Distribution Date.

         MINIMUM DENOMINATIONS......... $25,000 and integral multiples of $1,000 in excess thereof.

         REGISTRATION.................. The Certificates will be issued in book entry form. Investors in the
                                        Certificates will hold beneficial
                                        interests in the Certificates through
                                        the Depository Trust Company ("DTC") in
                                        the United States or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe. See "Certain Information Regarding the Securities" in the Prospectus.

         CLASS A PASS-THROUGH RATE..... _____% per annum.

         CLASS B PASS-THROUGH RATE..... ____ % per annum.

         INTEREST PERIOD............... The "Interest Period" for each
                                        Distribution Date will be the period
                                        beginning on (and including) the prior
                                        Distribution Date (or in the case of the first Distribution Date, beginning on (and including) the Closing Date) and ending on (and including) the day before the applicable Distribution Date.

         INTEREST CALCULATIONS......... Interest due on each Class of
                                        Certificates on a Distribution Date will consist of (1) 30 days' interest at the applicable Pass-Through Rate on the amount of such Certificates on the day before the applicable Distribution Date,
                                        (2) any interest remaining unpaid on
                                        such Certificates from prior
                                        Distribution Dates and (3) 30 days'
                                        interest at the applicable Pass-Through
                                        Rate on any interest not paid on the
                                        prior Distribution Date if permitted by
                                        law.

                                        No distributions of interest on the
                                        Class B Certificates will be made on any Distribution Date until the full amount of interest on the Class A Certificates payable on such Distribution Date has been distributed.

         PRINCIPAL..................... No distributions of principal of the
                                        Class B Certificates will be made on any Distribution Date until the full amount of interest on and principal of the Class A Certificates and interest on the Class B Certificates payable on such Distribution Date has been distributed. The Class A Percentage will equal 100% until the Class A Certificates have been paid in full.

                                        Principal distributions on the Class A
                                        Certificates will be made on each
                                        Distribution Date on the principal
                                        balance of the Class A Certificates (the
                                        "Class A Principal Balance") on the day
                                        before the applicable Distribution Date
                                        and will be comprised of the following:

                                        o    the Class A Percentage of amounts
                                             remaining in the Collection Account
                                             after the payment of interest
                                             distributions on the Class A
                                             Certificates and the Class B
                                             Certificates and the Total
                                             Servicing Fee

                                        o    the Class A Percentage of certain
                                             losses incurred after the
                                             liquidation of any Receivables

                                        o    principal not paid on the Class A
                                             Certificates on any preceding
                                             Distribution Date

                                        Principal distributions on the Class B
                                        Certificates will be made on each
                                        Distribution Date on the principal
                                        balance of the Class B Certificates (the
                                        "Class B Principal Balance") on the day
                                        before the applicable Distribution Date
                                        and will be comprised of the following:

                                        o    the Class B Percentage of amounts
                                             remaining in the Collection Account
                                             after the payment of interest
                                             distributions on the Class A
                                             Certificates and the Class B
                                             Certificates, principal of the
                                             Class A Certificates and the Total
                                             Servicing Fee

                                        o    the Class B Percentage of certain
                                             losses incurred after the
                                             liquidation of any Receivables

                                        o    principal not paid on the Class B
                                             Certificates on any preceding
                                             Distribution Date

         PRIORITY OF DISTRIBUTIONS......On each Distribution Date, distributions on the Certificates will be made in the
                                        following order of priority:

                                        o    interest on the Class A
                                             Certificates

                                        o    interest on the Class B
                                             Certificates

                                        o    principal of the Class A
                                             Certificates

                                        o    principal of the Class B
                                             Certificates

                                        Each payment of interest and principal
                                        includes any such amounts remaining
                                        unpaid from prior Distribution Dates.

         FINAL SCHEDULED
          DISTRIBUTION DATE............ The Distribution Date in _______, _____
                                        with respect to the Class A Certificates and the Distribution Date in ______, _______ with respect to the Class B Certificates. Any portion of a Class of Certificates that has not been paid on or prior to the related Final Scheduled Distribution Date will be due and payable at that time.

TRUST PROPERTY......................... The property of the Trust (the "Trust
                                        Property") includes:

                                        o    the Receivables

                                        o    all amounts received under the
                                             Receivables after the Cutoff Date

                                        o    the Collection Account, the Class A
                                             Distribution Account, the Class B
                                             Distribution Account and the
                                             Payahead Account

                                        o    security interests in the motor
                                             vehicles that secure the
                                             Receivables (the "Financed
                                             Vehicles")

                                        o    the rights of the Seller to receive
                                             proceeds from claims under certain
                                             insurance policies and refunds of
                                             premiums from other insurance
                                             policies

                                        o    the rights of the Seller under
                                             agreements with the Dealers that
                                             sold the Financed Vehicles

                                        o    rights with respect to any
                                             repossessed Financed Vehicles

                                        o    any and all proceeds of the
                                             foregoing

THE RECEIVABLES........................ The Receivables are amounts owed by individuals under retail installment
                                        sale contracts with motor vehicle
                                        dealers (the "Dealers").

                                        The Depositor expects that the
                                        Receivables will have the following
                                        characteristics as of the Cutoff Date:

                                        Number of contracts          __________
                                        Principal Amount            $__________
                                        Annual Percentage
                                           Rates (APR)          _____% to _____%
                                        Weighted Average APR              _____%
                                        Original term (months)   _____ to _____
                                        Weighted Average
                                           original term                  _____
                                        Remaining term (months)  _____ to _____
                                        Weighted Average
                                            remaining term                _____
                                        New ( %)                          _____
                                        Used (%)                          _____
                                        States (%)
                                            PA                            _____
                                            NJ                            _____
                                        Balloon Loans (%)                 _____

OPTIONAL TERMINATION

         SERVICER PURCHASE............. The Servicer may purchase the
                                        Receivables when the principal amount of the Receivables is 5% or less than it was on the Cutoff Date.

         AUCTION SALE.................. If the Servicer does not exercise its option, the Indenture Trustee will
                                        auction off (subject to a required
                                        minimum bid) the remaining Receivables
                                        when the principal amount is 5% or less
                                        than it was on the Cutoff Date.

         DISTRIBUTIONS................. In either case, Certificateholders will receive the unpaid principal amount of
                                        their Certificates plus all accrued but
                                        unpaid interest.

 RESERVE FUND.......................... The Trustee will create a reserve fund
                                        (the "Reserve Fund"). On the Closing
                                        Date, the Depositor will deposit in the
                                        Reserve Fund cash or Eligible
                                        Investments having a value of $______
                                        (the "Reserve Fund Initial Deposit"). On each Distribution Date amounts remaining after distribution of the Total Servicing Fee and amounts to be paid to Class A Certificateholders and Class B Certificateholders will be deposited in the Reserve Fund until the amount equals the Specified Reserve Balance. The "Specified Reserve Balance" with respect to any Distribution Date generally will be equal to the greater of (a) _____% of the sum of the Class A Principal Balance and the Class B Principal Balance (after giving effect to all distributions on the Certificates on such Distribution
                                        Date) or (b) _____% of the sum of the
                                        Original Class A Principal Balance and
                                        the Original Class B Principal Balance.
                                        On each Distribution Date, the Trustee
                                        will withdraw funds from the Reserve
                                        Fund and deposit them in the Collection
                                        Account if the amounts in the Collection
                                        Account are not sufficient to make
                                        distributions of interest or principal
                                        on the Certificates.

TAX STATUS............................. Stroock & Stroock & Lavan LLP, special
                                        Federal tax counsel to the Trust, is of
                                        the opinion that the Trust will be
                                        classified for federal income tax
                                        purposes as a grantor trust and not as
                                        an association taxable as a corporation.
                                        Certificateholders must report their
                                        respective allocable shares of income
                                        earned on Trust assets (excluding
                                        certain amounts retained by the
                                        Depositor as described herein) and,
                                        subject to certain limitations
                                        applicable to individuals, estates and
                                        trusts, may deduct their respective
                                        allocable shares of reasonable servicing and other fees. See "Federal Income Tax Consequences" herein and in the Prospectus.

ERISA CONSIDERATIONS................... The Class A Certificates may be
                                        purchased by or on behalf of an employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
                                        Section 4975 of the Internal Revenue
                                        Code of 1986, as amended (the "Code"),
                                        as well as any entity whose source of
                                        funds for the purchase of Class A
                                        Certificates includes plan assets by
                                        reason of a plan or account investing in such entity (each, a "Plan"), subject to the considerations described herein. Because the Class B Certificates are subordinated to the Class A
                                        Certificates, no Class B Certificate may be purchased by or on behalf of a Plan other than an "insurance company general account" as defined in, and which complies with the provisions of, Prohibited Transaction Exemption 95-60 which may be deemed to be holding Plan assets. See "ERISA Considerations" herein and in the Prospectus.

RATINGS................................ It is a condition to the issuance of the
                                        Certificates that the Class A
                                        Certificates be rated __________ and
                                        that the Class B Certificates be rated
                                        ________________ by at least two
                                        nationally recognized rating agencies.
                                        See "Risk Factors--Withdrawal or
                                        Downgrading of Initial Ratings Affects
                                        Prices" herein.

                                  RISK FACTORS


     AN INVESTMENT IN THE CERTIFICATES INVOLVES SIGNIFICANT RISKS. BEFORE PROSPECTIVE INVESTORS DECIDE TO INVEST, THEY SHOULD CONSIDER THE FOLLOWING RISK FACTORS AND THE RISK FACTORS SPECIFIED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE __ OF THE PROSPECTUS.

THERE IS NO ESTABLISHED SECONDARY MARKET

     The Certificates will not be listed on any securities exchange. As a result, an investor in the Certificates that wished to sell those Certificates must locate a purchaser that is willing to purchase those Certificates. The Underwriter intends to make a secondary market for the Certificates. The Underwriter will do so by offering to buy the Certificates from investors that wish to sell. However, the Underwriter will not be obligated to make offers to buy the Certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of asset backed securities (i.e., there has been a lack of liquidity), and there may be such times in the future. As a result, an investor in the Certificates may not be able to sell the investor's Certificates when the investor wishes to do so or may not be able to obtain the price the investor wishes to receive.

[GEOGRAPHIC CONCENTRATION CREATES ADDITIONAL RISKS

     Economic conditions in the states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. As of the Cutoff Date, the billing addresses of the Obligors with respect to approximately %, _____%, and _____% by principal balance of the Receivables were located in __________, __________ and ________, respectively. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the Obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the Certificates than if the concentration did not exist. See "The Receivables Pool" herein.]

CLASS B CERTIFICATES INVOLVE MORE RISKS THAN CLASS A CERTIFICATES

     The Class B Certificateholders will not receive any distribution of interest until the full amount of interest on the Class A Certificates has been deposited in the Class A Distribution Account on each Distribution Date. The Class B Certificateholders will not receive any distributions of principal until the full amount of principal of the Class A Certificates has been deposited in the Class A Distribution Account and the Class A Certificates have been paid in full. In addition, the Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Reserve Fund. Consequently, holders of the Certificates must rely for repayment upon payments on the Receivables, and, if and to the extent available, amounts on deposit in the Reserve Fund. Amounts on deposit in the Reserve Fund, if any, will be available on any Distribution Date to cover shortfalls in distributions of interest and principal on the Certificates in the same order of priority as described in this Prospectus Supplement under "Summary of Terms--The Certificates--Priority of Distributions" with distributions of principal of the Class B Certificates having the lowest priority. If funds in the Reserve Fund are exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Certificates. In addition, in such event, delinquent payments on the Receivables may result in a shortfall in the distributions on the Class B Certificates on any Distribution Date due to the priority of distributions on the Class A Certificates.


BALLOON LOANS CREATE ADDITIONAL RISKS

     As of the Cutoff Date, approximately _____% of the aggregate principal balance of the Receivables, constituting _____% of the number of Receivables, are Balloon Loans. "Balloon Loans" have a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a Balloon Loan, the Obligor will be required to make a balloon payment (a "Balloon Payment") which will be larger than such Obligor's other scheduled monthly payments. The ability of such an Obligor to repay a Balloon Loan at maturity frequently will depend on such Obligor's ability to refinance the Receivable. See "Risk Factors--Balloon Loans" and "Maturity and Prepayment Considerations--Balloon Loans" in the Prospectus.

FEDERAL INCOME TAXATION RISKS OF THE CLASS B CERTIFICATES

     It is expected that, for federal income tax purposes, amounts otherwise payable to the owners of the Class B Certificates that are paid to the owners of the Class A Certificates in accordance with the provisions described above under "--Class B Certificates Involve More Risks than Class A Certificates" will be deemed to have been received by the owners of the Class B Certificates and then paid by them to the owners of the Class A Certificates pursuant to a guaranty. Accordingly, the owners of the Class B Certificate could be liable for taxes on amounts not actually received. See "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences--Trusts Treated as Grantor Trusts" in the Prospectus.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS AFFECTS PRICES

     It is a condition to the issuance of the Class A Certificates that they be rated _________ by at least two nationally recognized rating agencies (the "Rating Agencies"). It is a condition to the issuance of the Class B Certificates that they be rated at least "___" or its equivalent by the Rating Agencies. A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. Prospective investors are encourages to analyze the significance of each rating independently of any other rating. Any Rating Agency may change its rating of the Certificates after those Certificates are issued if that Rating Agency believes that circumstances have changes. Any subsequent change in a rating will likely affect the price that a subsequent purchaser will be willing to pay for the Certificates.

                             FORMATION OF THE TRUST

     Pursuant to the Agreement, the Depositor will establish the Trust by selling and assigning the Receivables and the other Trust Property to the Trust in exchange for the Certificates. The Depositor will sell the Certificates to the Underwriter in exchange for cash. All references herein to sales, assignments and transfers to the Trust refer to sales, assignments and transfers to the Trustee on behalf of the Trust for the benefit of the Certificateholders. Prior to such sale and assignment, the Trust will have no assets or obligations or any operating history. Upon formation, the Trust will not engage in any business activities other than acquiring and holding the Receivables, issuing the Certificates and distributing payments thereon.

     The Servicer will, directly or through subservicers, hold the Receivables and the certificates of title or ownership or other documents evidencing the notation of the Seller's lien on the certificates of title or ownership relating to the Financed Vehicles as custodian for the Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title for the Financed Vehicles will not be endorsed or otherwise amended to identify the Trustee as the new secured party. Under the foregoing circumstances and in certain jurisdictions, the Trust's interest in the Receivables and the Financed Vehicles may be defeated. See "Risk Factors--Failure to Note Transfer on Title Documents May Cause Losses" and "Certain Legal Aspects of the Receivables" in the Prospectus.

     The Trust will not acquire any contracts or assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments thereon, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

                               THE TRUST PROPERTY

     Each Certificate represents a fractional undivided interest in the Trust. The Trust Property will include the Receivables, which were originated indirectly by Dealers and purchased indirectly by the Seller pursuant to agreements with Dealers ("Dealer Agreements"). On the Closing Date, the Depositor will buy the Receivables from the Seller and the Depositor will sell the Receivables to the Trust. The Servicer will, directly or through subservicers, service the Receivables. The Trust Property also includes (i) all monies received under the Receivables on and after the Cutoff Date and, with respect to Receivables which are Actuarial Receivables, monies received thereunder prior to the Cutoff Date that are due on or after the Cutoff Date,
(ii) such amounts as from time to time may be held in the Collection Account, the Reserve Account, the Payahead Account, the Class A Distribution Account and the Class B Distribution Account established and maintained by the Servicer pursuant to the Agreement as described below, (iii) security interests in the Financed Vehicles, (iv) the rights of the Seller to receive proceeds from claims under certain insurance policies, (v) the rights of the Trust under the Agreement, (vi) the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or the retail purchasers of, or other persons owing payments on, the Financed Vehicles (the "Obligors"), (vii) all right, title and interest of the Seller (other than with respect to any Dealer commission) with respect to the Receivables under the related Dealer Agreements, and (viii) rights with respect to any repossessed Financed Vehicles, and (ix) all proceeds (within the meaning of the UCC) of the foregoing.

     The Reserve Fund will be maintained in the name of the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.

                              THE RECEIVABLES POOL

POOL COMPOSITION

     The Receivables were selected from the Seller's portfolio by several criteria, including, as of the Cutoff Date, the following: each Receivable has a scheduled maturity of not later than either Final Scheduled Distribution Date; each Receivable was originated in the United States of America; each Receivable has an original term to maturity of not more than __ months and a remaining term to maturity of __ months or less as of the Cutoff Date; approximately ___% of the Initial Pool Balance was secured by new Financed Vehicles, and approximately ___% of the Initial Pool Balance was secured by used Financed Vehicles; each Receivable provides for level monthly payments which fully amortize the amount financed (except, in the case of Simple Interest Receivables, for the last payment, which may be different from the level payment); each Receivable is not more than __ days contractually past due as of the Cutoff Date and is not more than _______ months paid ahead; each Receivable has an outstanding principal balance between $ and $ ; and each Receivable has an APR of no less than _____%. As of the Cutoff Date, no Obligor on any Receivable was noted in the related records of the Servicer as being the subject of any pending bankruptcy or insolvency proceeding. The latest scheduled maturity of any Receivable is not later than _____. No selection procedures believed by the Depositor to be adverse to Certificateholders were used in selecting the Receivables.

     The composition, distribution by remaining term, distribution by APR, geographic distribution and distribution by remaining principal of the Receivables as of the Cutoff Date are set forth in the tables below. The percentages in the following tables may not add to 100% due to rounding.

              COMPOSITION OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                        New Financed             Used Financed
                                                          Vehicles                 Vehicles                    Total

Aggregate Principal Balance.....................       $                        $                         $
Number of Receivables...........................
Average Principal Balance.......................       $                        $                         $
Average Original Balance........................       $                        $                         $
Weighted Average Contract Rate..................                       %                       %                          %
Contract Rate (Range)...........................       _____%-____%              _____%-____%             _____%-____%
Weighted Average Original Term..................             months                   months                    months
Original Term (Range)...........................             months                   months                    months
Weighted Average Remaining Term.................             months                   months                    months
Remaining Term (Range)..........................             months                   months                    months

     DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES AS OF THE CUTOFF DATE

Remaining Term                                        Number of           Aggregate Principal   Percentage of Original
(RANGE)                                              RECEIVABLES              BALANCE               POOL BALANCE
Less than 30 months...........................                            $                               %
30 to 35 months...............................
36 to 41 months...............................
42 to 47 months...............................
48 to 53 months...............................
54 to 59 months...............................
60 to 65 months...............................
66 to 71 months...............................
72 to 77 months...............................
78 t o 89 months..............................
                                                   --------------        ------------              -------%


         Total................................
                                                                        $                          100.00%
                                                       ==============   =================          =======

         DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE RECEIVABLES AS OF
                                 THE CUTOFF DATE

Annual Percentage                                     Number of           Aggregate Principal   Percentage of Original
RATE RAMGE                                           RECEIVABLES              BALANCE               POOL BALANCE
8.00% to below................................                            $                                            %
8.00% to 8.99%..........................
9.00% to 9.99%..........................
10.00% to 10.99%........................
11.00% to 11.99%........................
12.00% to 12.99%........................
13.00% to 13.99%........................
14.00% to 14.99%........................
15.00% to 15.99%........................
16.00% to 16.99%........................
17.00% to 17.99%........................
18.00% to 18.99%........................
19.00% to 19.99%........................
20.00% to 20.99%........................
21.00% to 21.99%........................
22.00% and above........................
                                                       --------------        ------------              -------%


         Total................................
                                                                        $                          100.00%
                                                       ==============   =================          =======

        GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                      Number of           Aggregate Principal   Percentage of Original
STATE(1)                                             RECEIVABLES              BALANCE               POOL BALANCE
------------...................................                                 $                                                  %
------------.............................
------------.............................
------------.............................
------------.............................
------------.............................
------------.............................
------------.............................
Others (2)...............................
                                                       --------------        ------------              -------%


         Total................................
                                                                        $                          100.00%
                                                       ==============   =================          =======



(1) Based on billing addresses of the Obligors as of the Cutoff Date, which may differ from the state of origination of the Receivable.
(2) Includes __ other states and ____________. (none of which have a concentration of Receivables in excess of ____% of the aggregate principal balance).

         DISTRIBUTION BY REMAINING PRINCIPAL BALANCE OF THE RECEIVABLES
                              AS OF THE CUTOFF DATE

Remaining Principal                                   Number of           Aggregate Principal   Percentage of Original
BALANCE (RANGE)                                      RECEIVABLES              BALANCE               POOL BALANCE
$ 2,500 to $ 4,999............................                                $                                                  %
$ 5,000 to $ 7,499.....................
$ 7,500 to $ 9,999.....................
$10,000 to $12,499.....................
$12,500 to $14,999.....................
$15,000 to $17,499.....................
$17,500 to $19,999.....................
$20,000 to $22,499.....................
$22,500 to $24,999.....................
$25,000 to $27,499.....................
$27,500 to $29,999.....................
$30,000 to $32,499.....................
$32,500 to $34,999.....................
$35,000 to $37,499.....................
$37,500 to $39,999.....................
$40,000 to $41,499.....................
$42,500 to $44,999.....................
$45,000 to $47,499.....................
$47,500 to $49,999.....................
$50,000 to $52,499.....................
$52,500 to $54,999.....................
                                                   --------------        ------------              -------%


         Total................................
                                                                        $                          100.00%
                                                       ==============   =================          =======

     As of the Cutoff Date, approximately __% of the aggregate principal balance of the Receivables, constituting __% of the number of Receivables, were between 1 payment and __ payments paid-ahead.

     As of the Cutoff Date, approximately ___% of the aggregate principal balance of the Receivables, constituting __% of the number of Receivables, are Actuarial Receivables. "Actuarial Receivables" are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of an amount of interest equal to 1/12 of the Annual Percentage Rate ("APR") of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

     As of the Cutoff Date, approximately ___% of the aggregate principal balance of the Receivables, constituting ___% of the number of Receivables, are Simple Interest Receivables. "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, under the terms of the motor vehicle retail installment sale contract or loan agreement, as the case may be, a "refund" or "rebate" will be made to the borrower of the portion of the total amount of payments then due and payable under such contract or agreement allocable to "unearned" interest, calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the borrower is required to pay interest only to the date of prepayment. The amount of a rebate under an Actuarial Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     The Servicer may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment (which are not amounts representing Payaheads) made in advance will be treated as a principal prepayment and will be distributed as part of the Principal Distribution Amount in the month following the Collection Period in which the prepayment was made. See "Maturity and Prepayment Considerations" in the Prospectus.

                                  THE SERVICER

GENERAL

     As of _________________, the Servicer serviced approximately [_____] retail installments sale contracts, consisting primarily of new and used automobile (including passenger car, minivan, sport/utility vehicles and light truck) receivables, representing an outstanding balance of approximately [____] million. As of ________________, the Servicer serviced approximately [_____] automobile leases equaling approximately $_____ billion of automobile lease receivables. See "The Servicer" in the Prospectus.

DELINQUENCIES AND LOSS

     Set forth below is certain information concerning the historical delinquency and loss experience of Mellon Bank, N.A. and its subsidiaries pertaining to new and used automobile (including passenger car, minivan, sport/utility vehicle and light truck) receivables originated directly or indirectly by Mellon Bank, N.A. and its subsidiaries. There can be no assurance that the delinquency and loss experience on the Receivables will be comparable to that set forth below.

                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)
                                            At
                               ____________________________     ____________________________     ____________________________
                                                                                                        199_
                               ____________________________     ____________________________     ____________________________
                                           Number                         Number                            Number
                                            of                              of                               of
                               DOLLARS     LOANS    Percent     DOLLARS    LOANS     Percent     DOLLARS    LOANS     Percent
                               -------     -----    -------     -------   -------    -------     -------    -----     -------

Principal Amount
Outstanding(1).......          $                                $                                $

Delinuencies(2)......
  30-59 Days                                             %                                %                                  %
  60-89 Days                                             %                                %                                  %
  90 Days or more....                                    %                                %                                  %

Total Delinquencies
as a Percentage
of the Total
Amount Outstanding...          $                         %      $                         %      $                           %
                               ========    ====      =====      ========    ======    =====      =========   ========   ======

                                     At December 31,
                               ____________________________     ____________________________
                                          199_                            199_
                               ____________________________     ____________________________
                                           Number                         Number
                                            of                              of
                               DOLLARS     LOANS    Percent     DOLLARS    LOANS     Percent
                               -------     -----    -------     -------   -------    -------

Principal Amount
Outstanding(1).......          $                                $

Delinuencies(2)......
  30-59 Days                                             %                                %
  60-89 Days                                             %                                %
  90 Days or more....                                    %                                %

Total Delinquencies
as a Percentage
of the Total
Amount Outstanding...          $                         %      $                         %
                               ========    ====      =====      ========    ======    =====


(1) Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest. (2) The period of delinquency is based on the number of days scheduled payments are contractually past due. Includes repossessions on hand which have not been charged-off. A receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.

                           HISTORICAL LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                         For _____ Months Ended        ,                         For Year Ended December 31,
                                       _______________      _______________           199_              199_           199_

Period End Principal
 Amount Outstanding(1)......           $                    $                         $                 $              $
Average Principal Amount
Outstanding(2)..............           $                    $                         $                 $              $
Number of Loans Outstanding
 (as of period end).........
Average Number of Loans
Outstanding(2)..............

Number of Repossessions.....
Gross Losses(3).............           $                    $                        $                  $              $
Recoveries (4)..............
Net Losses(5)...............
Net Losses as a Percent of
Principal Amount
Outstanding.................                 %                    %                         %                 %                %
Net Losses as a Percentage of
Average Principal Amount
Outstanding.................                 %                    %                         %                 %                %
------------------------------

(1) Principal Amount Outstanding is the aggregate remaining principal balance of all Receivables serviced, net of unearned interest.

(2) Average of the month-end balances for each of the twelve months in the applicable calendar year.

(3)  Gross Losses is the aggregate remaining principal balance.

(4) Recoveries is any proceeds from the liquidation of the related vehicle and post-disposition monies received on previously charged-off contracts including proceeds of liquidation of the related vehicle after the related charge-off.

(5)  Net Losses is equal to Gross Losses less Recoveries.

     Delinquencies and Net Losses are affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs. As a result, the delinquency and net charge-off experience of the Receivables may differ from those shown in the tables.

YEAR 2000 COMPLIANCE

     The Servicer has made and will continue to make investments to identify, modify or replace any computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Servicer or the Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Receivables could materially and adversely affect the Certificateholders.

                   [WEIGHTED AVERAGE LIFE OF THE CERTIFICATES]

     [Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     As the rate of payment of principal of the Certificates will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, the final distribution in respect of the Certificates could occur significantly earlier than the Final Scheduled Distribution Date for the Certificates. Reinvestment risk associated with early payment of the Certificates will be borne exclusively by the Certificateholders.

     The table captioned "Percent of Original Class A Principal Balance or Original Class B Principal Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Receivables. The ABS Table assumes that (i) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,
(ii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (iii) distributions on the Certificates are made on each Distribution Date (and each such date is assumed to be the ____ day of each applicable month), (iv) the balance in the Reserve on each Distribution Date is equal to the Specified Reserve Balance, and (v) the Servicer does not exercise its option to purchase the Receivables. The first two pools have an assumed cutoff date of and the remaining pools have an assumed cutoff date of . The ABS Table sets forth the percent of the Original Class A Principal Balance and the percent of the Original Class B Principal Balance that would be outstanding after each of the Distribution Dates shown and the corresponding weighted average lives thereof at various constant ABS percentages.

     The ABS Table also assumes that the Receivables have been aggregated into four hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the four pools (which is based on its aggregate principal balance, APR, original term to maturity as of the Cutoff Date) will be such that each pool will fully amortize by the end of its remaining term to maturity.

                                                                                               WEIGHTED AVERAGE    WEIGHTED AVERAGE
                                      Remaining Term                             WEIGHTED       ORIGINAL TERM     REMAINING TERM TO
                                       to Maturity           Aggregate           AVERAGE         TO MATURITY           MATURITY
                                     RANGE (IN MONTHS)    PRINCIPAL BALANCE    CONTRACT RATE      (IN MONTHS)         (IN MONTHS)

1................................                        $                            %
2................................                        $                            %
3................................                        $                            %
4................................                        $                            %

     The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Class A Certificates and the Class B Certificates.]


     PERCENT OF INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                                           Class A
                                                         Certificates
                                                    Assumed ABS Percentage
DISTRIBUTION DATES                     ____%      ____%        ____%     ____%
Closing Date.......................     100        100          100       100
_________________..................
-----------------..................
-----------------..................
-----------------..................

---------------

     THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

        PERCENT OF INITIAL CERTIFICATE BALANCE AT VARIOUS ABS PERCENTAGES

                                                           Class B
                                                         Certificates
                                                    Assumed ABS Percentage
DISTRIBUTION DATES                     ____%      ____%        ____%     ____%
Closing Date.......................     100        100          100       100
_________________..................
-----------------..................
-----------------..................
-----------------..................


---------------

     The ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.


                                 USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be applied by the Trust to the purchase of the Receivables and the other Trust Property from the Depositor. The Depositor will use the net proceeds paid to it by the Trust to acquire the Receivables from the Seller and to make the Reserve Fund Initial Deposit.


                         DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement, substantially in the form filed as an exhibit to the Registration Statement. The following information summarizes all material provisions of the Certificates and the Agreement. The summary is qualified in its entirety by reference to the Certificates and the Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given Series and the related Agreement set forth in the Prospectus, to which description reference is hereby made.

GENERAL

     The Certificates will evidence fractional undivided interests in the assets of the Trust to be created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest of __% of the Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest of __% of the Trust.

THE POOLING AND SERVICING AGREEMENT

SALE AND ASSIGNMENT OF THE RECEIVABLES

     Certain information regarding the conveyance of the Receivables by the Seller to the Depositor and by the Depositor to the Trust on the Closing Date pursuant to the Agreement is set forth in the Prospectus under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

ACCOUNTS

     [The assets of the Trust will not include a Pre-Funding Account.] All other Accounts referred to under "Description of the Transfer and Servicing Agreements--Accounts" in the Prospectus, will be established by the Servicer and maintained with the Trustee in the name of the Trustee on behalf of the Certificateholders. The Reserve Fund will be established by the Servicer as a segregated account with the Collateral Agent on behalf of the Certificateholders.

SERVICING COMPENSATION

     The Servicer will be entitled to receive a fee (the "Servicing Fee") for each Collection Period in an amount equal to the product of one-twelfth of ___% per annum for as long as Mellon Bank, N.A. or an affiliate thereof is the Servicer, and ___% per annum if Mellon Bank, N.A. or an affiliate thereof is no longer the Servicer (the "Servicing Fee Rate") and the Pool Balance as of the first day of the Collection Period. The "Servicing Fee" will also include amounts to be paid to the Servicer as described in the Prospectus. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates (the "Total Servicing Fee"), will be paid from the Total Distribution Amount. The Total Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the Certificateholders. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus.

DISTRIBUTIONS ON CERTIFICATES

     DEPOSITS TO COLLECTION ACCOUNT. On or before the earlier of the eighth Business Day of the month in which a Distribution Date occurs and the fourth Business Day preceding such Distribution Date (the "Determination Date"), the Servicer will provide the Trustee with certain information with respect to the preceding Collection Period, including the amount of aggregate Collections on the Receivables, the aggregate amount of Liquidated Receivables, the Advances, if any, to be made by the Servicer of interest and principal due on the Actuarial Receivables, the amount, if any, to be withdrawn from the Payahead Account and deposited in the Collection Account, the amount, if any, to be withdrawn from the Reserve Fund and deposited in the Collection Account, the amount, if any, to be withdrawn from the Reserve Fund and paid to the Depositor, in each case, with respect to such Distribution Date and the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer, in each case with respect to such Distribution Date.

     On or before each Distribution Date, the Servicer will cause the Trustee to withdraw from the Payahead Account and (i) deposit into the Collection Account in immediately available funds, the portion of Payaheads constituting scheduled payments on Actuarial Receivables or that are to be applied to prepay Actuarial Receivables in full and (ii) distribute to the Depositor, in immediately available funds, all investment earnings on funds in the Payahead Account with respect to the preceding Collection Period. On or before each Distribution Date the Servicer will deposit any Advances for such Distribution Date into the Collection Account. On or before the Business Day preceding each Distribution Date, the Servicer will cause the Interest Collections and the Principal Collections for such Distribution Date to be deposited into the Collection Account.

     "Collections" for any Distribution Date will equal the sum of Interest Collections and Principal Collections for the related Distribution Date.

     "Interest Collections" for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method: (i) that portion of all collections on the Receivables allocable to interest in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from (the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case, in respect of the preceding Collection Period): (ii) all proceeds (other than any proceeds from any Dealer commission) of the liquidation of Liquidated Receivables, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon, which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, (iii) all Advances made by the Servicer of interest due on the Actuarial Receivables in respect of the preceding Collection Period; (iv) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during such Collection Period, to the extent attributable to accrued interest thereon; (v) all monies collected, from whatever source (other than any proceeds from any Dealer commission), in respect of Liquidated Receivables during any Collection Period following the Collection Period in which such Receivable was written off, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor ("Recoveries") and (vi) Investment Earnings for such Distribution Date; provided, however, that in calculating the Interest Collections, all payments and proceeds (including Liquidation Proceeds) of any Receivables (i) repurchased by the Seller or purchased by the Servicer, the Purchase Amount of which has been included in the Interest Collections on a prior Distribution Date and (ii) received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed Advances in accordance with the Agreement, shall all be excluded.

     "Principal Collections" for any Distribution Date will equal the sum of the following amounts with respect to any Distribution Date, computed, with respect to Simple Interest Receivables, in accordance with the simple interest method, and with respect to Actuarial Receivables, in accordance with the actuarial method: (i) that portion of all collections on the Receivables allocable to principal in respect of the preceding Collection Period (including, with respect to Actuarial Receivables, amounts withdrawn from the Payahead Account and allocable to interest and excluding amounts deposited into the Payahead Account and allocable to interest, in each case, in respect of the preceding Collection Period); (ii) Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during the preceding Collection Period in accordance with the Servicer's customary servicing procedures, with respect to such Liquidated Receivables; (iii) all Advances made by the Servicer or interest due on the Actuarial Receivables in respect to the preceding Collection Period; (iv) the Purchase Amount of each Receivable repurchased by the Seller or purchased by the Servicer during such Collection Period to the extent attributable to principal; and (v) partial prepayments on Receivables in respect of such Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premium, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause (i) above, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause (i) above; provided, however, that in calculating the Principal Collections, all payments and proceeds (including Liquidation Proceeds) of any Receivables (i) repurchased by the Seller or purchased by the Servicer the Purchase Amount of which has been included in the Principal Collections on a prior Distribution Date, and (ii) received on Actuarial Receivables and distributed to the Servicer, with respect to such Distribution Date, as reimbursement for any unreimbursed Advances in accordance with the Agreement, shall all be excluded.

     The "Principal Distribution Amount" for a Distribution Date shall be the sum of the following amounts with respect to the preceding Collection Period:
(i) (a) with respect to Simple Interest Receivables, that portion of all collections on the Receivable allocable to principal in respect of the preceding Collection Period and (b) with respect to Actuarial Receivables the sum of (x) the amount of all scheduled payments allocable to principal due during the preceding Collection Period and (y) the portion of all prepayments in full allocable to principal received during the preceding Collection Period, in the case of both (a) and (b) without regard to any extensions or modifications thereof effected alter the Cutoff Date, other than with respect to any extensions or modifications in connection with Cram Down Losses during such Collection Period; (ii) the principal balance of each Receivable that was repurchased by the Seller or purchased by the Servicer in each case during the preceding Collection Period (except to the extent included in (i) above); (iii) the principal balance of each Liquidated Receivable which became such during the preceding Collection Period (except to the extent included in (i) above); (iv) partial prepayments on Receivables in respect of the preceding Collection Period relating to refunds of extended service contracts, or of physical damage, credit life, credit accident or health insurance premium, disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause (i) above; and (v) the aggregate amount of Cram Down Losses during such Collection Period.

     Interest Collections and Principal Collections on any Distribution Date shall exclude all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in Collections in a prior Collection Period.

     MONTHLY WITHDRAWALS FROM THE COLLECTION ACCOUNT. On each Distribution Date, the Servicer shall instruct the Trustee to withdraw from the Collection Account and deposit in the Payahead Account in immediately available funds, the aggregate Payaheads collected during the preceding Collection Period. On each Distribution Date, the Servicer shall instruct the Trustee to make the following deposits and distributions, to the extent of Interest Collections (and, in the case of shortfalls occurring under clause (ii) below in the Class A Interest Distribution, the Class B Percentage of Principal Collections to the extent of such shortfalls):

     (i) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods (to the extent not retained by the Servicer as described under "--Net Deposits" below);

     (ii) to the Class A Distribution Account, after the application of clause
     (i), the Class A Interest Distribution; and

     (iii) to the Class B Distribution Account, after the application of clauses
     (i) and (ii), the Class B Interest Distribution.

     On each Distribution Date, the Servicer shall instruct the Trustee to make the following deposits and distributions, to the extent of Principal Collections and Interest Collections remaining after the application of clauses (i), (ii) and (iii) above:

     (iv) to the Class A Distribution Account, the Class A Principal
     Distribution;

     (v) to the Class B Distribution Account, after the application of clause
     (iv), the Class B Principal Distribution; and

     (vi) to the Reserve Fund, any amounts remaining after the application of clauses (i) through (v).

     To the extent necessary to satisfy the distributions described above, the Servicer shall instruct the Trustee to withdraw from the Reserve Fund and deposit in the Class A Distribution Account or the Class B Distribution Account as described below in the following order of priority on each Distribution Date:

     (i) an amount equal to the excess of the Class A Interest Distribution over the sum of Interest Collections and the Class B Percentage of Principal Collections will be deposited into the Class A Distribution Account:

     (ii) an amount equal to the excess of the Class B Interest Distribution over the portion of Interest Collections remaining after the distribution of the Class A Interest Distribution will be deposited into the Class B Distribution Account;

     (iii) an amount equal to the excess of the Class A Principal Distribution over the portion of Principal Collections and Interest Collections remaining after the distribution of the Class A Interest Distribution and the Class B Interest Distribution will be deposited into the Class A Distribution Account; and

     (iv) an amount equal to the excess of the Class B Principal Distribution over the portion of Principal Collections and Interest Collections remaining after the distribution of the Class A Interest Distribution, the Class B Interest Distribution and the Class A Principal Distribution will be deposited into the Class B Distribution Account.

     On each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A Certificateholders and all amounts on deposit in the Class B Distribution Account will be distributed to the Class B Certificateholders.

RELATED DEFINITIONS

     For purposes hereof, the following terms have the following meanings:

     "Collection Period" means, with respect to a Distribution Date, (i) in the case of the initial Distribution Date, the period from and including the Cutoff Date through and including _______ ___, ________ and (ii) thereafter, the calendar month preceding the related Distribution Date.

     "Cram Down Loss" means, with respect to a Receivable if a court of appropriate jurisdiction in a bankruptcy or insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to (i) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

     "Class A Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class A Pass-Through Rate.

     "Class A Interest Distribution" means, with respect to any Distribution Date, the sum of Class A Monthly Interest for such Distribution Date and the Class A Interest Carryover Shortfall for such Distribution Date.

     "Class A Monthly Interest" means, with respect to any Distribution Date, the product of (i) one-twelfth (or, in the case of the first Distribution Date a fraction, the numerator of which is equal to __ and the denominator of which is
360) of the Class A Pass-Through Rate and (ii) the Class A Principal Balance as of the Distribution Date occurring in the preceding Collection Period (after giving effect to any payments made on such Distribution Date) or, in the case of the first Distribution Date, the Original Class A Principal Balance.

     "Class A Monthly Principal" means, with respect to any Distribution Date, the Class A Percentage of the Principal Distribution Amount for such Distribution Date plus the Class A Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period.

     "Class A Principal Balance" equals the Original Class A Principal Balance, as reduced by all amounts allocable to principal on the Class A Certificates previously distributed to Class A Certificateholders.

     "Class A Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class A Monthly Principal for the preceding Distribution Date and any outstanding Class A Principal Carryover Shortfall on such preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on such preceding Distribution Date.

     "Class A Principal Distribution" means, with respect to any Distribution Date, the sum of Class A Monthly Principal for such Distribution Date and the Class A Principal Carryover Shortfall for such Distribution Date; provided, however, that the Class A Principal Distribution shall not exceed the Class A Principal Balance immediately prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the principal required to be deposited in the Class A Distribution Account will include the lesser of (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or (b) the portion of the amount required to be deposited under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Class A Distribution Account on such Distribution Date and allocable to principal) to reduce the Class A Principal Balance to zero.

     "Class B Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

     "Class B Interest Distribution" means, with respect to any Distribution Date, the sum of Class B Monthly Interest for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

     "Class B Monthly Interest" means, with respect to any Distribution Date, the product of (i) one-twelfth (or, in the case of the first Distribution Date a fraction, the numerator of which is equal to __ and the denominator of which is
360) of the Class B Pass-Through Rate and (ii) the Class B Principal Balance as of the Distribution Date occurring in the preceding Collection Period (after giving effect to any payments made on such Distribution Date) or, in the case of the first Distribution Date, the Original Class B Principal Balance.

     "Class B Monthly Principal" means, with respect to any Distribution Date, the Class B Percentage of the Principal Distribution Amount for such Distribution Date plus the Class B Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period.

     "Class B Principal Balance" equals the Original Class B Principal Balance, as reduced by all amounts allocable to principal on the Class B Certificates previously distributed to Class B Certificateholders.

     "Class B Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class B Monthly Principal for the preceding Distribution Date and any outstanding Class B Principal Carryover Shortfall on such preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on such preceding Distribution Date.

     "Class B Principal Distribution" means, with respect to any Distribution Date, the sum of Class B Monthly Principal for such Distribution Date and the Class B Principal Carryover Shortfall for such Distribution Date; provided, however, that the Class B Principal Distribution shall not exceed the Class B Principal Balance immediately prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Class B Certificateholders will include the lesser of (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or (b) the portion of the amount required to be deposited under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Class B Distribution Account on such Distribution Date and allocable to principal) to reduce the Class B Principal Balance to zero, and, in the case of clauses (a) and (b), remaining after any required distribution of the amount described in clause (a) to the Class A Distribution Account.

     "Liquidated Receivables" means, Receivables (i) which have been liquidated by the Servicer through the sale of the related Financed Vehicle, (ii) as to which all or a portion representing 10% or more of a scheduled payment due is 150 or more days delinquent or (iii) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

     The "Pool Balance" at any time will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments (other than Payaheads) received from Obligors, Purchase Amounts and Advances to be remitted by the Depositor, the Servicer and the Seller, as the case may be, all for such Collection Period, all losses realized on Receivables that became Liquidated Receivables during such Collection Period and all Cram Down Losses for such Collection Period.

     "Realized Losses" means, for any period, the excess of the principal balance of a Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

CREDIT ENHANCEMENT

     SUBORDINATION OF THE CLASS B CERTIFICATES. The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Class A Certificateholders limited protection against losses in respect of the Receivables.

     No interest distribution will be made to the Class B Certificateholders on any Distribution Date in respect of interest until the full amount of interest on the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders. No principal distribution will be made to the Class B Certificateholders on any Distribution Date in respect of principal until the full amount of interest on and principal of the Class A Certificates and interest on the Class B Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders and the Class B Certificateholders, respectively. Distributions of interest on the Class B Certificates, however, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Fund, will not be subordinated to the payment of principal of the Class A Certificates.

     RESERVE FUND. In the event of delinquencies or losses on the Receivables, the protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables, to the extent described above under "--Subordination of the Class B Certificates," prior to any distribution being made on a Distribution Date to the Class B Certificateholders, and to receive amounts on deposit in the Reserve Fund. Amounts on deposit in the Reserve Fund will also be generally available to cover shortfalls in required distributions to the Class B Certificateholders, in respect of interest, after payment of interest on the Class A Certificates and, in respect of principal, after payment of interest on and principal of the Class A Certificates and interest on the Class B Certificates. The Reserve Fund will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by the Collateral Agent for the benefit of the Certificateholders.

     Pursuant to the Agreement, the Reserve Fund will be created with an initial deposit by the Depositor on the Closing Date in the amount of $_______ (___% of the Initial Pool Balance) (the "Reserve Fund Initial Deposit"), and will be augmented on each Distribution Date by deposit therein of Collections remaining after distribution of the Servicing Fee and amounts to be paid to Class A Certificateholders and Class B Certificateholders as described above under "--Distributions on Certificates." Amounts on deposit in the Reserve Fund will be released to the Depositor on each Distribution Date to the extent that the amount on deposit in the Reserve Fund exceeds the Specified Reserve Balance. Upon any such release to the Depositor of amounts from the Reserve Fund, neither the Class A Certificateholders nor the Class B Certificateholders will have any further rights in, or claims to, such amounts.

     "Specified Reserve Balance" with respect to any Distribution Date generally means the greater of (a) ___% of the sum of the Class A Principal Balance and Class B Principal Balance on such Distribution Date (after giving effect to all distributions with respect to the Certificates to be made on such Distribution
Date), or (b) ___% of the sum of the Original Class A Principal Balance and Original Class B Principal Balance. In no circumstances will the Depositor be required to deposit any amounts in the Reserve Fund other than the Reserve Fund Initial Deposit to be made on the Closing Date.

     Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of the Certificateholders and may be invested in Eligible Investments. Any loss on such investment will be charged to the Reserve Fund. Any investment earnings (net of losses) will be paid to the Depositor.

     The time necessary for the Reserve Fund to reach and maintain the Specified Reserve Balance at any time after the date of issuance of the Certificates will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

     If on any Distribution Date the protection afforded the Class A Certificates by the Class B Certificates and by the Reserve Fund is exhausted, the Class A Certificateholders will directly bear the risks associated with ownership of the Receivables. If on any Distribution Date amounts on deposit in the Reserve Fund have been depleted, the protection afforded the Class B Certificates by the Reserve Fund will be exhausted and the Class B Certificateholders will directly bear the risks associated with ownership of the Receivables.

     None of the Class B Certificateholders, the Trustee, the Servicer, the Seller or the Depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Class A Certificateholders.

TERMINATION

     The Servicer will be permitted, at its option, in the event that the Pool Balance as of the first day of a Collection Period has declined to 5% or less of the Initial Pool Balance, to purchase from the Trust, on any Distribution Date occurring in a subsequent Collection Period, all remaining Receivables in the Trust at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest thereon at the applicable Pass-Through Rates. The exercise of this right will effect an early retirement of the Certificates. See "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus.

AUCTION SALE

     In the event of an Auction Sale, the Certificates will be redeemed at a redemption price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest thereon at the applicable Pass-Through Rates. See "Description of the Transfer and Servicing Agreements-Termination" in the Prospectus.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the execution and authentication of the Certificates), the Receivables or any related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account. The Trustee will not independently verify the Receivables. If no Event of Servicing Termination has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Agreement. The Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Servicing Termination unless a responsible officer of the Trustee obtains actual knowledge of such failure as specified in the Agreement.

     The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. No Class A Certificateholder or Class B Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder has given the Trustee written notice of default and unless, with respect to the Class A Certificates, the holders of Class A Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or, with respect to the Class B Certificates, the holders of Class B Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificates, have made a written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days has neglected or refused to institute any such proceedings.

THE TRUSTEE

     ___________________, a ___________________, will act as Trustee under the
Agreement. The Trustee, in its individual capacity or otherwise, and any of its affiliates, may hold Certificates in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee, acting jointly (or in some instances, the Trustee, acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and such co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such co-trustee or separate trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the Servicer will be obligated to appoint a successor trustee. However, any such resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The Agreement will provide that the Servicer will pay the Trustee's fees. The Agreement will also provide that the Trustee will be entitled to indemnification by the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith or negligence. Indemnification will be unavailable to the Trustee to the extent that any such loss, liability or expense results from a breach of any of the Trustee's representations or warranties set forth in the Agreement, and for any tax, other than those for which the Depositor or the Servicer is required to indemnify the Trustee.

     The Trustee's Corporate Trust Office is located at
_________________________. The Depositor, the Servicer, the Seller and their respective affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.


                         FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Stroock & Stroock & Lavan LLP, special tax counsel, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Accordingly, each Certificate Owner will be subject to federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of reasonable expenses paid by the Trust. Each Certificate Owner therefore must report on its federal income tax return the gross income from the portion of the assets of the Trust that is allocable to such Certificate and may deduct the portion of the expenses incurred or accrued by the Trust that is allocable to such Certificate, at the same time and to the same extent as such items would be reported by such Certificate Owner if it had purchased and held directly an interest in such assets and received or accrued directly its share of the payments with respect to such assets and incurred or accrued directly its share of expenses incurred or accrued by the Trust when those amounts are received, incurred or accrued by the Trust.

     If the Class B Certificate Owners receive distributions of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of their Certificates, it is believed that such Class B Certificate Owners would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the Class A Certificate Owners an amount equal to such Shortfall Amount, and (3) retained the right to reimbursement of such amounts from certain funds in the Reserve Account. Under this treatment, Class B Certificate Owners would be required to accrue as current income any interest, original issue discount income, or (to the extent paid on the Trust's assets) accrued market discount of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificate Owners, (2) a loss would only be allowed to the Class B Certificate Owners when their right to receive reimbursement of such Shortfall Amount became worthless, and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to a Class B Certificate Owner because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificate Owners on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificate Owners on the cash method of accounting by, in effect, placing them on the accrual method. All Class B Certificate Owners are encouraged to consult their tax advisors regarding the character and timing of loss deductions.

     Each Certificate Owner should see "Federal Income Tax Consequences" in the Prospectus for a more detailed discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Certificates.

                        STATE AND LOCAL TAX CONSEQUENCES

     The discussion above does not address the tax consequences of purchase, ownership or disposition of the Certificates under any state or local tax law. Investors are encouraged to consult their own tax advisors regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors: (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of Certificates includes plan assets by reason of a plan or account investing in such entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by
Section 4975 of the Code.

     An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity, unless certain exceptions apply. The Depositor believes that the Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation. As a result, the assets of the Trust may be considered the assets of any Plan which acquires a Certificate.

     The DOL has issued an individual exemption, Prohibited Transaction Exemption ("PTE") _________________________________________________________,
___________, Exemption Application No. D-_______________, to ___________ (the
"Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Exemption. The receivables covered by the Exemption include motor vehicle installment obligations such as the Receivables. The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the acquisition of the Class A Certificates by a Plan to be eligible for the exemptive relief thereunder:

     (1) the acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interest evidenced by other certificates of the Trust;

     (3) the Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any one of four rating entities;

     (4) the Trustee is not an affiliate of any other member of the "Restricted Group", which consists of the Underwriters, the Depositor, the Trustee, the Servicer, each subservicer, each insurer and any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust as of the date of initial issuance of the Class A Certificates, and any affiliate of such parties.

     (5) the sum of all payments made to and retained by the Underwriters in connection with the offering of the Class A Certificates represents not more than reasonable compensation for placing the Class A Certificates. The sum of all payments made to and retained by the Servicer represents not more than the reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

     (6) the Plan investing in the Class A Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission (the "Commission") under the Securities Act.

     Because the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, the second general condition set forth above is satisfied. It is a condition of the issuance of the Class A Certificates that they be rated in the highest rating category by a nationally recognized rating agency and thus the third general condition should be satisfied. The Depositor and the Servicer expect that the fourth general condition set forth above will be satisfied with respect to the Class A Certificates. A fiduciary of a Plan contemplating purchasing a Class A certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to the Class A Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or holding of the Class A Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(l) and (b)(2) and 407(a) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Class A Certificates in the initial issuance of Class A Certificates between the Depositor or the Underwriters and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Class A Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person.

     The Exemption also may provide relief from the restriction imposed by Sections 406(a) and 407(a) of ERISA and the taxes imposed by Section 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Class A Certificates.

     Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm (a) that the Class A Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific conditions set forth in
Section II of the Exemption and the other requirements set forth in the Exemption will be satisfied.

     Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan are encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     Because the Class B Certificates are subordinate interests, the Exemption will not be available for Class B Certificates. Accordingly, no Class B Certificate may be purchased by or otherwise transferred to a Plan other than an "insurance company general account" as defined in, and which complies with the provisions of, PTE 95-60 which may be deemed to be holding Plan assets. Furthermore, each purchaser of Class B Certificates will be deemed to have represented that it is not acquiring Class B Certificates, directly or indirectly, for or on behalf of a Plan other than an "insurance company general account" as defined in, and which complies with the provisions of, PTE 95-60. If Definitive Certificates are issued, each transferee of a Class B Certificate will be required to deliver to the Trustee a certificate to such effect. Any purchaser whose source of funds for the purchase of Class B Certificates includes such assets of an insurance company general account should itself confirm that all applicable requirements set forth in PTE 95-60 will be satisfied, particularly the requirement (set forth in Section IV(c) of PTE 95-60) that neither the insurance company nor an affiliate thereof will be a party in interest or disqualified person in connection with the purchase and holding of Class B Certificates or the servicing, management and operation of the Trust.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement relating to the Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to________ (the "Underwriter"), and the Underwriter has agreed to purchase, the Certificates, subject to the satisfaction of certain conditions precedent.

     The Depositor has been advised by the Underwriter that it proposes to offer the Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such prices less a concession of _____% per Class A Certificate and _____% per Class B Certificate; that the Underwriter and such dealers may allow a discount of _____% per Class A Certificate and _____% per Class B Certificate on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriter.

     The Depositor has agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof. In the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and, may, therefore, be unenforceable.

     The Trustee or the Collateral Agent, as applicable, may, from time to time, invest the funds in the Accounts in Eligible Investments acquired from the Underwriter.


                                  LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor by Carl Krasik, Esq., Associate General Counsel of Mellon Bank Corporation (the "Corporation"). Mr. Krasik is also a shareholder of the Corporation and one of its subsidiaries and holds options to purchase additional shares of the Corporation's Common Stock. Certain legal matters with respect to the Certificates will be passed upon for the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP also will pass upon the material federal income tax consequences related to the Certificates.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

SEC Registration Fee..............................        $295.00
Printing and Engraving............................        *
Trustee's Fees....................................        *
Legal Fees and Expenses...........................        *
Blue Sky Fees and Expenses........................        *
Accountant's Fees and Expenses                            *
Rating Agency Fees................................        *
Miscellaneous Fees and Expenses                           *

         Total Expenses...........................        *


-------------
*To be completed by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

ITEM 16.  EXHIBITS

1.1.     Form of Underwriting Agreement*
3.1.     Certificate of Incorporation of the Registrant*
3.2.     By-laws of the Registrant*
4.1.     Form of Pooling and Servicing Agreement*
4.2.     Form of Certificate (included as part of Exhibit 4.1)*
4.3      Form of Indenture*
4.4      Form of Trust Agreement*
5.1.     Opinion of Stroock & Stroock & Lavan LLP with respect to
         legality
8.1.     Opinion of Stroock & Stroock & Lavan LLP with respect to
         federal income tax matters (contained in Exhibit 5.1)
10.1     Form of Sale and Servicing Agreement*
23.1.    Consent of Stroock & Stroock & Lavan LLP (contained in
         Exhibit 5.1)
24.1. Powers of Attorney (included as part of signature page) 25.1 Statement of Eligibility and Qualification of Indenture Trustee (Form T-1)*
-------------------------

*To be filed by amendment.
ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (4) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To provide to the Underwriters at the closing specified in the underwriting agreements, securities in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

          (6) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (7) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (8) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in ________ on the _____ day of October 1998.

                                    MELLON AUTO RECEIVABLES CORPORATION


                                    By:  /S/ STEPHEN COBAIN
                                        Name:  Stephen Cobain
                                        Title: Chairman and President


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stephen Cobain, Jeffrey S. Gearhart and David
R. Lovejoy, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October __, 1998.

       SIGNATURE                                         Title

/S/  STEPHEN COBAIN                Chairman of the Board, President and Director
     Stephen Cobain                (principal executive officer)


/S/  JEFFREY S. GEARHART           Treasurer
     Jeffrey S. Gearhart           (principal financial and accounting officer)


/S/  DAVID R. LOVEJOY              Director
     David R. Lovejoy


/S/  PAUL H. DIMMICK               Director
     Paul H. Dimmick


/S/  PHILIP K. HAMM                Director
     Philip K. Hamm


/S/  WILLIAM R. BAIREL             Director
     William R. Bairel


/S/  WILLIAM E. NUMRICH            Director
     William E. Numrich

                                INDEX TO EXHIBITS

Exhibit
NUMBER                   EXHIBIT                                        PAGE

   1.1.                  Form of Underwriting Agreement*
   3.1.                  Certificate of Incorporation of the
                         Registrant*
   3.2.                  By-laws of the Registrant*
   4.1.                  Form of Pooling and Servicing Agreement*
   4.2. Form of Certificate (included as part of Exhibit 4.1)*
   4.3.                  Form of Indenture*
   4.4                   Form of Trust Agreement*
   5.1. Opinion of Stroock & Stroock & Lavan LLP with respect to legality
   8.1 Opinion of Stroock & Stroock & Lavan LLP with respect to federal income tax matters (contained in Exhibit 5.1)
   10.1                  Form of Sale and Servicing Agreement*
   23.1.                 Consent of Stroock & Stroock & Lavan LLP
                         (contained in Exhibit 5.1)
   24.1.                 Powers of Attorney (included as part of
                         signature page)
   25.1.                 Statement of Eligibility and
                         Qualification of Indenture Trustee (Form
                         T-1)*

---------------------


*To be filed by amendment.